As filed with the Securities and Exchange Commission on June 1, 2015

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

VAPOR CORP.

(Exact name of registrant as specified in its charter)

Delaware	2100	84-1070932
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

3001 Griffin Road

Dania Beach, Florida 33312

(888) 766-5351

(Address and telephone number of registrant’s principal executive offices)

Jeffrey Holman

Chief Executive Officer

Vapor Corp.

3001 Griffin Road

Dania Beach, Florida 33312

(888) 766-5351

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Brian S. Bernstein	Ralph V. De Martino
Michael D. Harris	Cavas S. Pavri
Nason, Yeager, Gerson, White & Lioce, P.A.	Schiff Hardin LLP
1645 Palm Beach Lakes Blvd., Suite 1200	901 K Street, NW Suite 700
West Palm Beach, Florida 33401	Washington, DC 20001
(561) 686-3307	(202) 778–6400

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ ] (Do not check if a smaller reporting company)	Smaller reporting company [X]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (2)
Units, each consisting of one share of Series A Convertible Preferred Stock, par value $0.001 per share, and Series A Warrants, each to purchase one share of Common Stock (3)	$24,000,000	$2,788.80
Series A Convertible Preferred Stock, par value $0.001 per share (4)
Shares of Common Stock underlying the Series A Convertible Preferred Stock (4)(5)
Series A Warrants, each to purchase one share of Common Stock (6)
Shares of Common Stock underling the Series A Warrants (3)	$48,000,000	$5,577.60
Representative’s Unit Purchase Option to purchase Units (6)
Units underlying the Unit Purchase Option	$1,500,000	$174.30
Series A Convertible Preferred Stock underlying Units underlying the Unit Purchase Option (4)
Shares of Common Stock underlying the Series A Convertible Preferred Stock underlying Units underlying the Unit Purchase Option (4)(5)
Series A Warrants underlying Units underlying the Unit Purchase Option (6)
Shares of Common Stock underlying the Series A Warrants underlying Units underlying the Unit Purchase Option (3)	$2,400,000	$278.88
Total Registration Fee	$75,900,000	$8,819.58

(1)	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933.

(2)	Calculated pursuant to Rule 457(o) based on an estimate of the proposed maximum aggregate offering price of the securities registered hereunder to be sold by the registrant.

(3)	Estimated pursuant to Rule 457(a) under the Securities Act.

(4)	No registration fee pursuant to Rule 457(i) under the Securities Act.

(5)	Pursuant to Rule 416 under the Securities Act, the shares of Common Stock registered hereby also include an indeterminate number of additional shares of Common Stock as may from time to time become issuable by reason of stock splits, stock dividends, recapitalizations or similar transactions.

(6)	No registration fee pursuant to Rule 457(g) under the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED JUNE 1, 2015

VAPOR CORP.

Up to       Units Consisting of

Shares of Series A Convertible Preferred Stock and

Series A Warrants, each to Purchase One Share of Common Stock

We are offering by this prospectus up to [_____] units, with each unit consisting of one share of our Series A Convertible Preferred Stock and [_____] Series A Warrants (the “Units”). The Units are being offered at a price of $[_____] per Unit. The Units, the Series A Convertible Preferred Stock and the Series A Warrants will not be certificated. The shares of Series A Convertible Preferred Stock and the Series A Warrants will automatically separate [_____] months after the date of this prospectus. However, the shares of Series A Convertible Preferred Stock and the Series A Warrants will separate prior to the expiration of the [________]-month period if at any time after 30 days from the date of this prospectus either (i) the closing price of our common stock is greater than $[_____] per share for [_____] consecutive trading days or (ii) Dawson James Securities, Inc., acting as a representative of the underwriters, informs us of its decision to allow earlier separate trading (such earlier date, the “Separation Trigger Date”). We refer to this separation prior to the [____]-month period as an Early Separation. In the event of Early Separation, the shares of Series A Convertible Preferred Stock and the Series A Warrants will become separable 15 days after the Separation Trigger Date.

Each share of Series A Convertible Preferred Stock will be convertible at the option of the holder into [_____] shares of common stock upon the separation of the Units. The Series A Warrants have an exercise price of $[_____] and are exercisable upon the separation of the Units. The Series A Warrants will expire on the fifth anniversary of the date of this prospectus. This prospectus also covers the shares of common stock issuable from time to time upon the exercise of the Series A Warrants or the conversion of the Series A Convertible Preferred Stock. This prospectus also covers the Units and underlying securities issuable upon exercise of the unit purchase option to be issued to the underwriters.

Our common stock is listed on the Nasdaq Capital Market under the symbol “VPCO.” On May 28, 2015, the last reported sales price of our common stock on the Nasdaq Capital Market was $0.40 per share. There is no market for our Units. We intend to apply for listing of the Units on the Nasdaq Capital Market under the trading symbol “VPCOU”. If this offering is completed, trading of the Units will not commence until the closing of the offering, which we expect to occur on [_____], 2015. We do not intend to list the Series A Convertible Preferred Stock or the Series A Warrants on the Nasdaq Capital Market, any other national securities exchange or any other nationally recognized trading system.

Before investing in our Units, common stock and warrants exercisable for common stock, you should carefully read the discussion of “Risk Factors” beginning on page 5. Any investment in our company is highly speculative and could result in the loss of your entire investment. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Unit	Total
Public offering price
Underwriting commissions (1)
Offering proceeds to us, before expenses

(1)	Does not include other compensation payable to Dawson James Securities, Inc., the representative of the underwriters. See “Underwriting.”

The underwriters are selling the Units in this offering on a “best efforts” basis. The underwriters are not required to sell any specific number or dollar amount of Units, but will use their best efforts to sell the securities offered. Because this is a best efforts offering, the underwriters do not have an obligation to purchase any securities, and, as a result, there is a possibility that we may not receive any proceeds from the offering.

The underwriters expect to deliver the securities to investors upon payment approximately three business days following acceptance of an order.

This offering shall terminate upon the earlier of [ _____________], 2015 or the receipt of a notice of termination from the underwriters.

Dawson James Securities, Inc.

The date of this prospectus is [_____], 2015.

We have not authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give to you. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of our common stock.

Unless the context requires otherwise references to “Vapor”, the “Company,” “we,” “us” or “our” refer to Vapor Corp., a Delaware corporation. When we refer to “Smoke Anywhere” we are referring to Smoke Anywhere USA, Inc., our wholly-owned subsidiary. When we refer to Vaporin, we are referring to Vaporin, Inc., a company we merged with in March 2015.

ii

PROSPECTUS SUMMARY

The following information is a summary of the prospectus and it does not contain all of the information you should consider before investing in our securities. You should read the entire prospectus carefully, including the “Risk Factors” section and our financial statements and the notes relating to the financial statements, before making an investment decision.

Our Company

We operate 10 Florida-based vape stores and are focusing on expanding the number of Company operated stores as well as launching a franchise program. We also design, market, and distribute vaporizers, e-liquids, electronic cigarettes and accessories under the emagine vaporTM, Krave®, Fifty-One® (also known as Smoke 51), VaporX®, Hookah Stix® and Alternacig® brands. We also design and develop private label brands for our distribution customers. Third party manufacturers manufacture our products to meet our design specifications. We market our products as alternatives to traditional tobacco cigarettes and cigars. In 2014, as a response to market product demand changes, Vapor began to shift its primary focus from electronic cigarettes to vaporizers. “Vaporizers” and “electronic cigarettes,” or “e-cigarettes,” are battery-powered products that enable users to inhale nicotine vapor without smoke, tar, ash, or carbon monoxide.

We offer our vaporizers and e-cigarettes and related products through our Vape Stores, online, to retail channels through our direct sales force, and through third party wholesalers, retailers and value-added resellers. Retailers of our products include small-box discount retailers, big-box retailers, gas stations, drug stores, convenience stores, and tobacco shops and kiosk locations in shopping malls throughout the United States. Vapor leverages its ability to design, market and develop multiple vaporizer and e-cigarette brands and to bring those brands to market through its multiple distribution channels including the vape stores, online and through retail operations operated by third parties. The Company’s business strategy is currently focused on a multi-pronged approach to diversify our revenue streams to include the Vape Store brick-and-mortar retail locations which Vaporin had successfully deployed.

Our Corporate Information

The Company was originally incorporated under the name Consolidated Mining International, Inc. in 1985. On November 5, 2009, the Company acquired Smoke Anywhere a distributor of electronic cigarettes, in a reverse triangular merger. On January 7, 2010, the Company changed its name to Vapor Corp. The Company reincorporated in the State of Delaware from the State of Nevada effective on December 31, 2013. On March 3, 2015, the Company merged with Vaporin and was the surviving and controlling entity.

Our executive offices are located at 3001 Griffin Road, Dania Beach, Florida 33312, and our telephone number is (888) 766-5351. Our website is located at www.vapor-corp.com. The information contained on, or that can be accessed through, our website is not incorporated by reference in this prospectus and should not be considered a part of this prospectus.

1

THE OFFERING

$ per Unit.	$[____] per Unit.

Securities we are offering; Separation of the Units	Up to [___] Units. Each Unit consists of one share of Series A Convertible Preferred Stock, convertible into [___] shares of common stock and [___] Series A Warrants each exercisable for one share of common stock. The Series A Convertible Preferred Stock and Series A Warrants offered hereby are issued together and will become separable upon the earlier of (i) [___] months after the date of this prospectus, or (ii) 15 days after the Separation Trigger Date in the event of Early Separation. A Separation Trigger Date will occur at any time after 30 days from the date of this prospectus if either (i) the closing price of our common stock is greater than $[_____] per share for [_____] consecutive trading days or (b) Dawson James Securities, Inc., acting as a representative of the underwriters, informs us of its decision to allow earlier separate trading. We are also registering the shares of common stock issuable upon conversion of the Series A Convertible Preferred Stock and the exercise of the Series A Warrants.

Series A Convertible Preferred Stock we are offering	Each share of Series A Convertible Preferred Stock will be convertible into [___] shares of common stock upon the separation of the Units. For additional information, see “Description of Capital Stock—Preferred Stock Included in the Units Offered Hereby” on page 56 of this prospectus.

Series A Warrants we are offering	Each Series A Warrant is exercisable for one share of common stock. The Series A Warrants have an exercise price of $[___] and are exercisable upon the separation of the Units. The Series A Warrants will expire on the fifth anniversary of the date of this prospectus. For additional information, see “Description of Capital Stock—Warrants Included in the Units Offered Hereby” on page 57 of this prospectus.

Best Efforts	The underwriters are selling the Units offered in this prospectus on a “best efforts” basis and are not required to sell any specific number or dollar amount of the Units offered by this prospectus, but will use their best efforts to sell the Units.

Common stock outstanding before this offering	[_______] shares

Common stock to be outstanding immediately after this offering	[_______], which assumes no conversion of the Series A Convertible Preferred Stock or exercise of the Series A Warrants.

Use of proceeds

Assuming we complete the maximum offering, we estimate that the net proceeds from this offering will be approximately $[_______] million, at a public offering price of $[_______] per Unit, after deducting the underwriting commissions and estimated offering expenses payable by us. Since this is a “best efforts” offering, there is no assurance that any Units will be sold, and therefore no assurance that there will be any proceeds. We intend to use the net proceeds from this offering as follows:

(i) approximately $[_____] to repay indebtedness;

(ii) approximately $[_______] million to acquire and/or build Vape Stores;

(iii) approximately $[_______] million in sales and marketing expenses; and

(iv) the remaining proceeds, if any, will be used for general corporate purposes, including working capital. See “Use of Proceeds” for a more complete description of the intended use of proceeds from this offering.

Risk Factors	Investing in our securities involves substantial risks. You should read the “Risk Factors” section starting on page 5 for a discussion of factors to consider carefully before deciding to invest in our securities.

Nasdaq Capital Market symbol for our common stock	VPCO

Proposed Nasdaq Capital Market symbol for our Units	We intend to apply for listing of the Units on the Nasdaq Capital Market under the symbol “VPCOU”. No assurance can be given that such listing will be approved or that a trading market will develop.

2

The number of shares of our common stock outstanding before and after this offering, as set forth in the table above, is based on 33,635,758 shares outstanding as of March 31, 2015 and excludes as of that date:

●	1,242,834 shares of common stock issuable upon the exercise of outstanding stock options;

●	4,209,906 shares of common stock issuable upon the full exercise of previously issued warrants to purchase shares of common stock;

●	1,890,237 shares of common stock issuable upon the delivery of fully vested restricted stock units;

●	up to [___] shares of our common stock underlying the unit purchase option to be issued to the representative of the underwriters in connection with this offering;

●	1,793,409 shares of our common stock underlying outstanding convertible notes;

●	[___] shares of common stock issuable upon exercise of the warrants issued to the public in connection with this offering (assuming the warrants are not exercised on a cashless basis as described in “Description of Capital Stock – Warrant Included in the Units Offered Hereby”); and

●	a total of [_________] shares of common stock which were issuable but have not been issued as of the date of this prospectus.

Unless otherwise indicated, all information in this prospectus:

●	assumes 33,635,758 shares of our common stock outstanding immediately prior to the closing of this offering;

●	assumes no exercise of the representative’s unit purchase option; and

●	assumes no exercise of any outstanding options or warrants to purchase common stock.

SUMMARY FINANCIAL DATA

The summary financial data set forth below should be read in conjunction with our financial statements and the related notes, “Selected Financial Data” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this prospectus.

3

We derived the statement of operations data for the fiscal years ended December 31, 2014 and 2013 and balance sheet data as of December 31, 2014 and 2013 from our audited consolidated financial statements appearing elsewhere in this prospectus. We derived the statement of operations data for the three months ended March 31, 2015 and 2014 and balance sheet data as of March 31, 2015 from our unaudited condensed consolidated financial statements appearing elsewhere in this prospectus.

	Years Ended December 31,		Three Months Ended March 31,
	2014	2013	2015	2014
			(unaudited)

Statement of Operations Data:
Sales, Net	$15,279,859	$25,990,228	$1,468,621	$4,792,544
Cost of Goods Sold	14,297,254	16,300,333	1,651,110	3,831,928

Gross (Loss) Profit	782,605	9,689,895	(182,489)	960,616
Operating expenses:
Selling, general and administrative	11,126,759	6,464,969	3,243,189	2,769,726
Advertising	2,374,329	2,264,807	105,177	367,615

Total operating expenses	13,501,088	8,729,776	3,348,366	3,137,341

Operating (loss) income	(12,718,483)	960,119	(3,530,855)	(2,176,725)

Other expense
Induced conversion expense	-	(299,577)	-	-
Amortization of deferred financing costs	(17,458)	-	(34,917)	-
Change in fair value of derivative liabilities	-	-	(37,965)	-
Interest expense	(348,975)	(383,981)	(378,775)	(28,434)
Interest income	-	-	1,316	-

Total other expenses	(366,433)	(683,558)	(450,341)	(28,434)

(LOSS) INCOME BEFORE INCOME TAX (EXPENSE) BENEFIT	(13,084,916)	276,561	(3,981,196)	(2,205,159)
Income tax (expense) benefit	(767,333)	524,791	-	752,400

NET (LOSS) INCOME	$(13,852,249)	$801,352	$(3,981,196)	$(1,452,759

BASIC (LOSS) EARNINGS PER COMMON SHARE	$(0.84)	$0.06	$(0.18)	$(0.09)

DILUTED (LOSS) EARNINGS PER COMMON SHARE	$(0.84)	$0.06	$(0.18)	$(0.09)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING – BASIC	16,415,152	12,818,487	22,474,273	16,267,750

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING – DILUTED	16,415,152	13,186,365	22,474,273	16,267,750

4

	As of December 31,		As of
	2014	2013	March 31, 2015
			(unaudited)
Balance Sheet Data:
Cash	$471,194	$6,570,215	$1,911,199
Working capital (deficit)	127,874	11,657,615	(811,970)
Intangibles assets, net of accumulated depreciation	-	-	2,058,423
Goodwill	-	-	15,654,484
Total assets	4,928,483	13,962,375	24,052,575
Senior convertible notes payable – related parties, net of debt discount	156,250	-	468,750
Convertible notes, net of debt discount	-	-	517,579
Notes payable – related party	-	-	1,000,000
Term Loan	750,000	478,847	523,727
Total stockholders’ equity	$811,810	$11,751,584	$17,519,578

RISK FACTORS

An investment in our securities involves a high degree of risk. Before you invest in our securities, you should give careful consideration to the following risk factors, in addition to the other information included in this prospectus, including our financial statements and related notes, before deciding whether to invest in our securities. The occurrence of any of the adverse developments described in the following risk factors could materially and adversely harm our business, financial condition, results of operations or prospects. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment.

Our ability to continue as a going concern is in substantial doubt absent obtaining adequate new debt or equity financing, successful completion of this offering or generating sufficient revenue from operations.

Our liquidity and capital resources have decreased significantly as a result of our net operating losses. Although we completed a Private Placement and received net proceeds of $2,941,960 on March 4, 2015 and have taken other actions to manage our cash on hand and working capital and to increase cash flows from operating and financing activities, there is no assurance we will have sufficient liquidity and capital resources to fund our business. As of March 31, 2015, we had negative working capital of approximately $(811,970) compared to $127,874 at December 31, 2014, a decrease of approximately $940,000. Our consolidated financial statements for the year ended December 31, 2014 indicate there is substantial doubt about our ability to continue as a going concern as we require additional equity and/or debt financing to continue our operations. As of the date of this prospectus, we believe we have enough cash on hand to fund our operations for [__] months. We are seeking immediate financing pending completion of this offering and have entered into a non-binding term sheet with a prospective investor to issue up to $1,000,000 of 5% original issuance discount notes, convertible at $0.50 per share. As a result of certain rights provided to prior investors, any such financing and this offering will result in the issuance of a significant number of shares which will materially dilute investors. We cannot assure you that we will raise any money in the contemplated offering or bridge financing.

Because we do not have the authorized common stock to complete this offering, we are seeking shareholder approval to increase our authorized capital at the Company’s 2015 Annual Shareholders Meeting. If the Company’s shareholders do not approve this proposal (or the proposal to effectuate a reverse stock split), this offering cannot be completed and we will be unable to fund our operations.

The underwriters are offering the Units on a “best efforts” basis. The underwriters are not required to sell any specific number or dollar amount of Units, but will use their best efforts to sell the Units. As a “best efforts” offering, there can be no assurance that the offering contemplated hereby will ultimately be consummated or will result in any proceeds being made to us. The success of this offering will impact our ability to finance operations over the next 12 months. If no Units are sold in this offering, or if we sell only a minimum number of Units yielding insufficient gross proceeds, we may be unable to successfully fund our operations, or execute on our business plan. This would result in a material adverse effect on our business, prospects, financial condition, and results of operations.

5

We have incurred losses in the past and cannot assure you that we will achieve or maintain profitable operations.

As of March 31, 2015, we had an accumulated deficit of approximately $19.2 million. Our accumulated deficit is primarily due to, among other reasons, the establishment of our business infrastructure and operations, stock-based compensation expenses and increases in our marketing expenditures. Additionally, Vapor did not anticipate the shift from e-cigarettes which caused in part the large losses beginning in 2014. For the three months ended March 31, 2015 and 2014, we had net losses of $3,981,196 and $1,452,759, respectively. For the year ended December 31, 2014, we had a net loss of $13,852,249 compared to net income of $801,352 for the year ended December 31, 2013. Unless we sell at least [____] Units in this offering, there is no assurance we will have sufficient liquidity and capital resources available to fund our business. Our liquidity and capital resources have decreased significantly as a result of the net operating losses we incurred during the year ended December 31, 2014. We cannot assure you that we will be able to generate operating profits in the future on a sustainable basis or at all as we continue to expand our infrastructure, open additional retail stores, further develop our marketing efforts and otherwise implement our growth initiatives. Working capital limitations continue to impinge on our day-to-day operations, thus contributing to continued operating losses.

Because of changes in our industry, it is difficult to accurately predict our future sales and appropriately budget our expenses.

We acquired Smoke Anywhere, a distributor of electronic cigarettes, in November 2009 and Vaporin in March 2015. Smoke Anywhere commenced its business in 2008 and Vaporin commenced its operations in 2013. Because our industry is still evolving, it is difficult to accurately predict our future sales and appropriately budget our expenses. Additionally, our operations will be subject to risks inherent in the establishment of a developing new business as well as a new business model of deploying new vape stores, including, among other things, efficiently deploying our capital, costs or difficulties relating to the integration of the merger with Vaporin, developing our products, opening retail stores, developing and implementing our marketing campaigns and strategies and developing brand awareness and acceptance of our products. Our ability to generate future sales will be dependent on a number of factors, many of which are beyond our control, including the pricing of competing products, overall demand for our products, changes in consumer preferences, market competition and government regulation. Assuming we are successful in raising funds in this offering, we will expand our Vape Stores and marketing and advertising campaigns and operational expenditures in anticipation of future sales growth. If our sales do not increase as anticipated, we could incur significant losses due to our higher infrastructure expense levels if we are not able to decrease our advertising and operating expenses in a timely manner to offset any shortfall in future sales.

The potential regulation of vaporizers and electronic cigarettes by the United States Food and Drug Administration may materially adversely affect our business.

On April 24, 2014, the United States Food and Drug Administration, or the FDA, released proposed rules that would extend its regulatory authority to vaporizers, electronic cigarettes and certain other tobacco products under the Family Smoking Prevention and Tobacco Control Act of 2009, or the Tobacco Control Act. In using electronic cigarettes in these risk factors, we include vaporizers, unless otherwise clear from the context. We note that the proposed rules would require that electronic cigarette manufacturers (i) register with the FDA and report electronic cigarette product and ingredient listings; (ii) market new electronic cigarette products only after FDA review; (iii) only make direct and implied claims of reduced risk if the FDA confirms that scientific evidence supports the claim and that marketing the electronic cigarette product will benefit public health as a whole; (iv) not distribute free samples; (v) implement minimum age and identification restrictions to prevent sales to individuals under age 18; (vi) include a health warning; and (vii) not sell electronic cigarettes in vending machines, unless in a facility that never admits youth. It is not known how long this regulatory process to finalize and implement the rules may take. Accordingly, although we cannot predict the content of any final rules from the proposed rules or the impact they may have, we believe that if the final rules enacted are materially more stringent then the proposed rules they could have a material adverse effect on our business, financial conditions and results of operations.

For a description of risks related to other government regulations, please see “Risks Related to Government Regulation” in this Section.

6

The recent development of electronic cigarettes has not allowed the medical profession to study the long-term health effects of electronic cigarette use.

Because electronic cigarettes were recently developed the medical profession has not had a sufficient period of time to study the long-term health effects of electronic cigarette use. Currently, therefore, there is no way of knowing whether or not electronic cigarettes are safe for their intended use. If the medical profession were to determine conclusively that electronic cigarette usage poses long-term health risks, electronic cigarette usage could decline, which could have a material adverse effect on our business, results of operations and financial condition.

Our business, results of operations and financial condition could be adversely affected if we are taxed like other tobacco products or if we are required to collect and remit sales tax on certain of our Internet sales.

Presently the sale of electronic cigarettes is not subject to federal, state and local excise taxes like the sale of conventional cigarettes or other tobacco products, all of which have faced significant increases in the amount of taxes collected on their sales. Should federal, state and local governments and or other taxing authorities impose excise taxes similar to those levied against conventional cigarettes and tobacco products on our products, it may have a material adverse effect on the demand for our products, as consumers may be unwilling to pay the increased costs for our products.

We may be unable to establish the systems and processes needed to track and submit the excise and sales taxes we collect through Internet sales, which would limit our ability to market our products through our websites which would have a material adverse effect on our business, results of operations and financial condition. A number of states including New York, North Carolina, Texas and California have begun collecting sales taxes on Internet sales where companies have used independent contractors in those states to solicit sales from residents of that state. The requirement to collect, track and remit sales taxes based on independent affiliate sales may require us to increase our prices, which may affect demand for our products or conversely reduce our net profit margin, either of which would have a material adverse effect on our business, results of operations and financial condition.

The market for electronic cigarettes is a niche market, subject to a great deal of uncertainty and is still evolving.

Vaporizers and electronic cigarettes, having recently been introduced to market, are at an early stage of development, represent a niche market and are evolving rapidly and are characterized by an increasing number of market entrants. Our future sales and any future profits are substantially dependent upon the widespread acceptance and use of electronic cigarettes. Rapid growth in the use of, and interest in, electronic cigarettes is recent, and may not continue on a lasting basis. The demand and market acceptance for these products is subject to a high level of uncertainty. Therefore, we are subject to all of the business risks associated with a new enterprise in a niche market, including risks of unforeseen capital requirements, failure of widespread market acceptance of electronic cigarettes, in general or, specifically our products, failure to establish business relationships and competitive disadvantages as against larger and more established competitors.

7

Because we face intense competition from big tobacco companies and other competitors, and our failure to compete effectively could have a material adverse effect on our business, results of operations and financial condition.

Competition in the electronic cigarette industry is intense. The nature of our competitors is varied as the market is highly fragmented and the barriers to entry into the business are low.

We compete primarily on the basis of product quality, brand recognition, brand loyalty, service, marketing, advertising and price. We are subject to highly competitive conditions in all aspects of our business. The competitive environment and our competitive position can be significantly influenced by weak economic conditions, erosion of consumer confidence, competitors’ introduction of low-priced products or innovative products, cigarette excise taxes, higher absolute prices and larger gaps between price categories, and product regulation that diminishes the ability to differentiate tobacco products.

Our principal competitors are “big tobacco”, U.S. cigarette manufacturers of both conventional tobacco cigarettes and electronic cigarettes like Altria Group, Inc., Lorillard, Inc. and Reynolds American Inc. We compete against “big tobacco” who offers not only conventional tobacco cigarettes and electronic cigarettes but also smokeless tobacco products such as “snus” (a form of moist ground smokeless tobacco that is usually sold in sachet form that resembles small tea bags), chewing tobacco and snuff. Furthermore, we believe that “big tobacco” will devote more attention and resources to developing and offering electronic cigarettes (including vaporizers) as the market grows. Because of their well-established sales and distribution channels, marketing expertise and significant financial and marketing resources, “big tobacco” is better positioned than small competitors like us to capture a larger share of the electronic cigarette market. We also compete against numerous other smaller manufacturers or importers of cigarettes. There can be no assurance that we will be able to compete successfully against any of our competitors, some of whom have far greater resources, capital, experience, market penetration, sales and distribution channels than us. If our major competitors were, for example, to significantly increase the level of price discounts offered to consumers, we could respond by offering price discounts, which could have a materially adverse effect on our business, results of operations and financial condition.

Sales of conventional tobacco cigarettes have been declining, which could have a material adverse effect on our business.

The overall U.S. market for conventional tobacco cigarettes has generally been declining in terms of volume of sales, as a result of restrictions on advertising and promotions, funding of smoking prevention campaigns, increases in regulation and excise taxes, a decline in the social acceptability of smoking, and other factors, and such sales are expected to continue to decline. In September 2014, CVS, a leading national drug store chain ceased selling tobacco products. If other national drug store chains also decide to cease selling tobacco products, cigarette sales could decline further. While the sales of vaporizers have been increasing over the last several years, the vaporizer and electronic cigarettes market is only developing and is a fraction of the size of the conventional tobacco cigarette market. A continual decline in cigarette sales may adversely affect the growth of the vaporizer and electronic cigarette market, which could have a material adverse effect on our business, results of operations and financial condition.

8

If we are subject to further intellectual property litigation or if the present suit becomes actively litigated, we may incur substantial additional costs which will adversely affect our results of operations.

The cost to prosecute infringements of our intellectual property or the cost to defend our products against patent infringement or other intellectual property litigation by other could be substantial. We cannot assure you that:

●	pending and future patent applications will result in issued patents;

●	patents we own or which are licensed by us will not be challenged by competitors;

●	the patents will be found to be valid or sufficiently broad to protect our technology or provide us with a competitive advantage; and

●	we will be successful in defending against current and future patent infringement claims asserted against our products as described in the next risk factor.

Both the patent application process and the process of managing patent disputes can be time consuming and expensive. In addition, changes in the U.S. patent laws could prevent or limit us from filing patent applications or patent claims to protect our products and/or technologies or limit the exclusivity periods that are available to patent holders. In September 2011, the Leahy-Smith America Invents Act, or the Leahy-Smith Act, was signed into law and includes a number of significant changes to U.S. patent law, including the transaction from a “first-to-invent’ system to a “first-to-file” system and changes to the way issued patents are challenged. These changes may favor larger and more established companies that have more resources than we do to devote to patent application filing and prosecution. The U.S. Patent and Trademark Office issued new Regulations effective March 16, 2013 to administer the Leahy-Smith Act. Accordingly, it is not clear what, if any, impact the Leahy-Smith Act will ultimately have on the cost of prosecuting our patent applications, our ability to obtain patents based on our discoveries and our ability to enforce or defend our issued patents. However, it is possible that in order to adequately protect our patents under the “first-to-file” system, we will have to allocate significant additional resources to the establishment and maintenance of a new patent application process designed to be more streamlined and competitive in the context of the new “first-to-file” system, which would divert valuable resources from other areas of our business. In addition to pursuing patents on our technology, we have taken steps to protect our intellectual property and proprietary technology by entering into confidentiality agreements and intellectual property assignment agreements with our employees, consultants, and corporate partners. Such agreements may not be enforceable or may not provide meaningful protection for our trade secrets or other proprietary information in the event of unauthorized use or disclosure or other breaches of the agreements, and we may not be able to prevent such unauthorized disclosure. Monitoring unauthorized disclosure is difficult, and we do not know whether the steps we have taken to prevent such disclosure are, or will be, adequate.

If a third party asserts that we are infringing on its intellectual property, whether successful or not, it could subject us to costly and time-consuming litigation or require us to obtain expensive licenses, and our business may be adversely affected.

Although we have filed patent applications, we do not own any patents relating to our vaporizers and electronic cigarettes. The vaporizer and electronic cigarette industry is nascent and third parties may claim patent rights over one or more types of vaporizers and electronic cigarettes. For example, Ruyan Investment (Holdings) Limited, which we refer to as “Ruyan”, a Chinese company, has made certain public claims as to their ownership of patents relating to our products and has filed a number of separate lawsuits against us. We and Ruyan settled the first lawsuit, and another lawsuit has been stayed along with other patent infringement lawsuits filed by Ruyan against other defendants pending the results of an inter parties reexamination requested by one of the defendants in the other lawsuits. Additionally, in 2014, Ruyan filed three separate lawsuits against the Company alleging that we infringed on their patents. These three complaints were consolidated and the trial is currently scheduled for November 2015. For a description of Ruyan’s lawsuits against us, please see the section titled “Legal Proceedings” contained in this prospectus. We currently purchase our products from Chinese manufacturers other than Ruyan.

9

Ruyan’s lawsuits as well as any other third party lawsuits alleging our infringement of patents, trade secrets or other intellectual property rights could cause us to do one or more of the following:

●	stop selling products or using technology that contains the allegedly infringing intellectual property;

●	incur significant legal expenses;

●	cause our management to divert substantial time to our defenses;

●	pay substantial damages to the party whose intellectual property rights we may be found to be infringing;

●	we may also be obligated to indemnify distributors and customers;

●	redesign those products that contain the allegedly infringing intellectual property; or

●	attempt to obtain a license to the relevant intellectual property from third parties, which may not be available to us on reasonable terms or at all.

Third party lawsuits alleging our infringement of patents, trade secrets or other intellectual property rights could have a material adverse effect on our business, results of operations and financial condition.

If we cannot protect our intellectual property rights, we may be unable to compete with competitors developing similar technologies.

We believe that patents, trademarks, trade secrets and other intellectual property we use and are developing are important to sustaining and growing our business. We utilize third party manufacturers to manufacture our products in China, where the validity, enforceability and scope of protection available under intellectual property laws are uncertain and still evolving. Implementation and enforcement of Chinese intellectual property-related laws have historically been deficient, ineffective and hampered by corruption and local protectionism. Accordingly, we may not be able to adequately protect our intellectual property in China, which could have a material adverse effect on our business, results of operations and financial condition. Furthermore, policing unauthorized use of our intellectual property in China and elsewhere is difficult and expensive, and we may need to resort to litigation to enforce or defend our intellectual property or to determine the enforceability, scope and validity of our proprietary rights or those of others. Such litigation and an adverse determination in any such litigation, if any, could result in substantial costs and diversion of resources and management attention, which could harm our business and competitive position.

If vaporizers continue to face intense media attention and public pressure, our operations may be adversely affected.

Since the introduction of electronic cigarettes and vaporizers, certain members of the media, politicians, government regulators and advocate groups, including independent medical physicians, have called for an outright ban of all electronic cigarettes and vaporizers, pending regulatory review and a demonstration of safety. A partial or outright ban would have a material adverse effect on our business, results of operations and financial condition and we may have to shut down our operations in the locations implemented any such ban.

If we fail to retain our key personnel, we may not be able to achieve our anticipated level of growth and our business could suffer.

Our future depends, in part, on our ability to attract and retain key personnel and the continued contributions of our executive officers, each of whom may be difficult to replace. In particular, Jeffrey Holman, our Chief Executive Officer, Gregory Brauser, our President, and James Martin, our Chief Financial Officer, are important to the management of our business and operations and the development of our strategic direction. The loss of the services of any of these officers and the process to replace any key personnel would involve significant time and expense and may significantly delay or prevent the achievement of our business objectives.

10

We may experience product liability claims in our business, which could adversely affect our business.

The tobacco industry in general has historically been subject to frequent product liability claims. As a result, we may experience product liability claims from the marketing and sale of electronic cigarettes. Any product liability claim brought against us, with or without merit, could result in:

●	liabilities that substantially exceed our product liability insurance, which we would then be required to pay from other sources, if available;

●	an increase of our product liability insurance rates or the inability to maintain insurance coverage in the future on acceptable terms, or at all;

●	damage to our reputation and the reputation of our products, resulting in lower sales;

●	regulatory investigations that could require costly recalls or product modifications;

●	litigation costs; and

●	the diversion of management’s attention from managing our business.

Any one or more of the foregoing could have a material adverse effect on our business, results of operations and financial condition.

If we experience product recalls, we may incur significant and unexpected costs and our business reputation could be adversely affected.

We may be exposed to product recalls and adverse public relations if our products are alleged to cause illness or injury, or if we are alleged to have violated governmental regulations. A product recall could result in substantial and unexpected expenditures and could harm our reputation, which could have a material adverse effect on our business, results of operations and financial condition. In addition, a product recall may require significant management time and attention and may adversely impact on the value of our brands. Product recalls may lead to greater scrutiny by federal or state regulatory agencies and increased litigation, which could have a material adverse effect on our business, results of operations and financial condition.

If we experience a high amount of product exchanges, returns and warranty claims, our business will be adversely affected.

If we are unable to maintain an acceptable degree of quality control of our products, we will incur costs associated with the exchange and return of our products as well as servicing our customers for warranty claims. In addition, customers may require us to take back unsold products which we may be unable to resell. Any of the foregoing on a significant scale may have a material adverse effect on our business, results of operations and financial condition.

11

If the economy declines, we may adversely affect the demand for our products.

Vaporizers and electronic cigarettes may be regarded by users as a novelty item and expendable as such demand for our products may be extra sensitive to economic conditions. When economic conditions are prosperous, discretionary spending typically increases; conversely, when economic conditions are unfavorable, discretionary spending often declines. Any significant decline in economic conditions that affects consumer spending could have a material adverse effect on our business, results of operations and financial condition.

Generating foreign sales will result in additional costs and expenses and may expose us to a variety of risks.

Generating sales of our products foreign jurisdictions will require us to incur additional costs and expenses. Furthermore, our entry into foreign jurisdictions may expose us to various risks, which differ in each jurisdiction, and any of such risks may have a material adverse effect on our business, financial condition and results of operations. Such risks include the degree of competition, fluctuations in currency exchange rates, difficulty and costs relating to compliance with different commercial, legal, regulatory and tax regimes and political and economic instability.

Our future growth and profitability will depend in large part upon the effectiveness of our marketing and advertising expenditures.

Our future growth and profitability will depend in large part upon our media performance, including our ability to:

●	create greater awareness of our products and stores;

●	identify the most effective and efficient level of spending in each market and specific media vehicle;

●	determine the appropriate creative message and media mix for advertising, marketing, and promotional expenditures; and

●	effectively manage marketing costs (including creative and media).

Our planned marketing expenditures may not result in increased revenue. If our media performance is not effective, our future results of operations and financial condition will be adversely affected.

If we are unable to promote and maintain our brands, our results of operations will be adversely affected.

We believe that establishing and maintaining the brand identities of our products is a critical aspect of attracting and expanding a large customer base. Promotion and enhancement of our brands will depend largely on our success in continuing to provide high quality products. If our customers and end users do not perceive our products to be of high quality, or if we introduce new products or enter into new business ventures that are not favorably received by our customers and end users, we will risk diluting our brand identities and decreasing their attractiveness to existing and potential customers.

Moreover, in order to attract and retain customers and to promote and maintain our brand equity in response to competitive pressures, we may have to increase substantially our financial commitment to creating and maintaining a distinct brand loyalty among our customers. If we incur significant expenses in an attempt to promote and maintain our brands, our business, results of operations and financial condition could be adversely affected.

If we cannot manage our Vape Stores as we grow, we may incur substantial operating losses and adversely affect our financial condition.

Our business model is focusing on expanding the number of Vape Stores beyond the 10 we presently operate. As we expand the number of Vape Stores and their location, it will be more difficult to manage them and our promotional costs will increase. None of our senior managers has experience in operating a significant number of retail stores in different locations. If we expand our Vape Stores beyond our capabilities, we may be materially and adversely affected.

12

We rely on the efforts of third party agents to generate sales of our products, and loss of any such agents may be time consuming to replace.

We rely on the efforts of independent distributors to purchase and distribute our products to wholesalers and retailers. No single distributor currently accounts for a material percentage of our sales and we believe that should any of these relationships terminate we would be able to find suitable replacements and do so on a timely basis. However, any loss of distributors or our ability to timely replace any given distributor could have a material adverse effect on our business, financial condition and results of operations.

We rely, in part, on the efforts of independent salespersons who sell our products to distributors and major retailers and Internet sales affiliates to generate sales of products. No single independent salesperson or Internet affiliate currently accounts for a material percentage of our sales and we believe that should any of these relationships terminate we would be able to find suitable replacements and do so on a timely basis. However, any loss of independent sales persons or Internet sales affiliates or our ability to timely replace any one of them could have a material adverse effect on our business, financial condition and results of operations.

We may not be able to establish sustainable relationships with large retailers or national chains.

We believe the best way to develop brand and product recognition and increase sales volume is to establish relationships with large retailers and national chains. We currently have established relationships with seven large retailers and national chains and in connection therewith we have agreed to pay such retailers and chains fees, known as “slotting fees”, to carry and offer our products for sale based on the number of stores our products will be carried in. These existing relationships are “at-will” meaning that either party may terminate the relationship for any reason or no reason at all. We may not be able to sustain these relationships or establish other relationships with large retailers or national chains or, even if we do so, sustain such other relationships. Our inability to develop and sustain relationships with large retailers and national chains will impede our ability to develop brand and product recognition and increase sales volume and, ultimately, require us to pursue and rely on local and more fragmented sales channels, which will have a material adverse effect on our business, results of operations and financial condition.

If we are unable to adapt to trends in our industry, our results of operations will be adversely affected.

We may not be able to adapt as the vaporizer and electronic cigarette industry and customer demand evolves, whether attributable to regulatory constraints or requirements, a lack of financial resources or our failure to respond in a timely and/or effective manner to new technologies, customer preferences, changing market conditions or new developments in our industry. Any of the failures to adapt for the reasons cited herein or otherwise could make our products obsolete and would have a material adverse effect on our business, financial condition and results of operations.

If our third party manufacturers produce unacceptable or defective products or do not provide products in a timely manner, our business will be adversely affected.

We depend on third party manufacturers for our electronic cigarettes, vaporizers and accessories. Our customers associate certain characteristics of our products including the weight, feel, draw, unique flavor, packaging and other attributes of our products to the brands we market, distribute and sell. Any interruption in supply, consistency of our products may adversely impact our ability to deliver our products to our wholesalers, distributors and customers and otherwise harm our relationships and reputation with customers, and have a materially adverse effect on our business, results of operations and financial condition.

Although we believe that several alternative sources for the components, chemical constituents and manufacturing services necessary for the production of our products are available, any failure to obtain any of the foregoing would have a material adverse effect on our business, results of operations and financial condition.

13

Because we rely on Chinese manufacturers to produce our products, we are subject to potential adverse safety and other issues.

The majority of our manufacturers are based in China. Certain Chinese factories and the products they export have recently been the source of safety concerns and recalls, which is generally attributed to lax regulatory, quality control and safety standards. Should Chinese factories continue to draw public criticism for exporting unsafe products, whether those products relate to our products or not we may be adversely affected by the stigma associated with Chinese production, which could have a material adverse effect on our business, results of operations and financial condition.

We expect that new products and/or brands we develop will expose us to risks that may be difficult to identify until such products and/or brands are commercially available.

We are currently developing, and in the future will continue to develop, new products and brands, the risks of which will be difficult to ascertain until these products and/or brands are commercially available. For example, we are developing new formulations, packaging and distribution channels. Any negative events or results that may arise as we develop new products or brands may adversely affect our business, financial condition and results of operations.

If we are unable to manage our anticipated future growth, our business and results of operations could suffer materially.

Our business has grown rapidly during our limited operating history. Our future operating results depend to a large extent on our ability to successfully manage our anticipated growth. To manage our anticipated growth, including that arising from our recent merger with Vaporin, we believe we must effectively, among other things:

●	hire, train, and manage additional employees;

●	expand our marketing and distribution capabilities;

●	increase our product development activities;

●	add additional qualified finance and accounting personnel; and

●	implement and improve our administrative, financial and operational systems, procedures and controls.

We are increasing our investment in marketing and distribution channels and other functions to grow our business. We are likely to incur the costs associated with these increased investments earlier than some of the anticipated benefits and the return on these investments, if any, may be lower, may develop more slowly than we expect or may not materialize.

14

If we are unable to manage our growth effectively, we may not be able to take advantage of market opportunities or develop new products, and we may fail to satisfy product requirements, maintain product quality, execute our business plan or respond to competitive pressures, any of which could have a material adverse effect on our business, results of operations and financial condition.

We face competition from foreign importers who do not comply with government regulation which may result in the loss of customers and result in adverse affect to our results of operations.

We face competition from foreign sellers of electronic cigarettes and vaporizers that may illegally ship their products into the United States for direct delivery to customers. These market participants will not have the added cost and expense of complying with U.S. regulations and taxes and as a result will be able to offer their product at a more competitive price than us and potentially capture market share. Moreover, should we be unable to sell certain of our products during any regulatory approval process we have no assurances that we will be able to recapture those customers that we lost to our foreign domiciled competitors during any “blackout” periods, during which we are not permitted to sell our products. This competitive disadvantage may have a material adverse effect on our business, results of operations and our financial condition.

Information technology system failures or interruptions or breaches of our network security may interrupt our operations, subject us to increased operating costs and expose us to litigation.

At present we generate a portion of our sales through e-commerce sales on our websites. We manage our websites and e-commerce platform internally and as a result any compromise of our security or misappropriation of proprietary information could have a material adverse effect on our business, financial condition and results of operations. We rely on encryption and authentication technology licensed from third parties to provide the security and authentication necessary to effect secure Internet transmission of confidential information, such as credit and other proprietary information. Despite our implementation of security measures, all of our technology systems are vulnerable to damage, disability or failures due to hacking or physical theft, fire, power loss, telecommunications failure or other catastrophic events, as well as from internal and external security breaches, denial of service attacks, viruses, worms and other disruptive problems caused by hackers. If our technology systems were to fail, and we were unable to recover in a timely way, we could experience an interruption in our operations. Furthermore, if unauthorized access to or use of our systems were to occur, data related to our proprietary information and personal information of customers could be compromised. The occurrence of any of these incidents could have a material adverse effect on our business, financial condition and results of operations. To the extent that some of our reporting systems require or rely on manual processes, it could increase the risk of a breach. We may be required to expend significant capital and other resources to protect against security breaches or to minimize problems caused by security breaches. To the extent that our activities or the activities of others involve the storage and transmission of proprietary information, security breaches could damage our reputation and expose us to a risk of loss and/or litigation. Our security measures may not prevent security breaches. Our failure to prevent these security breaches may result in consumer distrust, expose us to litigation either of which would adversely affect our business, results of operations and financial condition.

Our results of operations could be adversely affected by currency exchange rates and currency devaluations.

Our functional currency is the U.S. dollar; substantially all of our purchases and sales are currently generated in U.S. dollars. However, our manufacturers and suppliers are located in China. The Chinese currency, the renminbi, has appreciated significantly against the U.S. dollar in recent years. Fluctuations in exchange rates between our respective currencies could result in higher production and supply costs to us which would have a material adverse effect on our results of operations if we are not willing or able to pass those costs on to our customers.

15

Risks Related to Government Regulation

Changes in laws, regulations and other requirements could adversely affect our business, results of operations or financial condition.

In addition to the anticipated regulation of our business by the FDA, our business, results of operations or financial condition could be adversely affected by new or future legal requirements imposed by legislative or regulatory initiatives, including, but not limited to, those relating to health care, public health and welfare and environmental matters. For example, in recent years, states and many local and municipal governments and agencies, as well as private businesses, have adopted legislation, regulations or policies which prohibit, restrict, or discourage smoking; smoking in public buildings and facilities, stores, restaurants and bars; and smoking on airline flights and in the workplace. At present, it is not clear if electronic cigarettes, which omit no smoke or noxious odors, are subject to such restrictions. Furthermore, some states and localities prohibit and others are prohibiting the sales of electronic cigarettes and vaporizers to minors. Other similar laws and regulations are currently under consideration and may be enacted by state and local governments in the future. If electronic cigarettes and vaporizers are subject to restrictions on smoking in public and other places, our business, operating results and financial condition could be materially and adversely affected. New legislation or regulations may result in increased costs directly for our compliance or indirectly to the extent such requirements increase the prices of goods and services because of increased costs or reduced availability. We cannot predict whether such legislative or regulatory initiatives will result in significant changes to existing laws and regulations and/or whether any changes in such laws or regulations will have a material adverse effect on our business and localities, results of operations or financial condition.

Restrictions on the public use of vaporizers and electronic cigarettes may reduce the attractiveness and demand for our products.

Certain states, cities, businesses, providers of transportation and public venues in the U.S. have already banned the use of vaporizers and electronic cigarettes, while others are considering banning their use. If the use of vaporizers and electronic cigarettes are banned anywhere the use of traditional tobacco burning cigarettes is banned, our products may lose their appeal as an alternative to traditional tobacco burning cigarettes, which may reduce the demand for our products and, thus, have a material adverse effect on our business, results of operations and financial condition.

Limitation by states on sales of vaporizers and electronic cigarettes may have a material adverse effect on our ability to sell our products.

On February 15, 2010, in response to a civil investigative demand from the Office of the Attorney General of the State of Maine, we voluntarily executed an assurance of discontinuance with the State of Maine, which prohibits us from selling electronic cigarettes in the State of Maine until such time as we obtain a retail tobacco license in the state. While suspending sales to residents of Maine is not material to our operations, other electronic cigarette companies have entered into similar agreements with other states, such as the State of Oregon. If one or more states from which we generate or anticipate generating significant sales bring actions to prevent us from selling our products unless we obtain certain licenses, approvals or permits and if we are not able to obtain the necessary licenses, approvals or permits for financial reasons or otherwise and/or any such license, approval or permit is determined to be overly burdensome to us then we may be required to cease sales and distribution of our products to those states, which would have a material adverse effect on our business, results of operations and financial condition.

The FDA has issued an import alert which has limited our ability to import certain of our products.

As a result of FDA import alert 66-41 (which allows the detention of unapproved drugs promoted in the U.S.), the U.S. Customs has from time to time temporarily and in some instances indefinitely detained products sent to us by our Chinese suppliers. If the FDA modifies the import alert from its current form which allows U.S. Customs discretion to release our products to us, to a mandatory and definitive hold we will no longer be able to ensure a supply of saleable product, which will have a material adverse effect on our business, results of operations and financial condition. We believe this FDA import alert will become less relevant to us as and when the FDA regulates electronic cigarettes and vaporizers under the Tobacco Control Act.

16

The application of the Prevent All Cigarette Trafficking Act and/or the Federal Cigarette Labeling and Advertising Act to vaporizers and/or electronic cigarettes would have a material adverse affect on our business.

At present, neither the Prevent All Cigarette Trafficking Act (which prohibits the use of the U.S. Postal Service to mail most tobacco products and which amends the Jenkins Act, which would require individuals and businesses that make interstate sales of cigarettes or smokeless tobacco to comply with state tax laws) nor the Federal Cigarette Labeling and Advertising Act (which governs how cigarettes can be advertised and marketed) apply to vaporizers and/or electronic cigarettes. The application of either or both of these federal laws to either vaporizers and/or electronic cigarettes could result in additional expenses, could prohibit us from selling products through the Internet and require us to change our advertising and labeling and method of marketing our products, any of which would have a material adverse effect on our business, results of operations and financial condition.

We may face the same governmental actions aimed at conventional cigarettes and other tobacco products.

The tobacco industry expects significant regulatory developments to take place over the next few years, driven principally by the World Health Organization’s Framework Convention on Tobacco Control, or the FCTC. The FCTC is the first international public health treaty on tobacco, and its objective is to establish a global agenda for tobacco regulation with the purpose of reducing initiation of tobacco use and encouraging cessation. Regulatory initiatives that have been proposed, introduced or enacted include:

●	the levying of substantial and increasing tax and duty charges;

●	restrictions or bans on advertising, marketing and sponsorship;

●	the display of larger health warnings, graphic health warnings and other labeling requirements;

●	restrictions on packaging design, including the use of colors and generic packaging;

●	restrictions or bans on the display of tobacco product packaging at the point of sale, and restrictions or bans on cigarette vending machines;

●	requirements regarding testing, disclosure and performance standards for tar, nicotine, carbon monoxide and other smoke constituents levels;

●	requirements regarding testing, disclosure and use of tobacco product ingredients;

●	increased restrictions on smoking in public and work places and, in some instances, in private places and outdoors;

●	elimination of duty free allowances for travelers; and

●	encouraging litigation against tobacco companies.

If vaporizers and/or electronic cigarettes are subject to one or more significant regulatory initiates enacted under the FCTC, our business, results of operations and financial condition could be materially and adversely affected.

17

Risks Related to Our Securities

The market price of our common stock has been and may continue to be volatile.

The market price of our common stock has been volatile, and fluctuates widely in price in response to various factors, which are beyond our control. The price of our common stock is not necessarily indicative of our operating performance or long-term business prospects. In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock. Factors such as the following could cause the market price of our common stock to fluctuate substantially:

●	our quarterly operating and financial results;

●	government regulation of our industry;

●	the introduction of new products by our competitors;

●	conditions in the electronic cigarette and tobacco industries;

●	developments concerning proprietary rights; or

●	litigation or public concern about the safety of our products.

The stock market in general experiences from time to time extreme price and volume fluctuations. Periodic and/or continuous market fluctuations could result in extreme volatility in the price of our common stock, which could cause a decline in the value of our common stock. Price volatility may be worse if the trading volume of our common stock is low.

The volatility in our common stock price we may subject us to securities litigation.

The market for our common stock is characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities. We may, in the future, be the target of similar litigation. Securities litigation could result in substantial costs and liabilities to us and could divert our management’s attention and resources from managing our operations and business.

18

Future sales of our common stock may depress our stock price.

As of May 26, 2015, we had 33,635,758 shares of our common stock outstanding and restricted stock units, and warrants, and options that are exercisable into 9,136,386 shares of our common stock. Approximately [_________] of our outstanding shares are eligible for resale without restrictions. If any significant number of these shares are sold, such sales could have a depressive effect on the market price of our stock. The remaining shares are eligible, and some of the shares underlying the restricted stock units, and warrants and options upon issuance, will be eligible to be offered from time to time in the public market pursuant to registration statements we have filed and Rule 144 of the Securities Act of 1933, which we refer to as the “Securities Act”, and any such sale of these shares may have a depressive effect as well. We are unable to predict the effect, if any, that the sale of shares, or the availability of shares for future sale, will have on the market price of the shares prevailing from time to time. Sales of substantial amounts of shares in the public market, or the perception that such sales could occur, could depress prevailing market prices for the shares. Such sales may also make it more difficult for us to sell equity securities or equity-related securities in the future at a time and price, which we deem appropriate.

Certain features of the Series A Warrants may substantially accelerate the issuance of dilutive shares of our common stock.

Commencing [___] days from the closing of this offering, the Series A Warrants will allow the cashless exercise of the Series A Warrants for a number of shares that increases as the trading market price of our common stock decreases. The potential for such dilutive exercise of the Series A Warrants may depress the price of common stock regardless of our business performance, and could encourage short selling by market participants, especially if the trading price of our common stock begins to decrease.

If our common stock continues to trade at prices below $1.00, we may not be able to maintain our Nasdaq listing.

On May 19, 2015, Nasdaq notified us that based on the failure to meet a $1 minimum bid price for 30 consecutive business days, we no longer meet the continued listing requirements. Accordingly, we have until November 16, 2015 to have our closing bid price be at least $1 for a minimum of 10 consecutive business days. We are seeking shareholder approval to implement a reverse stock split. Nasdaq will require us, if we implement the reverse stock split to meet the minimum bid price, to effect it at least 10 business days prior to November 16th. However, if our common stock is delisted from Nasdaq, trading in our common stock could be conducted on the OTCQB or in what is commonly referred to as the “pink sheets.” If this occurs, a shareholder will find it more difficult to dispose of our common stock or to obtain accurate quotations as to the price of our common stock. Lack of any active trading market would have an adverse effect on a shareholder’s ability to liquidate an investment in our common stock easily and quickly at a price acceptable to the shareholder. It might also contribute to volatility in the market price of our common stock and could adversely affect our ability to raise additional equity or debt financing on acceptable terms or at all.

If Nasdaq were to delist our common stock or Units from its exchange, your ability to make transactions in our common stock or Units would be limited and may subject us to additional trading restrictions.

Should we fail to satisfy the continued listing requirements of Nasdaq, such as the minimum closing bid price requirement, our common stock may be delisted from Nasdaq. If Nasdaq delists our common stock, it is probable it will delist our Units (assuming that when our listing application is submitted to Nasdaq, such listing application is accepted). Such a delisting would likely have a negative effect on the price of our common stock or Units, respectively, and would impair your ability to sell or purchase our common stock or Units when you wish to do so. In the event of a delisting, we would take actions to restore our compliance with Nasdaq’s listing requirements, but we can provide no assurance that any such action taken by us would allow our common stock or Units to become listed again, stabilize the market price or improve the liquidity of our common stock or Units, prevent our common stock or Units from dropping below the Nasdaq minimum bid price requirement or prevent future non-compliance with Nasdaq’s listing requirements.

If the Nasdaq Capital Market does not maintain the listing of our securities for trading on its exchange, we could face significant material adverse consequences, including:

●	a limited availability of market quotations for our securities;

●	reduced liquidity with respect to our securities;

●	our shares of common stock will be a “penny stock”, which will require brokers trading in our shares of common stock to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for our shares of common stock;

●	a limited amount of news and analyst coverage for our company; and

●	decreased ability to issue additional securities or obtain additional financing in the future.

Therefore, it may be difficult for investor to sell any shares or Units if they desire or need to sell them.

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If we fail to maintain an effective system of internal control over financial reporting, we may not be able to accurately report our financial results. As a result, we could become subject to sanctions or investigations by regulatory authorities and/or stockholder litigation, which could harm our business and have an adverse effect on our stock price.

As a public reporting company, we are required to comply with the Sarbanes-Oxley Act of 2002 and the related rules and regulations of the SEC, including periodic reports, disclosures and more complex accounting rules. As directed by Section 404 of Sarbanes-Oxley, the SEC adopted rules requiring public companies to include a report of management on a company’s internal control over financial reporting in their Annual Report on Form 10-K. Based on current rules, we are required to report under Section 404(a) of Sarbanes-Oxley regarding the effectiveness of our internal control over financial reporting. If we determine that we have material weaknesses, it may be necessary to make restatements of our consolidated financial statements and investors will not be able to rely on the completeness and accuracy of the financial information contained in our filings with the SEC and this could potentially subject us to sanctions or investigations by the SEC or other regulatory authorities or stockholder litigation.

Risks Related to the Merger

If we are unable to successfully integrate Vaporin, our future results of operations and financial condition may be materially and adversely affected.

We face a number of risks from our recently completed merger with Vaporin. The success of the merger will depend, in large part, on Vapor’s ability to realize the anticipated benefits from combining the businesses of Vapor and Vaporin by reducing duplicative costs and maintaining customer relationships and not losing sales. To realize the anticipated benefits of the merger, we must successfully integrate the businesses of Vapor and Vaporin and integrate their management teams and employees. This integration will be complex and time-consuming.

Potential difficulties we may encounter include, among others:

●	unanticipated issues in integrating logistics, information, communications and other systems;

●	integrating personnel from the two companies while maintaining focus on providing a consistent, high quality level of service;

●	integrating the systems in a seamless manner that minimizes any adverse impact on, suppliers, customers, employees and others;

●	performance shortfalls as a result of the diversion of management’s attention from day-to-day operations caused by activities surrounding the completion of the merger and integration of the companies’ operations;

●	potential unknown liabilities, liabilities that are significantly larger than anticipated, unforeseen expenses or delays associated with the merger and the integration process;

●	unanticipated changes in applicable laws and regulations;

●	dealing with different corporate cultures; and

●	complexities associated with managing the larger, combined business.

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Some of these factors are outside of our control.

Vapor has not completed a merger or acquisition comparable in size or scope to the Vaporin merger. Our failure to successfully integrate the operations of Vapor and Vaporin or otherwise to realize any of the anticipated benefits of the merger could cause an interruption of, or a loss of momentum in, the activities of Vapor and could adversely affect its results of operations. The integration process maybe more difficult, costly or time-consuming than anticipated, which could cause Vapor’s stock price to decline.

If we are unable to retain Vaporin’s key employees, our results of operations may be adversely affected.

The merger involves the integration of two companies that have previously operated independently. The difficulties of combining the operations of the two companies include integrating personnel with diverse business backgrounds, combining different corporate cultures and retaining key employees. However, Vapor may not be successful in retaining those employees who have not agreed to work for Vapor for the time period necessary to successfully integrate Vaporin’s operations with those of Vapor. The loss of Vaporin employees could have an adverse effect on the business and results of operation of Vapor following the merger.

Because Vaporin had no working capital and our expenses are higher following the merger, our future results of operations may be adversely affected.

At the time we completed the merger, Vaporin had no working capital and material liabilities. Following the merger, our expenses are higher as a result of the new Vaporin employees who joined Vapor. If our cash resources are inadequate to pay expenses as they become due in the normal course of operations, our ability to continue operating as a going concern could be jeopardized. Furthermore, if we are not able to substantially increase our revenues following the merger, we may report increased operating losses, which would have a material adverse effect on our common stock price.

As a result of the merger, we have recorded a significant amount of goodwill on our balance sheet, which could result in significant future impairment charges and negatively affect Vapor’s future financial condition, results of operations and stock price.

Applicable acquisition accounting rules require that to the extent that the purchase price paid by Vapor in the merger exceeds the net fair value of the Vaporin tangible and intangible assets and liabilities, Vapor will record such assets as goodwill on its consolidated balance sheet. Goodwill is not amortized, but is tested for impairment at least annually. In testing goodwill for impairment, Vapor’s management will be required to analyze its future estimated operating results and cash flows. If the future operating results and cash flows of Vapor do not improve in comparison to its performance in 2014, Vapor may incur significant impairment charges in the future. Any impairment charges will directly be treated as an expense and negatively affect Vapor’s future financial results. Announcement of such impairment charges may also significantly reduce the price of Vapor’s common stock.

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Other Risks Related to this Offering

Our management team will have immediate and broad discretion over the use of the net proceeds from this offering and we may use the net proceeds in ways with which you disagree.

The net proceeds from this offering will be immediately available to our management to use at their discretion. We currently intend to use the net proceeds from this offering for acquiring and/or developing new Vape Stores, marketing and, general corporate purposes and working capital. See “Use of Proceeds.” You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for us or our shareholders. The failure of our management to use such funds effectively could have a material adverse effect on our business, prospects, financial condition, and results of operation.

You will experience immediate and substantial dilution as a result of this offering and may experience additional dilution in the future.

You will incur immediate and substantial dilution as a result of this offering. After giving effect to the sale by us of up to [__________] shares of common stock contained in the Units, at a public offering price of $[_______] per Unit and after deducting discounts and estimated offering expenses payable by us, investors in this offering can expect an immediate dilution of $[______] per share, at the public offering price, assuming no exercise of the warrants contained in the Units or issued to the underwriter. To the extent these shares of preferred stock and/or warrants are ultimately converted into or exercised for common stock, you will sustain future dilution.

Holders of our Series A Convertible Preferred Stock and Series A Warrants will have no rights as common shareholders until such holders convert their preferred stock or exercise their warrants and acquire our common stock.

Until holders of our Series A Convertible Preferred Stock or Series A warrants acquire shares of our common stock upon conversion of the preferred stock or exercise of the warrants, holders of preferred stock and warrants will have no rights with respect to the shares of our common stock underlying such preferred stock and warrants. Upon conversion of the preferred stock or exercise of the warrants, the holders will be entitled to exercise the rights of a common shareholder only as to matters for which the record date occurs after the conversion or exercise date.

There is no public market for the Series A Convertible Preferred Stock or the Series A Warrants to purchase common stock in this offering.

There is no public trading market for the Series A Convertible Preferred Stock or the Series A Warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply for listing of the Series A Convertible Preferred Stock or the Series A Warrants on any securities exchange. Without an active market, the liquidity of the Series A Convertible Preferred Stock and the Series A Warrants will be extremely limited.

CAUTIONARY NOTE CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus includes forward-looking statements including market opportunities for our products, intended listing of the Units on Nasdaq, anticipated expansion of Vape Stores, liquidity and capital expenditures. All statements other than statements of historical facts contained in this prospectus, including statements regarding our future financial position, liquidity, business strategy and plans and objectives of management for future operations, are forward-looking statements. The words “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “could,” “target,” “potential,” “is likely,” “will,” “expect” and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions described in in the section titled “Risk Factors” and elsewhere in this prospectus.

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Other sections of this prospectus may include additional factors which could adversely affect our business and financial performance. Moreover, our business is competitive and our business model is expected to change. New risk factors emerge from time to time and it is not possible for us to predict all such risk factors, nor can we assess the impact of all such risk factors on our business or the extent to which any risk factor, or combination of risk factors, may cause actual results to differ materially from those contained in any forward-looking statements.

Except as otherwise required by applicable laws, we undertake no obligation to publicly update or revise any forward-looking statements or the risk factors described in this prospectus, whether as a result of new information, future events, changed circumstances or any other reason after the date of this prospectus.

USE OF PROCEEDS

Assuming the maximum offering is completed, the net proceeds from our issuance and sale of [________] Units in this offering will be approximately $[________] million, based on a public offering price of $[________] per Unit, after deducting underwriting commissions and estimated offering expenses payable by us. There can be no assurance that all of the Units or any of the Units will be sold, and therefore there is no assurance that any net proceeds will be received by the Company.

Assuming that we receive net proceeds of at least $[________] million, we expect the net proceeds from this offering will allow us to fund our operations for up to 12 months following the closing of the offering. We intend to use the net proceeds from this offering as follows:

(1)	to repay $___ of indebtedness;

(2)	the acquisition and/or development of Vape Stores;

(3)	marketing; and

(4)	the remaining proceeds, if any, will be used for general corporate purposes, including working capital.

This expected use of net proceeds from this offering represents our intentions based upon our current plans and business conditions. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including industry and general economic conditions and future revenues. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering. We may find it necessary or advisable to use the net proceeds from this offering for other purposes, and we will have broad discretion in the application of net proceeds from this offering. Furthermore, we anticipate that we will need to secure additional funding before we reach profitability.

MARKET PRICE HISTORY

We will be applying for the listing of the Units on the Nasdaq Capital Market under the symbol “VPCOU”. No assurance can be given that such listing will be approved or that a trading market will develop.

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Our shares of common stock are currently quoted on the Nasdaq Capital Market under the symbol “VPCO”. The following table sets forth the high and low prices of our common stock, as reported by the Nasdaq Capital Market, for the periods indicated:

Year	Quarter Ended	Stock Price
		High	Low
		($)	($)

2015	March 31	1.56	1.00

2014	December 31	2.81	1.02
	September 30	5.09	1.33
	June 30	6.75	3.90
	March 31	9.05	5.63

2013	December 31	9.80	4.00
	September 30	5.85	3.80
	June 30	6.60	1.95

As of May 26, 2015, there were approximately 1,450 record shareholders. As of May 26, 2015, the closing price of our common stock was $0.38 per share.

DIVIDEND POLICY

We have never paid or declared any cash dividends on our common stock, and we do not anticipate paying any cash dividends on our common stock in the foreseeable future. We intend to retain all available funds and any future earnings to fund the development and expansion of our business. Any future determination to pay dividends will be at the discretion of our Board of Directors, which we refer to as the “Board”, and will depend upon a number of factors, including our results of operations, financial condition, future prospects, contractual restrictions, restrictions imposed by applicable law and other factors our Board deems relevant. Our future ability to pay cash dividends on our stock may also be limited by the terms of any future debt or preferred securities or future credit facility. Additionally, dividends under the Delaware General Corporation Law, may only be paid from our net profits or surplus neither of which we currently have.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and our capitalization as of March 31, 2015:

●	on an actual basis; and

●	on an adjusted basis, based upon an assumed offering price of $[_____] per Unit, to give effect to the sale of the Units being offered hereunder, after deducting the estimated underwriting fees and commissions and estimated offering expenses payable by us.

Based on the assumed offering price of $[____] per Unit, we allocated all of the consideration to common stock and additional paid-in capital. You should read this table in conjunction with “Use of Proceeds” above as well as our “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and financial statements and the related notes appearing elsewhere in this prospectus.

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	March 31, 2015
	Actual	As Adjusted
	(2)	(2)
Shareholders’ Equity:

Preferred stock, $0.001 par value, 1,000,000 shares authorized, none issued and outstanding.	$-	$

Common stock, $0.001 par value, 50,000,000 shares authorized, 33,635,758 shares issued and outstanding (1)	33,636

Additional paid-in capital	36,699,041

Accumulated deficit	(19,213,099)

Total stockholders’ equity	$17,519,578	$

Total capitalization	$24,052,575	$

(1)	The Company is seeking shareholder approval to increase its authorized common stock to 150 million shares.

(2)	The Adjusted amounts give effect to the sale of the Units being sold in this offering. The table above excludes, as of March 31, 2015:

●	a total of 1,242,834 shares of common stock issuable upon the exercise of outstanding stock options;

●	a total of 1,890,237 shares of common stock issuable upon the delivery of fully vested restricted stock units;

●	a total of 4,209,906 shares of common stock issuable upon the exercise of warrants;

●	total of 1,793,409 shares of common stock issuable upon the conversion of outstanding convertible notes;

●	[____] shares of common stock issuable upon exercise of the warrants to be issued to the public in connection with this offering; and

●	[____] shares of common stock underlying Units to be issued to the placement agent (including the common stock underlying the warrants included in the Units).

You should read this table together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and the related notes appearing elsewhere in this prospectus.

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DILUTION

The net tangible book value of our common stock on March 31, 2015 was approximately $(193,329), or approximately $(0.006) per share, based on 33,635,758 shares of our common stock outstanding as of March 31, 2015. Net tangible book value per share represents the amount of our total tangible assets, less our total liabilities, divided by the total number of shares of our common stock outstanding. Dilution in net tangible book value per share to new investors represents the difference between the amount per share paid by purchasers for Units in this offering and the net tangible book value per share of our common stock immediately afterwards.

After giving effect to the sale of [_________] Units by us at a public offering price of $[ _______ ] per Unit (with each Unit containing [___] share of Series A Convertible Preferred Stock and [________] Series A Warrants), less the underwriting commissions and our estimated offering expenses, our pro forma as adjusted net tangible book value at March 31, 2015 would be $ [____] million, or $ [____] per share. This amount represents an immediate increase in the as adjusted net tangible book value of $ [____] per share to existing shareholders and an immediate dilution of $[____] per share to new investors purchasing shares at an assumed public offering price of $[____] per share.

The following table illustrates this dilution on a per share basis:

Public offering price per Unit			$
Conversion price per share of Series A Convertible Preferred Stock contained in a Unit			$
Net tangible book value per share as of March 31, 2015		$(0.006)
Increase in net tangible book value per share attributable to new investors in this offering	$
Pro forma net tangible book value per share as of March 31, 2015, after giving effect to this offering
Dilution per share to new investors in this offering

The foregoing illustration does not reflect potential dilution from the conversion of our outstanding convertible preferred stock or the exercise of outstanding stock options or warrants.

The above table is based on 33,635,758 shares outstanding as of March 31, 2015 and excludes, as of that date:

●	1,242,834 shares of common stock issuable upon the exercise of options with an average exercise price of approximately $6.17 per share;

●	1,890,237 shares underlying restricted stock units; and

●	4,209,906 shares of common stock issuable upon the exercise of warrants with an average exercise price of $1.75 per share.

To the extent that any of these securities are exercised, there will be further dilution to new investors.

The following table shows on an adjusted basis at March 31, 2015, assuming [_______] shares of our common stock outstanding after giving effect to the sale of ____________ Units in this offering:

	Shares Purchased			Total Consideration			Average Price Per Share
	Number	Percent		Amount	Percent
Existing shareholders			%	$	$	%	$
New investors participating in this offering			%	$	$		$

Total		100%		$	$100%		$

The table above does not include:

●	1,242,834 shares of common stock issuable upon the exercise of outstanding options to purchase common stock as of March 31, 2015 under our equity compensation plans, at a weighted-average exercise price of $6.17 per share; and

●	4,209,906 shares of common stock issuable upon the exercise of outstanding warrants with an average exercise price of $1.75 per share and [_______________] shares of common stock issuable upon the exercise of Series A warrants being offered under this offering.

To the extent these outstanding options or warrants are exercised there will be further dilution to the new investors.

In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities may result in further dilution to our shareholders.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of operations and our financial statements and the related notes appearing elsewhere in this prospectus. In addition to historical information, this discussion and analysis contains forward-looking statements that involve risks, uncertainties and assumptions. Our actual results may differ materially from those discussed below. Factors that could cause or contribute to such differences include, but are not limited to, those identified below, and those discussed in the section titled “Risk Factors” included elsewhere in this prospectus.

Company Overview

The Company operates 10 Florida-based vape stores and a website where it sells vaporizers, liquids for vaporizers and e-cigarettes. The company is focusing on expanding its Company-owned vape stores and beginning a franchise program. The Company also designs, markets and distributes electronic cigarettes, vaporizers, e-liquids and accessories under the Krave®, VaporX®, Hookah Stix®, Alternacig®, Fifty-One® (also known as Smoke 51), EZ Smoker®, Green Puffer®, Americig®, Vaporin, FumaréTM, and Smoke Star® brands. “Electronic cigarettes” or “e-cigarettes,” are battery-powered products that enable users to inhale nicotine vapor without fire, smoke, tar, ash, or carbon monoxide. We also design and develop private label brands for our distribution customers. Third party manufacturers manufacture our products to meet our design specifications. We market our products as alternatives to traditional tobacco cigarettes and cigars. In 2014, as a response to market product demand changes, Vapor began to shift its primary focus from electronic cigarettes to vaporizers. “Vaporizers” and “electronic cigarettes,” or “e-cigarettes,” are battery-powered products that enable users to inhale nicotine vapor without smoke, tar, ash, or carbon monoxide.

We offer our vaporizers and e-cigarettes and related products through our Vape Stores, customer direct phone center, online stores, to retail channels through our direct sales force, and through third party wholesalers, retailers and value-added resellers. Retailers of our products include small-box discount retailers, big-box retailers, gas stations, drug stores, convenience stores, tobacco shops and kiosk locations in shopping malls throughout the United States. We previously offered our vaporizers and electronic cigarettes and related products through our direct response television marketing efforts.

The Company’s business strategy is currently focused on a multi-pronged approach to diversify our revenue streams to include the Vape Store brick-and-mortar retail locations which Vaporin had successfully deployed. We are seeing that there is a large consumer demand centered on the vaporizer products and the retention “atmosphere” created by the stores. We are also expanding our web presence and customer direct phone center operations that work closely to drive consumer sales. Our distribution sales continue to be a significant part of our operations and we anticipate regrowth as we have adjusted towards vaporizers in addition to our e-cigarette brands.

Critical Accounting Policies and Estimates

The discussion and analysis of our financial condition and results of operations set forth below under the headings “Results of Operations” and “Liquidity and Capital Resources” have been prepared in accordance with U.S. GAAP and should be read in conjunction with our consolidated financial statements and notes thereto contained herein. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities and expenses, and related disclosure of contingent assets and liabilities. On an on-going basis, we evaluate our critical accounting policies and estimates, including identifiable intangible assets and goodwill, stock-based compensation, derivative liabilities and long-lived assets. We base our estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. A more detailed discussion on the application of these and other accounting policies can be found in Note 3 to the consolidated financial statements contained herein. If the Company’s current business strategy is not successful and the expected synergies resulting from the Company’s acquisition of Vaporin are not achieved, the Company may be required to take a partial or full impairment charge against its goodwill or other long-lived assets which arose from our recent merger transaction. Actual results may differ from these estimates under different assumptions and conditions.

While all accounting policies impact the financial statements, certain policies may be viewed as critical. Critical accounting policies are those that are both most important to the portrayal of financial condition and results of operations and that require management’s most subjective or complex judgments and estimates. Our management believes the policies that fall within this category are the policies on accounting for identifiable intangible assets and goodwill, stock-based compensation, derivative liabilities and long-lived assets.

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Results of Operations for the Three Months Ended March 31, 2015 Compared to the Three Months Ended March 31, 2014

Sales, net for the three months ended March 31, 2015 and 2014 were $1,468,621 and $4,792,544, respectively, a decrease of $3,323,923 or approximately 69.4%. The decrease in sales is primarily attributable to decreased sales of our television direct marketing campaign for our Alternacig® brand, a decrease in sales from our on-line stores, distributor inventory build leveling off and continued pipeline load in the e-cigarette category in 2014, and the increasing prevalence of vaporizers, tanks and open system vapor products that are marginalizing the e-cigarette category and increased returns of e-cigarette products. Sales were also negatively impacted by new national competitors’ launches of their own branded products during 2014. Due to low conversion rates of our Alternacig® and VaporX® branded direct marketing campaign, we limited the direct marketing campaign, resulting in lower sales of direct marketing products. In addition, sales decreased due to certain wholesale and distribution customers selling off their current inventory of electronic cigarette products so they can switch to e-vapor products. We anticipate that the demand for vaporizer products will continue to increase, as users want products that have more advanced technology with higher performance and longer battery life. As a result, we are in the process of altering our product mix to include more vaporizer products, including premium USA made e-liquids.

Cost of goods sold for the three months ended March 31, 2015 and 2014 were $1,651,110 and $3,831,928, respectively, a decrease of $2,180,818, or approximately 56.9%. The decrease is primarily due to the decrease in sales. During the three months ended March 31, 2015, as compared to the three months ended March 31, 2014, cost of goods sold was higher as a percentage of sales primarily due to consignment inventory write off of $70,657 and from customer returns of e-cigarettes that were resold below cost at liquidation prices.

Selling, general and administrative expenses for the three months ended March 31, 2015 and 2014 were $3,243,189 and $2,769,726, respectively, an increase of $473,463 or approximately 17.0%. Non-cash stock compensation expense was $364,576 and $610,414 for the three months ended March 31, 2015 and 2014, respectively, a decrease of $245,838 relating to the cancellation of a consulting agreement with a former director. Professional fees increased to $394,145 from $385,435 in the three months ended March 31, 2015 and 2014, respectively. In addition, depreciation and amortization expense increased to $85,013 from $3,888 in the three months ended March 31, 2015 and 2014, respectively, an increase of $81,125 primarily due to the increase in depreciable assets as a result of leasehold improvements and the purchase of kiosks. There was also a loss on the disposal of assets from the write off of kiosks that were closed during March and April 2015 in the amount of $289,638 that was recorded at March 31, 2015. Payroll expenses during the three months ended March 31, 2015 and 2014 were $1,242,981 and $822,695, respectively, an increase of $419,820 due primarily to increased headcount for retail store employees and employees transitioned to the company post-merger.

Advertising expense was approximately $105,177 and $367,615 for the three months ended March 31, 2015 and 2014, respectively, a decrease of $262,438 or approximately 71.4%. The decrease was due to decreases in Internet advertising and television direct marketing campaign for our Alternacig® brand, print advertising programs, and participation at trade shows and other advertising campaigns.

Interest expense was approximately $378,775 and $28,434 for the three months ended March 31, 2015 and 2014, respectively. The interest expense was attributable to the term loan, the $1,250,000 Senior Convertible note, the $567,000 convertible notes to various lenders and other outstanding debts in 2015. The Company recorded an aggregate of $317,702 in non-cash interest expense which is included in interest expense for the three months ended March 31, 2015.

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Income tax (benefit) expense for the three months ended March 31, 2015 and 2014 was $2,791 and ($752,400), respectively.

Net (loss) income for the three months ended March 31, 2015 and 2014 was ($3,981,196) and ($1,452,759), respectively, as a result of the items discussed above.

Results of Operations for the Year Ended December 31, 2014 Compared to the Year Ended December 31, 2013

Net sales for the year ended December 31, 2014 and 2013 were $15,279,860 and $25,990,227, respectively, a decrease of $10,710,367 or approximately 41.2%. The decrease in sales is primarily attributable to decreased sales of our television direct marketing campaign for our Alternacig® brand, a decrease in sales of our on-line stores and distributor inventory buildup in the e-cigarette category that existed in 2013 and continued during 2014. This is a result of the increasing prevalence of vaporizers, tanks and open system vapor products that are dramatically marginalizing the e-cigarette category and increased our customer returns of e-cigarette products. We have increased our purchases of vaporizers, tanks and open system vapor products as we shift our inventory mix to align with products in high customer demand. Sales were also negatively impacted by new national competitors’ launches of their own branded products during the second quarter of 2014. Due to low conversion rates of our Alternacig® and VaporX® branded direct marketing campaign, we limited the direct marketing campaign, resulting in lower sales of direct marketing products. In addition, sales decreased due to certain wholesale and distribution customers selling off their current inventory of electronic cigarette products so they can switch to e-vapor products. During the second half of 2014 we introduced several new e-vapor products under the Vapor X brand, including premium USA manufactured e-liquids. We anticipate that the demand for e-vapor products will continue to increase, as users want products that have more advanced technology with higher performance and longer battery life. During the fourth quarter of 2014 we opened eight new emagine vaporTM retail kiosks to expand our distribution channels for vaporizer and e-cigarette products. In 2015, we have closed eight of our nine retail kiosks. In addition we are altering our product mix to include more e-vapor products e-liquids and vaporizer accessories and transitioning our customer base to these favorable demand products.

Cost of goods sold for the year ended December 31, 2014 and 2013 was $14,497,254 and $16,300,333, respectively, a decrease of $1,803,077, or approximately 11.1%. The decrease is primarily due to the overall decrease in sales, offset by write downs of $1,834,619 for obsolete and slow moving inventory that primarily consisted of e-cigarettes. As customers complete the migration to vaporizers, tanks and open vaporizer systems, our sales incentives should decrease.

Our gross margins decreased to 5.1% from 37.3% primarily due to write downs of $1,834,619 for obsolete and slow moving inventory, increase in sales returns, discounts, incentives and allowances that primarily resulted from the customer demand shift from e-cigarettes to e-vapor products.

Selling, general and administrative expenses for the year ended December 31, 2014 and 2013 were $11,126,759 and $6,464,969, respectively, an increase of $4,661,790 or approximately 72.1%. The increase is primarily attributable to increases in non-cash stock compensation expense of $1,631,340 primarily attributable to the consulting agreement with Knight Global Services, professional fees of $3,281,388 due to implementing the corporate actions we agreed to take in connection with the private placement of common stock we completed in October 2013, including registering the shares for resale with the SEC, reincorporating in the State of Delaware from the State of Nevada, effecting the 1-for-5 reverse stock split of our common stock and uplisting to the Nasdaq Capital Market, costs of $576,138 incurred in connection with the initiation and termination of the previously contemplated acquisition of International Vapor Group, Inc.’s online, wholesale and retail operations, consulting and recruiting fees of $882,590 related to the development of the emagine vaporTM retail kiosk and store distribution channel, and costs incurred in connection with the merger of Vaporin, Inc. We also incurred additional filing and listing fees related to our uplisting to the Nasdaq Capital Market, business insurance due to the increases in coverage limits and increases in travel due to increased presence at trade shows and conferences, net of decreased personnel costs attributable to decreased payroll net of the accrued severance related to the resignation of our former Chief Executive Officer, merchant card processing fees due to lower transaction volumes.

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Advertising expense for the years ended December 31, 2014 and 2013 was $2,374,329 and $2,264,807, respectively, an increase of $109,522 or 4.8%. As a percentage of sales advertising expense increased to 15.5% for the year ended December 31, 2014 from 8.7% for the year ended December 31, 2013. During the year ended December 31, 2014, we decreased our Internet advertising and television direct marketing campaign for our Alternacig brand, increased our print advertising programs, participation at trade shows, initiated several new marketing campaigns in which we sponsored several music concerts and we continued various other advertising campaigns.

Other expense for the years ended December 31, 2014 and 2013 was $366,433 and $683,558, respectively, a decrease of $317,125. Included in other expense is interest expense which was $348,975 and $383,981, for the years ended December 31, 2014 and 2013 respectively, a decrease of $35,006 or 9.1%. The decrease was attributable to lower amounts of outstanding debt throughout 2014 compared to 2013. In addition, the Company incurred an induced conversion expense during the year ended December 31, 2013 of $299,577 related to the reduction in the conversion price for the $350,000 Senior Convertible Notes and $75,000 Senior Convertible Notes in order to induce the holders to convert the notes. Such inducement did not reoccur in 2014.

Income tax expense (benefit) for the years ended December 31, 2014 and 2013 was $767,333 and $(524,791), respectively, an increase of $1,292,124 or 246.2%. The Company determined, based on the weight of the available evidence, that a valuation allowance of $5,695,446 (or 100% of the Company’s net deferred tax assets) is required at December 31, 2014, which is the cause of the significant increase in income tax expense compared to the year ended December 31, 2013. At December 31, 2013, the Company had determined that a valuation allowance against its net deferred tax assets was not necessary and recorded an income tax benefit.

Net (loss) income for the years ended December 31, 2014 and 2013 was $(13,852,249) and $801,352, respectively, a decrease of $14,653,601 as a result of the items discussed above.

Liquidity and Capital Resources

The Company had net losses of approximately $3.98 million and $1.45 million for the three month periods ending March 31, 2015 and 2014, respectively, and has experienced cash outflows from operating activities. The Company also has an accumulated deficit of $19.2 million as of March 31, 2015. The Company had $1.91 million of cash at March 31, 2015 and negative working capital of approximately $812,000. These matters raise substantial doubt about the Company’s ability to continue as a going concern.

Our net cash used in operating activities was $2,149,505 and $2,165,114 for the three months ended March 31, 2015 and 2014, respectively, a decrease of $15,609. Our net cash used in operating activities for the three months ended March 31, 2015 resulted from our net loss of $3,981,196 offset by non-cash charges of $1,200,468 and changes in operating assets and liabilities of $631,223.

Our net cash provided by (used in) investing activities was $536,071 and ($4,795) for the three months ended March 31, 2015 and 2014, respectively. The increase of proceeds from investing activities of $540,866 over the three months ended March 31, 2015 and 2014 is primarily due to increases in cash collected from repayment of loans receivable’s and cash acquired from the March 2015 Vaporin merger, partially offset with an increase in purchases of property and equipment.

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Our net cash provided by (used in) financing activities was $3,043,439 and ($290,835) for the three months ended March 31, 2015 and 2014, respectively. The increase in cash provided by financing activities over the three months ended March 31, 2015 and 2014 was primarily related to proceeds from the Securities Purchase Agreement, entered into in connection with the March 2015 Vaporin merger, with certain accredited investors providing for the sale of $3,500,960 in shares of the Company’s common stock at a price of $1.02 per share, offset by offering costs of $559,000. The increase was partially offset with payments to the term loan and capital lease obligations.

Our net cash used in operating activities was $6,291,027 and $4,120,152 for the years ended December 31, 2014 and 2013, respectively, an increase of $2,170,875. Our net cash used in operating activities for the year ended December 31, 2014 resulted primarily from our net losses, purchases of new inventories to meet future customer demand, and changes in accounts receivable, prepaid expenses, accounts payable, accrued expenses and due from merchant credit card processor, which are attributable to our efforts to accommodate anticipated future sales growth.

Our net cash used in investing activities was $1,987,505 and $14,779 for the years ended December 31, 2014 and 2013, respectively. Our net cash used in investing activities for the year ended December 31, 2014 resulted primarily from entering into loans receivable with International Vapor Group, Inc. and Vaporin and for purchases of property and equipment utilized in connection with the opening of eight retail kiosks.

Our net cash provided by financing activities was $2,269,481 and $10,528,738 for the years ended December 31, 2014 and 2013, respectively, a decrease of $8,259,256. These financing activities relate to the Company’s sale of $1,250,000 Senior Convertible Notes entered into in November 2014, $1,000,000 Loan Payable to Related Party entered into in December 2014, and the $1,000,000 Term Loan entered into in September 2014 and proceeds from the exercise of stock options net of principal repayments under the $750,000 and $1,000,000 Term Loans and principle repayments of capital lease obligations.

In the ordinary course of our business, we enter into purchase orders for components and finished goods, which may or may not require vendor deposits and may or may not be cancellable by either party. At March 31, 2015 and December 31, 2014, we had $298,320 and $319,563 in vendor deposits, respectively, which are included in prepaid expenses and vendor deposits on the condensed consolidated balance sheets included elsewhere in this report. At March 31, 2015 and December 31, 2014, we do not have any material financial guarantees or other contractual commitments with these vendors that are reasonably likely to have an adverse effect on liquidity.

Our existing liquidity is not sufficient to fund our operations, anticipated capital expenditures, working capital and other financing requirements for the foreseeable future. Pending the completion of the offering for which this prospectus is being filed, we will need to raise additional debt or equity financing to maintain and expand the business. To the extent we raise additional capital by issuing common stock or common stock equivalents, ownership dilution to existing stockholders will result and future investors may be granted rights superior to those of existing stockholders. This dilution is complicated by the covenants in the November 2014 and March 2015 financings which preclude us from issuing equity below $2.00 per share (or $1.02) given our recent stock below $0.50 range. We are negotiating to obtain waivers of these covenants and expect that we will have to issue a material number of shares of common stock to do so; any waivers will require majority or super majority consent. While the lead investor in each offering has orally agreed to execute a waiver in return for equity, we cannot assure you that sufficient other similarly situated investors will do so.

To meet our working capital needs prior to this offering, we are focusing on a short-term bridge loan. We have entered into a non-binding term sheet with a prospective investor to issue up to $1,000,000 of 5% original issuance discount notes, convertible at $0.50 per share (of which this investor will purchase one-half of the securities sold in this offering and the remaining portion purchased by significant existing investors). If we are unsuccessful in completing this offering or raising any capital on terms acceptable to us then we may need to curtail our operations and/or take additional measures to conserve and manage our liquidity and capital resources, any of which would have a material adverse effect on our business, results of operations and financial condition. Assuming we obtain the bridge loan described above, we will still not have sufficient working capital for 12 months and are relying upon this offering or another material financing.

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BUSINESS

We operate 10 Florida-based Vape Stores and are focusing on expanding the number of Company operated stores as well as launching a franchise program. We design, market, and distribute vaporizers, e-liquids, electronic cigarettes and accessories under the emagine vaporTM, Krave®, Fifty-One® (also known as Smoke 51), VaporX®, Hookah Stix® and Alternacig® brands. Third party manufacturers manufacture our products to meet our design specifications. We market our products as alternatives to traditional tobacco cigarettes and cigars. In 2014, as a response to market product demand changes, Vapor began to shift its primary focus from electronic cigarettes to vaporizers.

The Company’s business strategy is currently focused on the Vape Store concept which Vaporin had successfully deployed. We are seeing that there is a large consumer demand centered on the vaporizer products and the “atmosphere” created by the stores. Vapor leverages its ability to design, market and develop multiple vaporizer and e-cigarette brands and to bring those brands to market through its multiple distribution channels including the vape stores, online and through retail operations operated by their parties.

Vaporizers and Electronic Cigarettes

“Vaporizers” and “electronic cigarettes,” or “e-cigarettes,” are battery-powered products that enable users to inhale nicotine vapor without smoke, tar, ash, or carbon monoxide. Electronic cigarettes look like traditional cigarettes and, regardless of their construction are comprised of three functional components:

●	a mouthpiece, which is a small plastic cartridge that contains a liquid nicotine solution;

●	the heating element that vaporizes the liquid nicotine so that it can be inhaled; and

●	the electronics, which include: a lithium-ion battery, an airflow sensor, a microchip controller and an LED, which illuminates to indicate use.

When a user draws air through the electronic cigarette and/or vaporizer, the air flow is detected by a sensor, which activates a heating element that vaporizes the solution stored in the mouthpiece/cartridge, the solution is then vaporized and it is this vapor that is inhaled by the user. The cartridge contains either a nicotine solution or a nicotine free solution, either of which may be flavored.

Our Vaporizers and Electronic Cigarettes

Vaporizers feature a tank or chamber, a heating element and a battery. The vaporizer user fills the tank with e-liquid or the chamber with dry herb or leaf. The vaporizer battery can be recharged and the tank and chamber can be refilled.

We also offer disposable electronic cigarettes in multiple sizes, puff counts, styles, flavors and nicotine strengths; rechargeable electronic cigarettes that use replaceable cartridges (also known as “atomizers or cartomizers”), and rechargeable vaporizers for use with either electronic cigarette solution (“e-liquid”) or dry herbs or leaf. Disposable electronic cigarettes feature a one-piece construction that houses all the components and is utilized until the nicotine or nicotine free solution is depleted. Rechargeable electronic cigarettes feature a rechargeable battery and replaceable cartridge (also known as an “atomizer or cartomizer”). The atomizers or cartomizers are changed when the solution is depleted from use.

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Our Brands

We sell our vaporizers, electronic cigarettes and e-liquids under several different brands, including emagine vaporTM, Krave®, Fifty-One® (also known as Smoke 51), VaporX®, Stix® and Alternacig® brands. We also design and develop private label brands for our distribution customers. Our in-house engineering and graphic design team’s work to provide aesthetically pleasing, technologically advanced affordable vaporizers and e-cigarette options. We are in the process of preparing to commercialize additional brands which we intend to market to new customers and demographics.

Our Improvements and Product Development

We have developed and trademarked or are preparing to commercialize additional products. We include product development expenses as part of our operating expenses.

Flavor Profiles

We are developing new flavor profiles that are distinct to our brands. We believe that as the vaporizer and electronic cigarette industry matures, users of vaporizers and electronic cigarettes will develop, if they have not already, preferences for the product based not only on their quality, ability to successfully deliver nicotine, their battery capacity, smoke volume they generate, but on taste and flavor, like smokers do with their preferred brand of conventional tobacco cigarettes.

Soft Tip Filter

We have a patent pending for a soft-tip electronic cigarette filter, which more closely resemble the tactile experience of a traditional tobacco cigarette in a user’s mouth. There is no assurance that we will be awarded a patent for this filter. To date electronic cigarettes have been made of metal and hard plastic and do not offer users the same malleable feel as the cellulose filters of conventional tobacco cigarettes.

Dynamo Powered Electronic Cigarette

We hold rights to a patent pending for the first electronic cigarette that can be re-charged by shaking the product. This Dynamo charging technology may eventually allow for continued use without having to recharge the electronic cigarette by plugging it into an electrical outlet. There is no assurance that a patent will be awarded for this technology.

Universal Fit Mouthpiece

We have a patent pending for a universal fit mouthpiece that can be used in conjunction with the battery section of most other popular electronic cigarette brands, allowing users of competing electronic cigarette products an easy way to try and transition to our cartridges. There is no assurance that a patent will be awarded for this technology.

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Electronic Cigarette Air Flow Sensor Patent

We have a patent pending on a new configuration for the airflow sensors currently used in electronic cigarettes. The new configuration will allow the battery to be sealed to enhance the reliability and performance of the electronic cigarette. There is no assurance that we will be awarded a patent for this configuration.

Vaporizer Biometric Fingerprint Lock Sensor Patent

We have a patent pending for a biometric fingerprint lock sensor that can be used in vaporizers. The biometric fingerprint lock sensor will allow the owner of the vaporizer to keep the device locked and turned off unless the authorized user unlocks the device via fingerprint scan, protecting the device from use by another individual. This technology may be used to protect against minors being able to turn on the device and will also deem the devices unusable in the event the device is lost or stolen. There is no assurance that we will be awarded a patent for this technology.

Our Kits and Accessories

Our vaporizer and electronic cigarettes are available in kits that contain everything a user needs to begin enjoying their “vaping” experience. In addition to kits we sell replacement parts including batteries, refill cartridges or cartomizers that contain the liquid solution, atomizers, tanks and e-liquids. Our refill cartridges and e-liquids are available in various assorted flavors and nicotine levels (including 0.0% nicotine). In addition to our electronic cigarette and vaporizer products we sell an assortment of accessories, including various types of chargers (including USB chargers), carrying cases and lanyards.

The Market for Vaporizers and Electronic Cigarettes

We market our vaporizers and electronic cigarettes as an alternative to traditional tobacco cigarettes and cigars. We offer our products in multiple nicotine strengths, flavors and puff counts. Because vaporizers and electronic cigarettes offer a “smoking” experience without the burning of tobacco leaf, vaporizers and electronic cigarettes offer users the ability to satisfy their nicotine cravings without smoke, tar, ash or carbon monoxide. In many cases vaporizers and electronic cigarettes may be used where tobacco-burning cigarettes may not. Vaporizers and electronic cigarettes may be used in some instances where for regulatory or safety reasons tobacco burning cigarettes may not be used. However, certain states, cities, businesses, providers of transportation and public venues in the U.S. have already banned the use of vaporizers and electronic cigarettes, while others are considering banning the use of vaporizers and electronic cigarettes. We cannot provide any assurances that the use of vaporizers and electronic cigarettes will be permitted in places where traditional tobacco burning cigarette use is banned. See the Risk Factor on page 16.

According to the U.S. Centers for Disease Control and Prevention, in 2012, an estimated 42.1 million people, or 18.1% of adults, in the United States smoke cigarettes. According to the Tobacco Vapor Electronic Cigarette Association, an industry trade group, more than 3.5 million people currently use electronic cigarettes in the United States. In 2011, about 21% of adults who smoke traditional tobacco cigarettes had used electronic cigarettes, up from about 10% in 2010, according to the U.S. Centers for Disease Control and Prevention. Annual sales of electronic cigarettes in the United States were estimated to increase to $1.7 billion in 2014 from $1 billion in 2013. Annual sales of traditional tobacco cigarettes, according to industry estimates, were $80 billion in 2012.

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Advertising

Currently, we advertise our products primarily on the Internet, through trade magazine ads and through point of sale materials and displays at retail locations. We also attempt to build brand awareness through innovative social media marketing activities, price promotions, in-store and on-premise promotions, slotting fees (i.e., fees payable based on the number of stores at which our products are carried and sold), public relations and trade show participation. Our advertising expense as a percentage of sales for the year ended December 31, 2014 and 2013 has been approximately 15.5% and 8.8%, respectively; for the three months ended March 31, 2015, this decreased to 7.2%. Assuming we are successful in this offering, we intend to continue to strategically expand our advertising activities in 2015 and also increase our public relations campaigns to gain editorial coverage for our brands. Some of our competitors promote their brands through print media and television commercials, and through celebrity endorsements, and have substantial resources to devote to such efforts. We believe that our and our competitors’ efforts have helped increase our sales, our product acceptance and general industry awareness.

Distribution and Sales

We offer our vaporizers and electronic cigarettes and related products through our Vape Stores, our websites, a retail kiosk, retail channels through our direct sales force, and through third party wholesalers, retailers and value-added resellers. Retailers of our products include small-box discount retailers, big-box retailers, gas stations, drug stores, convenience stores, tobacco shops and kiosk locations in shopping malls throughout the United States. We previously offered our vaporizers and electronic cigarettes and related products through our direct response television marketing efforts.

Vapor sells directly to consumers through 10 company owned retail Vape Stores. Vapor acquired eight of these retail Vape Stores in in the March 2015 merger with Vaporin. Our management believes that consumers are shifting towards vape shops for an enhanced experience. This enhanced experienced is derived from the greater variety of products at the stores, the knowledgeable staff and the social atmosphere. Vapor anticipates a significant portion of future revenue will come from the retail stores.

We also offer our products online through our websites including www.vapor-corp.com. The contents of this website are not incorporated by reference into this prospectus. Our strategy is to increase our online sales by expanding our presence through additional Vapor websites and enhancing the overall online experience for consumers.

When first introduced to the U.S. market, electronic cigarettes were predominantly sold online. In the past year brick and mortar sales of electronic cigarettes and vaporizers have eclipsed the on-line sales volumes in the U.S. market. Tobacco products, most notably cigarettes are currently sold in approximately 400,000 retail locations. We believe that future growth of vaporizers and electronic cigarettes is dependent on either higher volume, lower margin sales channels, like the broad based distribution network through which cigarettes are sold or through company owned stores. Thus, we are focusing on growing our retail distribution reach by opening retail stores and entering into distribution agreements with large and established value added resellers. We currently have established relationships with several large retailers and national chains and in connection therewith we have agreed to pay slotting fees based on the number of stores our products will be carried in. These existing relationships are “at-will” meaning that either party may terminate the relationship for any reason or no reason at all. We believe that these higher volume lower margin opportunities are critical towards broadening the reach and appeal of vaporizers and electronic cigarettes and we believe that as vaporizers and electronic cigarettes become more widely known and available, the market for our products will grow. In 2015, we have closed eight of our nine kiosks and are focusing on acquiring and developing the Vape Stores in Florida.

Distribution of our Products in Canada

Under our private label production and supply agreement with Spike Marks Inc./Casa Cubana, or “Spikes”, we agreed to produce and supply Spikes with such quantities of our electronic cigarettes bearing the their trademark and other brand attributes for resale within Canada. For the years ended December 31, 2014 and 2013, we had sales for distribution in Canada of $2,912,525 and $3,847,310, respectively. The last sales order received from Spikes was in February 2015. In April 2015, we received a notice from Spikes that we had breached the agreement and a subsequent notice of termination. Although we refute Spike’s allegations and believe we are owed money by them, there is no assurance that we will not be required to pay them money nor recover any of the amounts we believe we are due in accordance with the agreement. We are currently selling our products to another distributor in Canada under an oral agreement.

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Business Strategy

We believe and are seeing in our current stores that there is a large consumer demand centered on the vaporizer products and the “atmosphere” created by the Vape Stores. Additionally, our business strategy leverages our ability to design market and develop multiple vaporizer and e-cigarette brands and to bring those brands to market through our multiple distribution channels.

We believe we were among the first distributors of vaporizers and electronic cigarettes in the U.S. Thus, we believe that our reputation and our experience in the electronic cigarette industry, both from a development, customer service and production perspective give us an advantage in attracting customers, specifically re-sellers who require ongoing support, reliable and consistent supply chains and mechanisms in place for supporting broad based distributors and big box retailers.

Moreover, we believe that our history with our suppliers, including the volume of products we source, gives us an advantage over other market participants as it relates to favorable pricing, priority as to inventory supply and delivery and first access to new products, including first access to next generation electronic cigarette products and technology.

Our goal is to achieve a position of sustainable leadership in the vaporizer industry. Our strategy consists of the following key elements:

●	continue to expand the footprint of the Vape Stores;

●	develop new brands and engineer product offerings;

●	continue to shift our product focus from e-cigarettes to vaporizers;

●	seek potential franchisees for the Vape Stores;

●	invest in and leverage our new and existing brands through marketing and advertising;

●	increase our presence in national and regional retailers;

●	expand our brand awareness and online web presence;

●	introduce our products to the consumer through increased infomercial broadcasts;

●	develop continuity programs for our end user customers;

●	expanding into new potential markets;

●	scale our distribution through strategic resale partnerships; and

●	align our product offerings and cost with market demand.

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Competition

Competition in the electronic cigarette industry, including the vaporizer and e-liquid segments, is intense. We compete with other sellers of electronic cigarettes, most notably Lorillard, Inc., Altria Group, Inc. and Reynolds American, Inc., which are big tobacco companies that have electronic cigarette business segments. The nature of our competitors is varied as the market is highly fragmented and the barriers to entry into the business are low. Our direct competitors sell products that are substantially similar to ours and through the same channels through which we sell our electronic cigarette products. We compete with these direct competitors for sales through distributors, wholesalers and retailers, including but not limited to national chain stores, tobacco shops, gas stations, travel stores, shopping mall kiosks, in addition to direct to public sales through the Internet, mail order and telesales.

As a general matter, we have access to market and sell the similar vaporizers and electronic cigarettes as our competitors and we sell our products at substantially similar prices as our competitors; accordingly, the key competitive factors for our success is the quality of service we offer our customers, the scope and effectiveness of our marketing efforts, including media advertising campaigns and, increasingly, the ability to identify and develop new sources of customers.

Part of our business strategy focuses on the establishment of contractual relationships with distributors. We are aware that e-cigarette competitors in the industry are also seeking to enter into such contractual relationships. In many cases, competitors for such contracts may have greater management, human, and financial resources than we do for entering into such contracts and for attracting distributor relationships. Furthermore, certain of our electronic cigarette and vaporizer competitors may have better control of their supply and distribution, be better established, larger and better financed than our Company.

As discussed above, we compete against “big tobacco”, U.S. cigarette manufacturers of both conventional tobacco cigarettes and electronic cigarettes like Altria Group, Inc., Lorillard, Inc. and Reynolds American, Inc. We compete against “big tobacco” who offers not only conventional tobacco cigarettes and electronic cigarettes but also smokeless tobacco products such as “snus” (a form of moist ground smokeless tobacco that is usually sold in sachet form that resembles small tea bags), chewing tobacco and snuff. “Big tobacco” has nearly limitless resources, global distribution networks in place and a customer base that is fiercely loyal to their brands. Furthermore, we believe that “big tobacco” will devote more attention and resources to developing and offering electronic cigarettes as the market for electronic cigarettes grows. Because of their well-established sales and distribution channels, marketing expertise and significant resources, “big tobacco” is better positioned than small competitors like us to capture a larger share of the electronic cigarette market.

Manufacturing

We have no manufacturing capabilities and do not intend to develop any manufacturing capabilities. Third party manufacturers manufacture our products to meet our design specifications. We depend on third party manufacturers for our vaporizers, electronic cigarettes and accessories. Our customers associate certain characteristics of our products including the weight, feel, draw, unique flavor, packaging and other attributes of our products to the brands we market, distribute and sell. Any interruption in supply and or consistency of our products may harm our relationships and reputation with customers, and have a material adverse effect on our business, results of operations and financial condition. In order to minimize the risk of supply interruption, we currently utilize several third party manufacturers to manufacture our products to our specifications.

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We currently utilize approximately 13 different manufacturers, all of which are based in China. We contract with our manufacturers on a purchase order basis. We do not have any output or requirements contracts with any of our manufacturers. Our manufacturers provide us with finished products, which we hold in inventory for distribution, sale and use. Certain Chinese factories and the products they export have recently been the source of safety concerns and recalls, which is generally attributed to lax regulatory, quality control and safety standards. Should Chinese factories continue to draw public criticism for exporting unsafe products, whether those products relate to our products or not, we may be adversely affected by the stigma associated with Chinese production, which could have a material adverse effect on our business, results of operations and financial condition.

Although we believe that several alternative sources for our products are available, any failure to obtain the components, chemical constituents and manufacturing services necessary for the production of our products would have a material adverse effect on our business, results of operations and financial condition.

Source and Availability of Raw Materials

We believe that an adequate supply of product and raw materials will be available to us as needed and from multiple sources and suppliers.

Intellectual Property

We do not currently own any patents relating to vaporizers and electronic cigarettes, though we do have several patent applications pending in the United States as described below. There is no assurance that we will be awarded patents for of any of these pending patent applications.

Soft Tip Filters

We have a patent pending for a soft-tip electronic cigarette filter, which more closely resembles the tactile experience of a conventional tobacco cigarette in a user’s mouth. To date electronic cigarettes have been made of metal and hard plastic and do not offer users the same malleable feel as the cellulose filters of conventional tobacco cigarettes.

Dynamo Powered Electronic Cigarette

We hold rights to a patent pending for the first electronic cigarette that can be re-charged by shaking the product. This Dynamo charging technology may eventually allow for continued use without having to recharge the electronic cigarette by plugging it in to an electrical outlet.

Universal Fit Mouthpiece

We have a patent pending for a universal fit mouthpiece that can be used in conjunction with the battery section of most other popular electronic cigarette brands, allowing users of competing electronic cigarette products an easy way to try and transition to our cartridges.

Electronic Cigarette Air Flow Sensor Patent

We have a patent pending on a new configuration for the air flow sensors currently used in electronic cigarettes. The new configuration will allow the battery to be sealed to enhance the reliability and performance of the electronic cigarette.

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Vaporizer Biometric Fingerprint Lock Sensor Patent

We have a patent pending for a biometric fingerprint lock sensor that can be used in vaporizers. The biometric fingerprint lock sensor will allow the owner of the vaporizer to keep the device locked and turned off unless the authorized user unlocks the device via fingerprint scan, protecting the device from use by another individual. This technology may be used to protect against minors being able to turn on the device and will also deem the devices unusable in the event the device is lost or stolen.

Trademarks

We own trademarks on certain of our brands, including: Fifty-One®, Krave®, VaporX®, Alternacig®, EZ Smoker®, Green Puffer®, Americig®, Hookah Stix® and Smoke Star® brands. We have also filed additional trademarks, which have yet to be awarded.

Patent Litigation

We are a defendant in a certain patent lawsuit described in the section titled “Legal Proceedings” in this prospectus.

Such patent lawsuit as well as any other third party lawsuits alleging our infringement of patents, trade secrets or other intellectual property rights could force us to do one or more of the following:

●	stop selling products or using technology that contains the allegedly infringing intellectual property;

●	incur significant legal expenses;

●	pay substantial damages to the party whose intellectual property rights we may be found to be infringing;

●	redesign those products that contain the allegedly infringing intellectual property; or

●	attempt to obtain a license to the relevant intellectual property from third parties, which may not be available to us on reasonable terms or at all.

Third party lawsuits alleging our infringement of patents, trade secrets or other intellectual property rights could have a material adverse effect on our business, results of operations and financial condition.

We may be required to obtain licenses to patents or proprietary rights of others. We cannot assure you that any licenses required under any such patents or proprietary rights would be made available on terms acceptable to us or at all. If we do not obtain such licenses, we could encounter delays in product market introductions while we attempt to design around such patents, or could find that the development, manufacture, or sale of products requiring such licenses could be foreclosed. Litigation may be necessary to defend against claims of infringement asserted against us by others, or assert claims of infringement to enforce patents issued to us or exclusively licensed to us, to protect trade secrets or know-how possessed by us, or to determine the scope and validity of the proprietary rights of others. In addition, we may become involved in oppositions in foreign jurisdictions, reexaminations declared by the United States Patent and Trademark Office, or interference proceedings declared by the United States Patent and Trademark Office to determine the priority of inventions with respect to our patent applications or those of our licensors. Litigation, opposition, reexamination or interference proceedings could result in substantial costs to and diversion of effort by us, and may have a material adverse impact on us. In addition, we cannot assure you that our efforts to maintain or defend our patents will be successful.

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Government Regulation

Since a 2010 U.S. Court of Appeals decision, the FDA is permitted to regulate electronic cigarettes as “tobacco products” under the Family Smoking Prevention and the Tobacco Control Act. Under this decision, the FDA is not permitted to regulate electronic cigarettes as “drugs” or “devices” or a “combination product” under the Federal Food, Drug and Cosmetic Act unless they are marketed for therapeutic purposes. This is contrary to anti-smoking devices like nicotine patches, which undergo more extensive FDA regulation. Because Vapor does not market Vapor’s electronic cigarettes for therapeutic purposes, Vapor’s electronic cigarettes are subject to being classified as “tobacco products” under the Tobacco Control Act. The Tobacco Control Act grants the FDA broad authority over the manufacture, sale, marketing and packaging of tobacco products, although the FDA is prohibited from issuing regulations banning all cigarettes or all smokeless tobacco products, or requiring the reduction of nicotine yields of a tobacco product to zero.

On April 24, 2014, the FDA released proposed rules that would extend its regulatory authority to electronic cigarettes and certain other tobacco products under the Tobacco Control Act. The proposed rules would require that electronic cigarette manufacturers (i) register with the FDA and report electronic cigarette product and ingredient listings; (ii) market new electronic cigarette products only after FDA review; (iii) only make direct and implied claims of reduced risk if the FDA confirms that scientific evidence supports the claim and that marketing the electronic cigarette product will benefit public health as a whole; (iv) not distribute free samples; (v) implement minimum age and identification restrictions to prevent sales to individuals under age 18; (vi) include a health warning; and (vii) not sell electronic cigarettes in vending machines, unless in a facility that never admits youth. The proposed rules were subject to a 75-day public comment period, following which the FDA will finalize the proposed rules. It is not known how long this regulatory process to finalize and implement the rules may take. Accordingly, Vapor cannot predict the content of any final rules from the proposed rules or the impact they may have.

In this regard, total compliance and related costs are not possible to predict and depend substantially on the future requirements imposed by the FDA under the Tobacco Control Act. Costs, however, could be substantial and could have a material adverse effect on Vapor’s business, results of operations and financial condition. In addition, failure to comply with the Tobacco Control Act and with FDA regulatory requirements could result in significant financial penalties and could have a material adverse effect on Vapor’s business, financial condition and results of operations and ability to market and sell Vapor’s products. At present, it is difficult to predict whether the Tobacco Control Act will impact Vapor to a greater degree than competitors in the industry, thus affecting Vapor’s competitive position.

State and local governments currently legislate and regulate tobacco products, including what is considered a tobacco product, how tobacco taxes are calculated and collected, to whom and by whom tobacco products can be sold and where tobacco products may or may not be smoked. State and local regulation of the e-cigarette market and the usage of e-cigarettes is beginning to accelerate.

As local regulations expand, vaporizers and electronic cigarettes may lose their appeal as an alternative to cigarettes, which may have the effect of reducing the demand for Vapor’s products and as a result have a material adverse effect on Vapor’s business, results of operations and financial condition.

At present, neither the Prevent All Cigarette Trafficking Act (which prohibits the use of the U.S. Postal Service to mail most tobacco products, which would require individuals and businesses that make interstate sales of cigarettes or smokeless tobacco to comply with state tax laws) nor the Federal Cigarette Labeling and Advertising Act (which governs how cigarettes can be advertised and marketed) apply to electronic cigarettes. The application of either or both of these federal laws to vaporizers and electronic cigarettes would have a material adverse effect on Vapor’s business, results of operations and financial condition.

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Vapor expects that the tobacco industry will experience significant regulatory developments over the next few years, driven principally by the World Health Organization’s FCTC. The FCTC is the first international public health treaty on tobacco, and its objective is to establish a global agenda for tobacco regulation with the purpose of reducing initiation of tobacco use and encouraging cessation. Regulatory initiatives that have been proposed, introduced or enacted include:

●	the levying of substantial and increasing tax and duty charges;

●	restrictions or bans on advertising, marketing and sponsorship;

●	the display of larger health warnings, graphic health warnings and other labelling requirements;

●	restrictions on packaging design, including the use of colors and generic packaging;

●	restrictions or bans on the display of tobacco product packaging at the point of sale, and restrictions or bans on cigarette vending machines;

●	requirements regarding testing, disclosure and performance standards for tar, nicotine, carbon monoxide and other smoke constituents levels;

●	requirements regarding testing, disclosure and use of tobacco product ingredients;

●	increased restrictions on smoking in public and work places and, in some instances, in private places and outdoors;

●	elimination of duty free allowances for travelers; and

●	encouraging litigation against tobacco companies.

If Vaporizers, electronic cigarettes, or e-liquids, are subject to one or more significant regulatory initiates enacted under the FCTC, Vapor’s business, results of operations and financial condition could be materially and adversely affected.

Employees

As of May 26, 2015, we had 95 full-time employees and three part-time employees, none of which are represented by a collective bargaining agreement. We believe that our employee relations are good.

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Legal Proceedings

On June 22, 2012, Ruyan filed a lawsuit against the Company alleging infringement of U.S. Patent No. 8,156,944, entitled “Aerosol Electronic Cigarette” (the “944 Patent”). Ruyan also filed separate cases for patent infringement against nine other defendants also asserting infringement of the ’944 Patent. Ruyan’s lawsuit against the Company captioned as Ruyan Investment (Holdings) Limited v. Vapor Corp., No. 12-cv-5466, is pending in the United States District Court for the Central District of California. All of these lawsuits have been consolidated for discovery and pre-trial purposes. On February 25, 2013, Ruyan’s patent infringement lawsuit against the Company as well as all of the other consolidated lawsuits were stayed as a result of the Court granting a stay in one of the consolidated lawsuits. The Court granted the motion to stay Ruyan’s lawsuit against the Company and the other defendants based on the filing of a request for inter partes reexamination of the ’944 Patent at the U.S. Patent and Trademark Office. As a result of the stay, all of the consolidated lawsuits involving the ’944 Patent were stayed until the reexamination is completed. As a condition to granting the stay of all the lawsuits, the Court required any other defendant who desires to seek reexamination of the ’944 Patent and potentially seek another stay (or an extension of the existing stay) based on any such reexamination to seek such reexamination no later than July 1, 2013. Two other defendants sought reexamination of the ’944 Patent before expiration of such Court-imposed deadline of July 1, 2013. All reexamination proceedings of the ’944 Patent were stayed by the United States Patent and Trademark Office Patent Trial and Appeal Board pending its approval of one or more of them. On December 24, 2014, the Patent Trial and Appeal Board issued its ruling that all of the challenged claims in the reexamination proceedings of the ’944 patent were invalid except for one claim. To the extent this claim is asserted against the Company, the Company will vigorously defend itself against such allegations. Currently, the case remains stayed.

On March 5, 2014, Fontem Ventures, B.V. and Fontem Holdings 1 B.V. (the successors to Ruyan) filed a complaint against the Company in the U.S. District Court for the Central District of California, captioned Fontem Ventures B.V., et al. v. Vapor Corp., No. 14-cv-1650. The complaint alleges infringement of U.S. Patent No. 8,365,742, entitled “Aerosol Electronic Cigarette”, U.S. Patent No. 8,375,957, entitled “Electronic Cigarette” (the “957 Patent”), U.S. Patent No. 8,393,331, entitled “Aerosol Electronic Cigarette” (the “331 Patent”) and U.S. Patent No. 8,490,628, entitled “Electronic Atomization Cigarette” (the “628 Patent”). On April 8, 2014, plaintiffs amended their complaint to add U.S. Patent No. 8,689,805, entitled “Electronic Cigarette” (the “805 Patent”). The products accused of infringement by plaintiffs are various Krave, Fifty-One and Hookah Stix products and parts. Nine other companies were also sued in separate lawsuits alleging infringement of one or more of the patents listed above. The Company filed its Answer and Counterclaims on May 1, 2014 and believes the claims are without merit. Other defendants have filed petitions for inter partes review of the ’742, ’957, ’331, ’628 and ’805 Patents at the U.S. Patent and Trademark Office. The U.S. Patent and Trademark Office has already instituted the majority of the petitions, with decisions on whether to institute additional petitions expected soon.

On October 21, 2014, Fontem Ventures B.V. and Fontem Holdings 1 B.V. filed a complaint against the Company in the U.S. District Court for the Central District of California, captioned Fontem Ventures B.V., et al. v. Vapor Corp., No. 14-cv-8155. The complaint alleges infringement of United States Patent No. 8,863,752, entitled “Electronic Cigarette” and U.S. Patent No. 8,893,726, entitled “Electronic Cigarette”. The products accused of infringement by plaintiffs are various Krave, Fifty-One, VaporX and Hookah Stix products and parts. On January 15, 2015, the Company filed its Answer and Counterclaims. The Company will vigorously defend itself against such allegations.

On December 2, 2014, Fontem Ventures B.V. and Fontem Holdings 1 B.V. filed a complaint against the Company in the U.S. District Court for the Central District of California, captioned Fontem Ventures B.V., et al. v. Vapor Corp., No. 14-cv-09267. The complaint alleges infringement of United States Patent No. 8,899,239, entitled “Electronic Cigarette”. The products accused of infringement by plaintiffs are various Krave, Vapor X, Hookah Stix and Fifty-One products and parts. Fontem amended its complaint on December 16, 2014, to allege infringement of United States Patent No. 8,910,641, entitled “Electronic Cigarette” against the same products. On January 15, 2015, the Company filed its Answer and Counterclaims. The Company will vigorously defend itself against such allegations.

All of the above referenced cases filed by Fontem in 2014 have been consolidated and are currently scheduled for trial in November 2015.

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Properties

We lease approximately 13,323 square feet of office and warehouse facilities located at 3001 and 3091 Griffin Road, Dania Beach Florida, under a 24 month lease agreement terminating in March 2016. In October 2013, we amended this lease to include an additional approximately 2,200 square feet.

The Company has leases on 10 Vape Stores and one kiosk. In April 2015, the Company shut down seven of the eight kiosks that it opened in the fourth quarter of 2014 and is negotiating terminations of these leases. Under these leases, the initial lease terms range from one to five years.

Additionally, we have one lease for a warehouse all located in Cape Coral, Florida. In addition, we have a lease for administrative offices in Miami, Florida.

MANAGEMENT

The following table represents our Board:

Name	Age	Position
Jeffrey Holman	46	Chairman of the Board
Gregory Brauser	30	Director
Angela Courtin	41	Director
Frank Jaumot	57	Director
Daniel MacLachlan	36	Director

Board of Director Biographies

Jeffrey Holman has been our Chairman of the Board and Chief Executive Officer since April 2014. From February 2013 until March 4, 2015, Mr. Holman serviced as our President. Mr. Holman has been a member of our Board since May 2013 and has served as a member of the Board of Directors of our subsidiary Smoke Anywhere since its inception on March 24, 2008. Since 1998, Mr. Holman has been the President of Jeffrey E. Holman & Associates, P.A., a South Florida based law firm. He has also been a Partner in Holman, Cohen & Valencia since 2000. Mr. Holman was selected as a director for his business and legal experience. In addition, as the founder of Smoke Anywhere, Mr. Holman possesses an in-depth understanding of the challenges, risks and characteristics unique to our industry.

Gregory Brauser has served as a director since March 4, 2015. Prior to that, Mr. Brauser served as Chief Operating Officer of Vaporin beginning in January 2014. Mr. Brauser founded Direct Source China in 2009, a sourcing company headquartered in Shanghai, China, that assists mid-size U.S. businesses with their direct manufacturing overseas. Since 2010, Mr. Brauser has served as Vice Chairman and director of Dog-E-Glow, Inc., a manufacturer and distributer of LED lighted dog collars and leashes, which he formed. Mr. Brauser was appointed as a Vaporin designee in connection with the merger with Vaporin, Inc.

Angela Courtin has been a director since April 2014. Since July 2014, Ms. Courtin has been the Chief Marketing Officer of Relativity Media, a next-generation film studio. From August 2013 until June 2014, Ms. Courtin was the President, Dentsu Aegis Network, US. Dentsu Aegis Network US businesses include Carat, mcgarrybowen, Isobar, Vizeum, 360i, Posterscope, D2D, PSLive, The Story Lab, Team Epic, Copernicus and iProspect. Previously, Ms. Courtin acted as Chief Content Officer for Aegis Media and President of The Story Lab, Aegis’ content agency which she founded in 2012 to help clients reach and deepen connections with consumers by creating and leveraging content. Prior to that, Ms. Courtin was co-head of Integrated Marketing at MTV; led Marketing, Entertainment and Content at MySpace; and was an Associate Producer on the hit HBO series “Big Love.” She was featured as one of Ad Age’s “Women to Watch” in 2013 and The Business Insider’s “30 Most Powerful Women in Advertising” in 2012. Ms. Courtin was appointed as a director for her extensive marketing expertise.

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Daniel MacLachlan has been a director since April 18, 2015. Mr. MacLachlan served as the Chief Financial Officer of The Best One, Inc., from October 2014 through early February 2015, facilitating its merger with IDI, Inc. (FKA, Tiger Media, Inc.) (NYSE MKT: IDI). Mr. MacLachlan served as Director of Finance and Chief Financial Officer for TransUnion Risk and Alternative Data Solutions, Inc., after it acquired substantially all the assets of TLO, LLC (“TLO”), a leading provider of data fusion technology-driven investigative products and solutions, in December 2013. Mr. MacLachlan was Chief Financial Officer of TLO since its inception in 2009. Mr. MacLachlan was appointed a director for his financial and accounting expertise.

In March 2015, Mr. Frank Jaumot, a director, notified Vapor of his intention not to seek re-election as a director at the annual meeting scheduled for July 7, 2015. Mr. William Conway III is a director nominee. Mr. Conway has served in many management positions with City Furniture since 2008 the latest being Director of Operations and Customer Service.

Executive Officers

Name	Age	Position
Jeffrey Holman	46	Chief Executive Officer
Gregory Brauser	30	President
James Martin	48	Chief Financial Officer
Christopher Santi	43	Chief Operating Officer

Executive Officer Biographies

See above for Mr. Jeffrey Holman’s and Mr. Gregory Brauser’s biographies.

James Martin has served as Chief Financial Officer since March 4, 2015. Prior to that, Mr. Martin served as Chief Financial Officer of Vaporin, Inc. beginning in April 2014. Prior to his appointment as Chief Financial Officer of Vaporin, Mr. Martin was Chief Financial Officer of Non-Invasive Monitoring Systems, Inc., or “NIMS”, a publicly held medical device company since January 2011. Mr. Martin previously had served as Chief Financial Officer of SafeStitch Medical, Inc., a publicly-held medical device company from January 2011 through October 2013. From January 2011 through December 2011 Mr. Martin also served as Vice President of Finance of Aero Pharmaceuticals, Inc., a privately held pharmaceutical distributor that voluntarily dissolved in December 2011. From July 2010 through January 2011, Mr. Martin served as Controller of each of NIMS, SafeStitch and Aero. Also from May 2008 through July 2010, Mr. Martin served as Controller of AAR Aircraft Services-Miami, a subsidiary of AAR Corp, an aerospace and defense company in which he was responsible for all financial reporting and inventory logistics.

Christopher Santi has been our Chief Operating Officer since December 12, 2012. Prior to that Mr. Santi served as Director of Operations of Vapor beginning in October 2011. Mr. Santi served as the National Sales Manager of Collages.net from November 2007 to October 2011.

There are no family relationships among our directors and executive officers.

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Corporate Governance

Board Responsibilities

The Board oversees, counsels, and directs management in the long-term interest of Vapor and its shareholders. The Board’s responsibilities include establishing broad corporate policies and reviewing the overall performance of Vapor. The Board is not, however, involved in the operating details on a day-to-day basis.

Board Committees and Charters

The Board and its Committees meet throughout the year and act by written consent from time-to-time as appropriate. The Board delegates various responsibilities and authority to different Board Committees. Committees regularly report on their activities and actions to the Board.

The Board currently has and appoints the members of: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. Each of these committees have a written charter which can be found on our corporate website at ir.vapor-corp.com/committee-charters.

The following table identifies the independent and non-independent current Board and committee members:

Name	Independent	Audit	Compensation	Nominating and Corporate Governance
Jeffrey Holman
Gregory Brauser
Angela Courtin	x	x	x	x
Frank Jaumot	x	x	x	x
Daniel MacLachlan	x	x	x	x

Director Independence

Our Board has determined that Angela Courtin, Frank Jaumot and Daniel MacLachlan are independent in accordance with standards under the Nasdaq Listing Rules. Our Board determined that as a result of being executive officers, Messrs. Jeffrey Holman and Gregory Brauser were not independent under the Nasdaq Listing Rules. Our Board has also determined that Angela Courtin, Frank Jaumot and Daniel MacLachlan are independent under the Nasdaq Listing Rules independence standards for Audit Committee members.

Mr. Conway, who has been nominated to replace Mr. Jaumot, has been determined by our Board to be independent.

Committees of the Board

Audit Committee

The Audit Committee, which currently consists of Angela Courtin, Frank Jaumot and Daniel MacLachlan, reviews Vapor’s financial reporting process on behalf of the Board and administers our engagement of the independent registered public accounting firm. The Audit Committee approves all audit and non-audit services, and reviews the independence of our independent registered public accounting firm.

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Audit Committee Financial Expert

Our Board has determined that Frank Jaumot and Daniel MacLachlan are both qualified as an Audit Committee Financial Expert, as that term is defined by the rules of the SEC and in compliance with the Sarbanes-Oxley Act of 2002.

Compensation Committee

The function of the Compensation Committee is to determine the compensation of our executive officers. The Compensation Committee has the power to set performance targets for determining periodic bonuses payable to executive officers and may review and make recommendations with respect to shareholder proposals related to compensation matters. Additionally, the Compensation Committee is responsible for administering Vapor’s equity compensation plans including the Plan.

The members of the Compensation Committee are all independent directors within the meaning of applicable Nasdaq Listing Rules and all of the members are “non-employee directors” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, or the Exchange Act.

Nominating and Corporate Governance Committee

The responsibilities of the Nominating and Corporate Governance Committee include the identification of individuals qualified to become Board members, the selection of nominees to stand for election as directors, the oversight of the selection and composition of committees of the Board, establish procedures for the nomination process including procedures and the oversight of the evaluations of the Board and management. The Nominating and Corporate Governance Committee has not established a policy with regard to the consideration of any candidates recommended by shareholders since no shareholders have made any recommendations. If we receive any shareholder recommended nominations, the Nominating Committee will carefully review the recommendation(s) and consider such recommendation(s) in good faith.

EXECUTIVE AND DIRECTOR COMPENSATION

Non-employee directors are paid a monthly fee of $1,000 per month and $1,000 for each meeting attended. Because we do not pay any compensation to employee directors, Messrs. Holman and Frija are omitted from the following table.

Fiscal 2014 Director Compensation

Name (a)	Fees Earned or Paid in Cash ($)(b)	Option Awards ($)(d)(1)	All Other Compensation ($)(g)		Total ($)(j)
Robert J Barrett III (2)	27,000	388,800	0		415,800

Angela Courtin	21,000	388,800	0		409,800

Frank E. Jaumot (3)	27,000	388,800	0		415,800

Ryan Kavanaugh (2)	13,000	498,000	1,540,000	(4)	2,051,000

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(1)	This represents the fair value of the award as of the grant date in accordance with FASB ASC Topic 718. These amounts represent awards that are paid in shares of common stock or options to purchase shares of our common stock and do not reflect the actual amounts that may be realized by the directors. In April 2014, these directors were granted 60,000 stock options exercisable at $6.48 and vesting in three equal annual increments beginning April 25, 2015.

(2)	Messrs. Barrett and Kavanaugh resigned prior to the date of this prospectus.

(3)	Not standing for re-election in connection with the Annual Meeting.

(4)	Represents 200,000 shares of common stock issued in connection with consulting services. See footnote (1) above.

Summary Compensation Table

The following table sets forth information regarding the compensation for services performed during fiscal years 2014 and 2013, awarded to, paid to or earned by our Named Executive Officers, which include all Chief Executive Officers serving during fiscal 2014 and (iii) our two other most highly compensated executive officers, as determined by reference to total compensation for fiscal year 2014, who were serving as executive officers at the end of fiscal year 2014.

Name and Principal Position (a)	Year (b)	Salary ($)(c)	Bonus ($)(d)(1)	All Other Compensation ($)(i)		Total ($)(j)

Jeffrey Holman(2)	2014	182,000	0	0		182,000
Chief Executive Officer	2013	169,400	20,000	0		189,400

Kevin Frija(2)	2014	53,203	0	85,615	(3)	138,819
Former Chief Executive Officer	2013	150,404	20,000	0		170,404

Harlan Press	2014	188,339	0	0		188,389
Former Chief Financial Officer	2013	179,939	20,000	10,442	(4)	210,381

Christopher Santi	2014	162,246	0	0		162,246
Chief Operating Officer	2013	156,231	20,000	0		176,231

(1)	Represent cash bonuses for 2013 which were paid on February 28, 2014.

(2)	In April 2014, Mr. Holman replaced Mr. Frija as Chief Executive Officer.

(3)	Represents severance payments.

(4)	Represents a cash payment for unused accrued vacation for 2013 that was paid on November 15, 2013.

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Named Executive Officer Employment Agreements

The chart below summarizes the terms and conditions of employment agreements with our Named Executive Officers.

Executive (1)	Term	Base Salary

Jeffrey Holman	February 11, 2013 through December 31, 2015 which shall automatically be renewed unless either party is given six months’ notice of non-renewal	$182,000

Christopher Santi (2)	December 12, 2012 through December 11, 2015 which shall automatically be renewed unless either party is given six months’ notice of non-renewal	$156,000 in first year, increasing to $162,000 in second year and $170,000 thereafter. Currently, $170,000

(1)	Mr. Harlan Press, a Named Executive Officer, resigned effective April 10, 2015. He will receive nine-months’ severance and accrued vacation in the amount of approximately $159,000.

(2)	In accordance with his Employment Agreement, Mr. Santi received a 10-year option to purchase up to 20,000 shares of the Company’s common stock at an exercise price of $1.25, vesting monthly at the rate of 556 per month.

The Compensation Committee will have the discretion to award each of the Named Executive Officers a bonus based upon job performance or any other factors determined by the Compensation Committee.

Termination Provisions

The table below describes the severance payments that our Named Executive Officers are entitled to in connection with a termination of their employment upon death, disability, dismissal without cause, Change of Control or for Good Reason. All of the termination provisions are intended to comply with Section 409A of the Internal Revenue Code of 1986 and the Regulations thereunder.

	Holman	Press	Santi

Death or Total Disability	Any amounts due at time of termination	Any amounts due at time of termination	Any amounts due at time of termination

Dismissal Without Cause or Termination by Executive for Good Reason or upon a Change of Control (1)	Three months of Base Salary for each year of service, up to 18 months maximum	Three months of Base Salary for each year of service, up to 18 months maximum	Two months of Base Salary for each year of service, up to 12 months maximum

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(1)	Good Reason is generally (with certain exceptions) defined as (i) a relocation of principal place of employment outside a stated area, (ii) a material reduction in Base Salary, (iii) the diminution of the Named Executive Officers’ duties, or (iv) any other action or inaction that constitutes a material failure by Vapor to fulfill its obligations under the Employment Agreements. All of these events are subject to a 30-day cure period.

(2)	Change of Control is generally defined as (i) a sale of substantially all of the Company, (ii) any “person” (as such term is defined under the Exchange Act) becomes the beneficial owners of over 50% of the Company’s voting power, (iii) a change in the majority of the composition of the Board or (iv) a transaction that results in over 50% of the Company’s voting power ceasing to hold a majority of the voting power post-transaction.

Risk Assessment Regarding Compensation Policies and Practices as they Relate to Risk Management

Our compensation program for employees does not create incentives for excessive risk taking by our employees or involve risks that are reasonably likely to have a material adverse effect on us. Our compensation has the following risk-limiting characteristics:

●	Our base pay programs consist of competitive salary rates that represent a reasonable portion of total compensation and provide a reliable level of income on a regular basis, which decreases incentive on the part of our executives to take unnecessary or imprudent risks;

●	A portion of executive incentive compensation opportunity is tied to long-term incentive compensation that emphasizes sustained performance over time. This reduces any incentive to take risks that might increase short-term compensation at the expense of longer term company results;

●	Awards are not tied to formulas that could focus executives on specific short-term outcomes;

●	Equity awards may be recovered by us should a restatement of earnings occur upon which incentive compensation awards were based, or in the event of other wrongdoing by the recipient; and

●	Equity awards, generally, have multi-year vesting which aligns the long-term interests of our executives with those of our shareholders and, again, discourages the taking of short-term risk at the expense of long-term performance.

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Outstanding Equity Awards

Listed below is information with respect to unexercised options, stock that has not vested and equity incentive awards for each Named Executive Officer as of December 31, 2014:

Outstanding Equity Awards At Fiscal Year-End

Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised or Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)

Jeffrey Holman
	120,000	0	(1)		2.25	10/1/15

Kevin Frija
	180,000	0	(1)		2.25	10/1/15

Harlan Press
	37,778	2,222	(2)		1.00	2/28/22

Christopher Santi
	20,000	10,000	(3)		1.15	3/29/22
	13,889	6,111	(4)		1.25	12/11/22

(1)	This option is fully vested.

(2)	These unvested options, at December 31, 2014, were fully vested as of the date of this prospectus.

(3)	Of the unvested options, ½ vested on March 30, 2015 and ½ will vest on March 30, 2016.

(4)	The unvested options vested, or will vest, in 11 equal monthly increments beginning January 11, 2015.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

In connection with the issuance of $300,000 18% senior convertible notes, which we refer to as the “$300,000 Senior Convertible Notes”, in 2012 to Kevin Frija, Vapor’s then Chief Executive Officer, Harlan Press, Vapor’s then Chief Financial Officer, and Doron Ziv, a greater than 10% shareholder of Vapor, Vapor paid $48,674 of interest to these noteholders in 2013 until these notes were converted in full into shares of the Company’s common stock on October 29, 2013. The Company did not pay any principal on the $300,000 Senior Convertible Notes in 2013 prior to or in connection with their conversion.

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In connection with the issuance of a $500,000 24% senior note, which we refer to as the “Senior Note”, in 2012 to Ralph Frija, the father of the Company’s then Chief Executive Officer, Vapor paid approximately $106,800 of interest to this noteholder in 2013 until it was converted in full into shares of the Company’s common stock on October 29, 2013. The Senior Note was not convertible until Vapor and Ralph Frija amended the Note to provide for (i) cash principal and interest payments on a weekly basis, (ii) an extended maturity date for payment to April 22, 2016 and (iii) to make the Senior Note convertible into shares of Vapor’s common stock at a conversion price of $2.57 per share. The Company paid principal of $70,513 on the Senior Note in 2013 prior to its conversion.

On July 9, 2013, the Company entered into Securities Purchase Agreements with, among others, Ralph Frija, and Philip Holman, the father of Jeffrey Holman, Vapor’s then President, pursuant to which (x) Mr. Frija purchased a senior convertible note from Vapor in the principal amount of $200,000 and warrants to purchase 1,927 shares of the Company’s common stock at $5.71 per share and (y) Mr. Holman purchased a senior convertible note from Vapor in the principal amount of $100,000 and warrants to purchase 964 shares of the Company’s common stock with an exercise price of $5.71 per share. These senior convertible notes paid interest at 18% per annum, a maturity date of July 8, 2016, and were convertible into shares of the Company’s common stock at $5.71 per share. The Company paid interest of $16,126 to these noteholders during 2013 until they were converted extinguished on October 29, 2013. The Company did not pay any principal on these senior convertible notes prior to or in connection with their conversion.

On October 29, 2013, Kevin Frija, our then Chief Executive Officer, Jeffrey Holman, our then President and current Chairman of the Board and Chief Executive Officer, Harlan Press, our former Chief Financial Officer, Doron Ziv, a former director, and Isaac Galazan, a former director of Smoke Anywhere, purchased 20,000, 40,000, 20,000, 20,000 and 17,167 shares of our common stock, respectively, at $3.00 per share in a private placement on terms identical with other investors.

In March 2014, Mr. Kavanaugh, a former director, was elected to our Board in accordance with a Consulting Agreement between the Company and Knight Global Services, LLC (“Knight Global”), of which Mr. Kavanaugh was the principal, pursuant to which Knight Global was retained to assist the Company with increasing awareness of its electronic cigarette brands as well as assisting the Company to expand and diversify its relationships with large retailers and national chains. In connection with the Consulting Agreement, Mr. Kavanaugh was issued 200,000 shares of common stock. The Consulting Agreement with Knight Global has been terminated.

On September 23, 2014, the Company and Smoke entered into a $1,000,000 term loan (the “Term Loan”) with Entrepreneur Growth Capital, LLC (the “Lender”) and the Lender was issued a secured promissory note (the “Secured Note”). The Secured Note bears interest at 14% per annum and is secured by a security interest in substantially all of the Company’s assets. The principal amount of the Term Loan is payable in 12 successive monthly installments of $83,333 with the last payment due in September 2015. As of the date of this prospectus, the Company had $211,268 of borrowings outstanding under the Term Loan. In connection with the Term Loan, Jeffrey Holman, the Company’s Chief Executive Officer and Harlan Press, the Company’s former Chief Financial Officer have personally guaranteed performance of certain of the Company’s obligations under the Term Loan.

PRINCIPAL SHAREHOLDERS

The following table sets forth certain information regarding the beneficial ownership of our common stock as of May 26, 2015, on an actual basis and as adjusted to reflect the sale of our common stock offered by this prospectus, by:

●	our named executive officers;

●	each of our directors;

●	all of our current directors and executive officers as a group; and

●	each shareholder known by us to own beneficially more than five percent of our common stock.

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Except as indicated in footnotes to this table, we believe that the shareholders named in this table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them, based on information provided to us by such shareholders. Unless otherwise indicated, the address for each director and executive officer listed is: c/o Vapor Corp., 3001 Griffin Road, Dania Beach, Florida 33312.

	Number of Common Share Equivalents	Percentage of Common Share Equivalents Beneficially Owned
Name of Beneficial Owner	Beneficially Owned (10)	Before Offering	After Offering
Named Executive Officers and Directors:

Jeffrey Holman (2)	1,281,110%		%

Kevin Frija (3)	1,333,359%		%

Harlan Press (4)	156,998%		%

Christopher Santi (5)	32,778%		%

Gregory Brauser (6)	1,087,144%		%

Angela Courtin (7)	20,000%		%

Frank Jaumot (8)	22,000%		%

Daniel MacLachlan (9)	0%		%

All Executive Officers and Directors as a Group (7 Persons) (10)	2,650,732%		%

Other Five Percent Shareholders:
Michael Brauser (11)	2,056,382%		%

Barry Honig (12)	1,870,709%		%

Alpha Capital Anstalt (13)	2,115,613%		%

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*	Represents less than 1% of the outstanding shares of common stock

(1)	Applicable percentages are based on 33,635,758 shares outstanding as of May 26, 2015, adjusted as required by rules of the SEC. The percentage of beneficial ownership after the completion of this offering is based on ______ shares of common stock outstanding immediately after the closing of this offering. Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock underlying options, warrants and convertible notes currently exercisable or convertible, or exercisable or convertible within 60 days are deemed outstanding for computing the percentage of the person holding such securities but are not deemed outstanding for computing the percentage of any other person.

(2)	Jeffrey Holman: A director and executive officer. Includes 120,000 vested options.

(3)	Kevin Frija: Former chief executive officer. Because Mr. Frija served as a Chief Executive Officer during fiscal 2014, he is a Named Executive Officer under the SEC’s rules and regulations. Includes 180,000 vested options and 4,475 shares underlying warrants.

(4)	Harlan Press: A former executive officer. Includes 40,000 vested options and 3,101 shares underlying warrants.

(5)	Christopher Santi: An executive officer. Represents vested options.

(6)	Gregory Brauser: A director and executive officer.

(7)	Angela Courtin: A director. Represents vested options.

(8)	Frank Jaumot: A director.

(9)	Daniel MacLachlan: A director.

(10)	Total D&O: Includes securities beneficially owned by executives who are not a Named Executive Officer.

(11)	Michael Brauser: Includes 427,059 shares underlying warrants. Address is 4400 Biscayne Blvd., Miami, Florida 33137. Mr. Brauser is the father of our President.

(12)	Barry Honig: Includes 834,482 shares underlying warrants and 942,914 shares underlying a convertible note. Address is 555 South Federal Highway, Ste. 450, Boca Raton, Florida 33432.

(13)	Alpha Capital Anstalt: Includes 634,968 shares underlying warrants and 454,545 shares underlying a convertible note. Address is Lettstrasse 32, P.O. Box 1212, FL 9490, Vaduz Furstentum Liechtenstein c/o LH Financial Services Corp., 510 Madison Avenue, Ste. 1400, New York, New York 10022.

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DESCRIPTION OF CAPITAL STOCK

Authorized Capital

We are authorized to issue 50,000,000 shares of common stock, par value $0.001 per share, and 1,000,000 shares of preferred stock, par value $0.001 per share. At our annual shareholders scheduled for July 7, 2015, we are seeking approval to increase our authorized capital to 150 million shares of common stock. In addition, we are also seeking shareholder approval to effect a reverse stock split. Both increase in authorized capital and the reverse stock split will provide us with the ability to complete this offering; without the approval of one of these proposals, we cannot close the offering or likely remain in business. Additionally, we recently received notice from Nasdaq that the bid price of our common stock must be at least $1.00 for 10 consecutive business days by November 16, 2015 or our common stock may be delisted. See “Risk Factors.”

Common Stock

We are authorized to issue 50,000,000 shares of common stock, par value $0.001 per share. The holders of common stock are entitled to one vote per share on all matters submitted to a vote of shareholders, including the election of directors. There is no cumulative voting in the election of directors. In the event of our liquidation or dissolution, holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding shares of preferred stock. Holders of common stock have no preemptive rights and have no right to convert their common stock into any other securities and there are no redemption provisions applicable to our common stock.

The holders of common stock are entitled to any dividends that may be declared by the Board out of funds legally available for payment of dividends subject to the prior rights of holders of preferred stock and any contractual restrictions we have against the payment of dividends on common stock. For so long as our Senior Convertible Notes, due November 14, 2015, remain outstanding, we are prohibited from paying cash dividends on our common stock and other equity securities without the approval of holders of at least 51% in principal amount of the then outstanding notes.

Preferred Stock

We are authorized to issue 1,000,000 shares of “blank check” preferred stock with designations, rights and preferences as may be determined from time to time by our Board. We presently have no preferred stock issued and outstanding. The issuance of our preferred stock could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation. In addition, the issuance of preferred stock could have the effect of delaying, deferring or preventing a change of control or other corporate action. We have no current plan to issue any shares of preferred stock, except pursuant to this prospectus. For a description of how issuance of our preferred stock could affect the rights of our shareholders, see “Certain Provisions of Delaware Law and of Our Charter and Bylaws - Issuance of “Blank Check” Preferred Stock,” below.

Warrants

As of the date of this prospectus, warrants for the issuance of [_______] shares of our common stock were outstanding, exercisable at a weighted average exercise price of $[_______] per share, exercisable through various dates expiring through _______ 20___.

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Description of Securities We Are Offering

Units

We are offering Units, consisting of one share of Series A Convertible Preferred Stock and [_______] Series A Warrants. Each share of Series A Convertible Preferred Stock will be convertible into [_______] shares of common stock upon the earlier of (i) ______ months after the date of this prospectus, or (ii) 15 days after the Separation Trigger Date in the event of Early Separation. A Separation Trigger Date will occur at any time after 30 days from the date of this prospectus if either (i) the closing price of our common stock is greater than $[_____] per share for [_____] consecutive trading days or (b) Dawson James Securities, Inc., acting a representative of the underwriters, informs us of its decision to allow earlier separate trading. Each Series A Warrant is exercisable for one share of common stock at an initial exercise price of $[_______]. The Series A Warrants are exercisable upon separation of the Units. The Series A Warrants will expire on the fifth anniversary of the date of this prospectus. This prospectus also covers the securities issuable upon exercise of the unit purchase option to be issued to the underwriters.

Preferred Stock Included in the Units Offered Hereby

In connection with this offering, we will issue as part of the Units up to [_______] shares of Series A Convertible Preferred Stock pursuant to a Certificate of Designation approved by our Board. Each share of Series A Convertible Preferred Stock will separate from the warrants and be convertible into [_______] shares of common stock upon the separation of the Units. Early Separation occurs if, at any time after 30 days from the date of this prospectus, the closing price of our common stock is greater than $[_______] per share for [_______] consecutive trading days or if Dawson James Securities, Inc., acting as a representative of the underwriters, informs us of its decision to allow earlier separate trading. The Series A Convertible Preferred Stock will not be convertible by the holder of such preferred stock to the extent (and only to the extent) that the holder or any of its Affiliates would beneficially own in excess of [___.99]% of the common stock of the Company. For purposes of the limitation described in this paragraph, beneficial ownership and all determinations and calculations are determined in accordance with Section 13(d) of the Exchange Act and the rule and regulations promulgated thereunder.

Pursuant to the Certificate of Designation for the Series A Convertible Preferred Stock, if the Company or any of its subsidiaries enter into a “Fundamental Transaction”, each share of Series A Convertible Preferred Stock shall be automatically converted into [___] shares of common stock of the Company, subject to the [__.99]% of beneficial ownership limitation discussed in the previous paragraph. A “Fundamental Transaction” includes, but is not limited to, (1) a consolidation, merger stock or share purchase or other business combination in which the shareholders of the Company immediately prior to such consolidation or merger hold less than 50% of the outstanding voting stock after such consolidation or merger, (2) sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its respective properties or assets, or (3) allowing any person to make a purchase, tender or exchange offer that is accepted by the holders of more than 50% of the outstanding voting stock of the Company, or any person or group becomes a beneficial owner of 50% of the aggregate ordinary voting power represented by the issued and outstanding voting stock of the corporation.

The Series A Convertible Preferred Stock has no voting rights, except that the holders of shares of at least [___]% of the Series A Convertible Preferred Stock will be able to effect or validate any amendment, alteration or repeal of any of the provisions of the Certificate of Designation that materially and adversely affects the powers, preferences or special rights of the Series A Convertible Preferred Stock, whether by merger or consolidation or otherwise; provided, however, that in the event of an amendment to terms of the Series A Convertible Preferred Stock, including by merger or consolidation, so long as the Series A Convertible Preferred Stock remains outstanding with the terms thereof materially unchanged, or the Series A Convertible Preferred Stock is converted into, preference securities of the surviving entity, or its ultimate parent, with such powers, preferences or special rights, taken as a whole, not materially less favorable to the holders of the Series A Convertible Preferred Stock than the powers, preferences or special rights of the Series A Convertible Preferred Stock, taken as a whole, the occurrence of such event will not be deemed to materially and adversely affect such powers, preferences or special rights of the Series A Convertible Preferred Stock, and in such case such holders shall not have any voting rights with respect to the occurrence of such events. An amendment to the terms of the Series A Convertible Preferred Stock only requires the vote of the holders of Series A Convertible Preferred Stock.

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With respect to payment of dividends and distribution of assets upon liquidation or dissolution or winding up of the Company, the Series A Preferred Stock shall rank equal to the common stock of the Company. No sinking fund has been established for the retirement or redemption of the Convertible Preferred Stock. As such, the Series A Convertible Preferred Stock is not subject to any restriction on the repurchase or redemption of shares by the Company due to an arrearage in the payment of dividends or sinking fund installments.

The Series A Convertible Preferred Stock also has no liquidation rights or preemption rights, and there are no special classifications of our Board related to the Series A Convertible Preferred Stock.

Warrants Included in the Units Offered Hereby

In connection with this offering, we will issue as part of the Units up to [_______] Series A Warrants to purchase shares of our common stock. The Series A Warrants will separate from the preferred stock and be exercisable upon the separation of the Units. The Series A Warrants will terminate on the fifth anniversary of the date of this prospectus and have an exercise price of $[_______]. The exercise price and number of shares of common stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock and the exercise price.

There is no established public trading market for our Series A Warrants, and we do not expect a market to develop. We do not intend to apply to list Series A Warrants on any securities exchange. Without an active market, the liquidity of the Series A Warrants will be limited.

Cashless Exercise Provision. Holders may exercise Series A Warrants by paying the exercise price in cash or, in lieu of payment of the exercise price in cash by electing to receive a cash payment from us equal to the Black Scholes Value (as defined below) of the number of shares the holder elects to exercise, which we refer to as the Black Scholes Payment; provided, that we have discretion as to whether to deliver the Black Scholes Payment or, subject to meeting certain conditions, to deliver a number of shares of our common stock determined according to the following formula, referred to as the Cashless Exercise.

Total Shares = (A x B) / C

Where:

●	Total Shares is the number of shares of common stock to be issued upon a Cashless Exercise

●	A is the total number of shares with respect to which the Series A Warrant is then being exercised.

●	B is the Black Scholes Value (as defined below).

●	C is the closing bid price of our common stock as of two trading days prior to the time of such exercise.

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As defined in the Series A Warrants, “Black Scholes Value” means the Black Scholes value of an option for one share of our common stock at the date of the applicable Black Scholes Payment or Cashless Exercise, as such Black Scholes value is determined, calculated using the Black Scholes Option Pricing Model obtained from the “OV” function on Bloomberg utilizing (i) an underlying price per share equal to the closing bid price of the Common Stock as of the date of this prospectus, (ii) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of the Series A Warrant as of the applicable Black Scholes Payment or Cashless Exercise, (iii) a strike price equal to the exercise price in effect at the time of the applicable Black Scholes Payment or Cashless Exercise, (iv) an expected volatility equal to 135% and (v) a remaining term of such option equal to five years (regardless of the actual remaining term of the Series A Warrant).

The shares of common stock issuable on exercise or exchange of the Series A Warrants are duly and validly authorized and will be, when issued, delivered and paid for in accordance with the Series A Warrants, issued and fully paid and non-assessable. We will authorize and reserve at least that number of shares of common stock equal to the number of shares of common stock issuable upon exercise or exchange of all outstanding Series A Warrants.

The Series A Warrants will not be exercisable or exchangeable by the holder of such warrants to the extent (and only to the extent) that the holder or any of its Affiliates would beneficially own in excess of [__.99]% of the Common Stock of the Company. For purposes of the limitation described in this paragraph, beneficial ownership and all determinations and calculations are determined in accordance with Section 13(d) of the Exchange Act and the rule and regulations promulgated thereunder.

If, at any time a Series A Warrant is outstanding, we consummate any fundamental transaction, as described in the Series A Warrants and generally including any consolidation or merger into another corporation, or the sale of all or substantially all of our assets, or other transaction in which our common stock is converted into or exchanged for other securities or other consideration, the holder of any Series A Warrants will thereafter receive, the securities or other consideration to which a holder of the number of shares of common stock then deliverable upon the exercise or exchange of such Series A Warrants would have been entitled upon such consolidation or merger or other transaction. Notwithstanding the foregoing, in connection with a fundamental transaction, at the request of a holder of Series A Warrants we will be required to purchase the Series A Warrant from the holder by paying to the holder cash in an amount equal to the Black Scholes value of the Series A Warrant, as described in such Series A Warrant.

The Series A Warrants will be issued in book-entry form under a warrant agent agreement between [_______] as warrant agent, and us, and shall initially be represented by one or more book-entry certificates deposited with The Depository Trust Company, or DTC, and registered in the name of Cede & Co., a nominee of DTC, or as otherwise directed by DTC. You should review a copy of the warrant agent agreement and the form of Series A Warrant, each of which will be included as exhibits to the registration statement of which this prospectus forms a part.

THE HOLDER OF A WARRANT WILL NOT POSSESS ANY RIGHTS AS A SHAREHOLDER UNDER THAT WARRANT UNTIL THE HOLDER EXERCISES THE WARRANT.

You should review a copy of the warrant agent agreement and the form of warrant, each of which are included as exhibits to the registration statement of which this prospectus forms a part.

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Representative’s Unit Purchase Option

We agreed to issue to the representative of the underwriters’ in this offering a Unit Purchase Option to purchase a number of our Units equal to an aggregate of 5% of the Units sold in this offering. The representative’s Unit Purchase Option will have an exercise price equal to 125% of the public offering price of the Units set forth on the cover of this prospectus (or $[_______] per Unit) and may be exercised on a cashless basis. The representative’s Unit Purchase Option is not redeemable by us. This prospectus also covers the sale of the representative’s Unit Purchase Option and the Units, Series A Convertible Preferred Stock and Series A Warrants issuable upon the exercise of the representative’s Unit Purchase Option, as well as the common stock underlying Series A Convertible Preferred Stock and Series A Warrants. The material terms and provisions of the representative’s Unit Purchase Option are described under the heading “Underwriting—Representative’s Unit Purchase Option”.

Delaware Anti-Takeover Law and Charter and Bylaws Provisions

We are subject to the provisions of Section 203 of the Delaware General Corporation Law. Subject to exceptions, Section 203 prohibits a publicly-held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years from the date of the transaction in which the person became an interested stockholder, unless the interested stockholder attained this status with the approval of the Board or unless the business combination is approved in a prescribed manner. A “business combination” includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Subject to exceptions, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years did own, 15% or more of the corporation’s outstanding voting stock. This statute could prohibit or delay the accomplishment of mergers or other takeover or change in control attempts with respect to us and, accordingly, may discourage attempts to acquire us. In addition, provisions of our Certificate of Incorporation and Bylaws may make it more difficult to acquire control of us. These provisions could deprive shareholders of the opportunity to realize a premium on the shares of common stock owned by them and may adversely affect the prevailing market price of our common stock. These provisions are intended to:

●	enhance the likelihood of continuity and stability in the composition of the Board and in the policies formulated by the Board;

●	discourage transactions that may involve an actual or threatened change in control of us;

●	discourage tactics that may be used in proxy fights;

●	encourage persons seeking to acquire control of us to consult first with our Board to negotiate the terms of any

●	proposed business combination or offer; and

●	reduce our vulnerability to an unsolicited proposal for a takeover that does not contemplate the acquisition of all of our outstanding shares or that is otherwise unfair to our shareholders.

Issuance of “Blank Check” Preferred Stock. Our Certificate of Incorporation authorizes the issuance of up to 1,000,000 shares of “Blank Check” preferred stock with designations, rights and preferences as may be determined from time to time by our Board. Our Board is empowered, without shareholder approval, to issue a series of preferred stock with dividend, liquidation, conversion, voting or other rights which could dilute the interest of, or impair the voting power of, our common shareholders. The issuance of a series of preferred stock could be used as a method of discouraging, delaying or preventing a change in control. For example, it would be possible for our Board to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to effect a change in control of our company.

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Shareholder Action by Written Consent. Our Bylaws provide for action by our shareholders without a meeting with the written consent of shareholders holding the number of shares necessary to approve such action if it were taken at a meeting of shareholders.

Special Shareholder Meetings. Under our Bylaws, the Chairperson of our Board, our Chief Executive Officer and a majority of the number of total authorized directors (without regard to vacancies) may call a special meeting of shareholders. In addition, a special meeting may be called by the shareholders of the Company holding at least one-fourth of all shares entitled to vote at a meeting of shareholders. Our Bylaws establish that no business may be transacted at a special meeting otherwise than as specified in the notice of meeting provided in advance to shareholders, which must be delivered to shareholders between 10 and 60 days prior to the special meeting.

Any aspect of the foregoing, alone or together, could delay or prevent unsolicited takeovers and changes in control or changes in our management.

Transfer Agent, Registrar, Warrant Agent and Preferred Stock Agent

We have appointed Equity Stock Transfer, as our transfer and warrant agent. Their contact information is: 237 West 37th Street, Suite 601, New York, New York 10018, phone number (917) 746-4595, facsimile (347) 584-3644.

Stock Market Listing

Our common stock trades on the Nasdaq Capital Market under the symbol “VPCO”. We intend to apply to list the Units on the Nasdaq Capital Market under the symbol “VPCOU”. No assurance can be given that such listing will be approved.

SHARES ELIGIBLE FOR FUTURE SALE

Future sales of substantial amounts of our common stock in the public market, or the anticipation of these sales, could materially and adversely affect market prices prevailing from time to time, and could impair our ability to raise capital through sales of equity or equity-related securities.

A certain number of shares of our common stock will not be available for sale in the public market for a period of 120 days after completion of this offering due to contractual and legal restrictions on resale described below. Nevertheless, sales of a substantial number of shares of our common stock in the public market after such restrictions lapse, or the perception that those sales may occur, could materially and adversely affect the prevailing market price of our common stock.

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Conversion and Exercise Restrictions

Each share of Series A Convertible Preferred Stock will be convertible at the option of the holder into [_______] shares of our common stock upon the separation of the Units. Accordingly, the shares of our common stock issuable upon the conversion of the Series A Convertible Preferred Stock will not be available for sale in the open market until the earlier of (i) [_______] months after the date of this prospectus, or (ii) 15 days after the Separation Trigger Date in the event of Early Separation.

Each Series A Warrant is exercisable for one share of common stock. The Series A Warrants are exercisable upon separation of the Units. Accordingly, the Series A Warrants are not exercisable until the earlier of (i) [_______] months after the date of this prospectus, or (ii) 15 days after the Separation Trigger Date in the event of Early Separation.

The Series A Convertible Preferred Stock and the Series A Warrants will not be convertible, or exercisable or exchangeable, as the case may be, by the holder of such securities to the extent (and only to the extent) that the holder or any of its Affiliates would beneficially own in excess of [__.99]% of the Common Stock of the Company. For purposes of the limitation described in this paragraph, beneficial ownership and all determinations and calculations are determined in accordance with Section 13(d) of the Exchange Act and the rule and regulations promulgated thereunder.

UNDERWRITING

We have entered into an underwriting agreement with Dawson James Securities, Inc., as representative of the underwriter(s), with respect to the Units subject to this offering. Subject to certain conditions, we have agreed to sell, and the underwriter(s) have/has severally agreed to offer and sell on a best efforts basis, the number of Units provided below.

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Underwriters	Number of Units
Dawson James Securities, Inc.

Total

This offering is being completed on a “best efforts” basis and the underwriters have no obligation to buy any Units from us or to arrange for the purchase or sale of any specific number or dollar amount of Units. The obligations of the underwriters may be terminated upon the occurrence of certain events specified in the underwriting agreement. Furthermore, pursuant to the underwriting agreement, the underwriters’ obligations are subject to customary conditions, representations and warranties contained in the underwriting agreement, such as receipt by the underwriters of officers’ certificates and legal opinions.

Commissions and Expenses

The underwriters have advised us that they propose to offer the Units to the public at the public offering price set forth on the cover page of this prospectus and to certain dealers at that price less a concession not in excess of $[_______] per Unit. The commission or reallowance to dealers may be changed by the underwriters. No such change shall change the amount of proceeds to be received by us as set forth on the cover page of this prospectus. The underwriters have informed us that they do not intend to confirm sales to any accounts over which they exercise discretionary authority.

The following table shows the underwriting commissions payable to the underwriters by us in connection with this offering.

Per Unit
Public offering price
Underwriting commissions
Proceeds, before expenses, to us

We estimate that expenses payable by us in connection with this offering, other than the underwriting commissions referred to above, will be approximately $[_______].

In addition, we have agreed to reimburse the expenses incurred by the underwriters in conducting its legal and diligence fees, including legal fees and expenses incurred to clear the offering with FINRA, up to a maximum amount of $75,000, of which $25,000 has been advanced to the underwriters. In addition, we have agreed to reimburse the underwriters for actual road show expense up to a maximum amount of $10,000. Any portion of the advance payment will be returned to us in the event reimbursable actually incurred are less than such advance.

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Underwriters’ Unit Purchase Option

We have also agreed to issue to the representative of the underwriters’ a Unit Purchase Option to purchase a number of our Units equal to an aggregate of 5% of the Units sold in this offering. The representative’s Unit Purchase Option will have an exercise price equal to 125% of the public offering price of the Units set forth on the cover of this prospectus (or $[_______] per Unit) and may be exercised on a cashless basis. The representative’s Unit Purchase Option is not redeemable by us. This prospectus also covers the sale of the representative’s Unit Purchase Option and the shares of Series A Convertible Preferred Stock and Series A Warrants issuable upon the exercise of the representative’s Unit Purchase Option, as well as the shares underlying such Series A Convertible Preferred Stock and Series A Warrants. The representative’s Unit Purchase Option and the underlying securities have been deemed compensation by FINRA, and are therefore subject to FINRA Rule 5110(g)(1). In accordance with FINRA Rule 5110(g)(1), neither the representative’s Unit Purchase Option nor any securities issued upon exercise of the representative’s Unit Purchase Option may be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of such securities by any person for a period of 180 days immediately following the date of effectiveness or commencement of sales of the offering pursuant to which the representative’s Unit Purchase Option are being issued, except the transfer of any security:

●	by operation of law or by reason of reorganization of our company;

●	to any FINRA member firm participating in this offering and the officers or partners thereof, if all securities so transferred remain subject to the lock-up restriction described above for the remainder of the time period;

●	if the aggregate amount of our securities held by either an underwriter or a related person do not exceed 1% of the securities being offered;

●	that is beneficially owned on a pro-rata basis by all equity owners of an investment fund, provided that no participating member manages or otherwise directs investments by the fund, and participating members in the aggregate do not own more than 10% of the equity in the fund; or

●	the exercise or conversion of any security, if all securities received remain subject to the lock-up restriction set forth above for the remainder of the time period.

In addition, in accordance with FINRA Rule 5110(f)(2)(G), the representative’s Unit Purchase Option may not contain certain anti-dilution terms.

Indemnification

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, or the Securities Act, and liabilities arising from breaches of representations and warranties contained in the underwriting agreement, or to contribute to payments that the underwriters may be required to make in respect of those liabilities.

Lock-Up Agreements

We and each of our directors, executive officers and 5% shareholders have agreed that, without the prior written consent of Dawson James Securities, Inc. on behalf of the underwriters, we and they will not, subject to limited exceptions, during the period ending 120 days after the date of this prospectus, subject to extension in specified circumstances:

●	offer, pledge, sell or contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of common stock or any securities convertible into or exercisable or exchangeable for common stock whether such transaction is to be settled by delivery of shares of our common stock or such other securities, in cash or otherwise;

●	enter into any swap option, future, forward, or other agreement that transfers to another, in whole or in part, any of the economic consequences of ownership of our common stock or any securities convertible into or exchangeable or exercisable for shares of our common stock, whether such transaction is to be settled by delivery of shares of our common stock or such other securities, in cash or otherwise;

●	make any demand for or exercise any right with respect to the registration of any shares of our common stock or any securities convertible into or exchangeable or exercisable for shares of our common stock; or

●	publicly announce an intention to do any of the foregoing.

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Price Stabilization, Short Positions and Penalty Bids

In connection with the offering, the underwriters may engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act:

●	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

●	Syndicate covering transactions involve purchases of securities in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of securities to close out the short position, the underwriters will consider, among other things, the price of securities available for purchase in the open market. A naked short position, the position can only be closed out by buying securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our Units or preventing or retarding a decline in the market price of our Units. As a result, the price of our Units may be higher than the price that might otherwise exist in the open market. Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Units. In addition, neither we nor the underwriters make any representations that the underwriters will engage in these stabilizing transactions or that any transaction, once commenced, will not be discontinued without notice.

Electronic Distribution

This prospectus in electronic format may be made available on websites or through other online services maintained by one or more of the underwriters, or by their affiliates. Other than this prospectus in electronic format, the information on any underwriter’s website and any information contained in any other website maintained by an underwriter is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or any underwriter in its capacity as underwriter, and should not be relied upon by investors.

Other

From time to time, certain of the underwriters and/or their affiliates have provided, and may in the future provide, various investment banking and other financial services for us for which services they have received and, may in the future receive, customary fees. Except for services provided in connection with this offering, no underwriter has provided any investment banking or other financial services during the 180-day period preceding the date of this prospectus and we do not expect to retain any underwriter to perform any investment banking or other financial services for at least 90 days after the date of this prospectus.

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NASDAQ Listing

We intend to apply for listing of the Units on the Nasdaq Capital Market under the trading symbol “VPCOU”.

Offer Restrictions Outside of the United States

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

LEGAL MATTERS

The validity of the issuance of the securities offered by us in this offering will be passed upon for us by Nason Yeager Gerson White & Lioce, P.A., West Palm Beach, Florida. Schiff Hardin LLP, Washington, DC, is acting as counsel for the underwriters in connection with certain legal matters in connection with this offering.

EXPERTS

The audited financial statements of Vapor as of and for the years ended December 31, 2014 and 2013 included in this prospectus have been so included in reliance on the report, which includes an explanatory paragraph as to the Company’s ability to continue as a going concern, of Marcum LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission, which we refer to as the “SEC”, a registration statement on Form S-1 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which is part of the registration statement, omits certain information, exhibits, schedules and undertakings set forth in the registration statement. For further information pertaining to us and our securities, reference is made to the registration statement and the exhibits and schedules to the registration statement. Statements contained in this prospectus as to the contents or provisions of any documents referred to in this prospectus are not necessarily complete, and in each instance where a copy of the document has been filed as an exhibit to the registration statement, reference is made to the exhibit for a more complete description of the matters involved.

You may read and copy all or any portion of the registration statement without charge at the public reference room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Copies of the registration statement may be obtained from the SEC at prescribed rates from the public reference room of the SEC at such address. You may obtain information regarding the operation of the public reference room by calling 1-800-SEC-0330. In addition, registration statements and certain other filings made with the SEC electronically are publicly available through the SEC’s website at http://www.sec.gov. The registration statement, including all exhibits and amendments to the registration statement, has been filed electronically with the SEC. You may also read all or any portion of the registration statement on our website at www.vapor-corp.com.

We are subject to the information and periodic reporting requirements of the Exchange Act and, accordingly, are required to file annual reports containing financial statements audited by an independent public accounting firm, quarterly reports containing unaudited financial data, current reports, proxy statements and other information with the SEC. You will be able to inspect and copy such periodic reports, proxy statements and other information at the SEC’s public reference room, the website of the SEC referred to above, and our website referred to above.

64

65

VAPOR CORP.

CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31, 2015	December 31, 2014
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash	$1,911,199	$471,194
Due from merchant credit card processor, net of reserve for chargebacks of $41,355 and $2,500, respectively	348,192	111,968
Accounts receivable, net of allowance of $228,856 and $369,731, respectively	203,793	239,652
Inventories	2,536,149	2,048,883
Prepaid expenses and vendor deposits	527,207	664,103
Loans receivable, net	-	467,095
Deferred financing costs, net	87,292	122,209
TOTAL CURRENT ASSETS	5,613,832	4,125,104

Property and equipment, net of accumulated depreciation of $158,238 and $84,314, respectively	633,705	712,019
Intangible assets, net of accumulated amortization of $22,177 and $0, respectively	2,058,423	-
Goodwill	15,654,484	-
Other assets	92,131	91,360

TOTAL ASSETS	$24,052,575	$4,928,483

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$2,303,051	$1,920,135
Accrued expenses	1,419,241	975,112
Senior convertible notes payable – related parties, net of debt discount of $781,250 and $1,093,750, respectively	468,750	156,250
Convertible notes, net of debt discount of $49,421 and $0 , respectively	517,579	-
Notes payable – related party	1,000,000	-
Current portion of capital lease	52,015	52,015
Term loan	523,727	750,000
Customer deposits	50,744	140,626
Income taxes payable	3,092	3,092
Derivative liabilities	87,603	-
TOTAL CURRENT LIABILITIES	6,425,802	3,997,230

Capital Lease, net of current portion	107,195	119,443
TOTAL LIABILITIES	6,532,997	4,116,673

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY:

Preferred stock, $.001 par value, 1,000,000 shares authorized, none issued	-	-
Common stock, $.001 par value, 50,000,000 shares authorized, 33,635,758 and 16,761,911 shares issued and outstanding, respectively	33,636	16,762
Additional paid-in capital	36,699,041	16,026,951
Accumulated deficit	(19,213,099)	(15,231,903)
TOTAL STOCKHOLDERS’ EQUITY	17,519,578	811,810

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$24,052,575	$4,928,483

See notes to unaudited condensed consolidated financial statements

F-1

VAPOR CORP.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	For The Three Months Ended March 31,
	2015	2014

SALES, NET	$1,468,621	$4,792,544
Cost of goods sold	1,651,110	3,831,928
GROSS (LOSS) PROFIT	(182,489)	960,616

EXPENSES:
Selling, general and administrative	3,243,189	2,769,726
Advertising	105,177	367,615
Total operating expenses	3,348,366	3,137,341
Operating loss	(3,530,855)	(2,176,725)
Other (expense) income:
Amortization of deferred financing costs	(34,917)	-
Change in fair value of derivative liabilities	(37,965)	-
Interest expense	(378,775)	(28,434)
Interest income	1,316	-
Total other expense	(450,341)	(28,434)
LOSS BEFORE INCOME TAX (BENEFIT) EXPENSE	(3,981,196)	(2,205,159)
Income tax benefit	-	752,400
NET LOSS	$(3,981,196)	$(1,452,759)

LOSS PER COMMON SHARE – BASIC AND DILUTED	$(0.18)	$(0.09)
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING – BASIC AND DILUTED	22,474,273	16,267,750

See notes to unaudited condensed consolidated financial statements

F-2

VAPOR CORP.

CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

FOR THE THREE MONTHS ENDED MARCH 31, 2015

(UNAUDITED)

	Common Stock		Additional Paid-In	Accumulated
	Shares	Amount	Capital	Deficit	Total
Balance – January 1, 2015	16,761,911	$16,762	$16,026,951	$(15,231,903)	$811,810

Issuance of common stock in connection with the Merger (See Note 4)	13,591,533	13,592	17,014,807	—	17,028,399
Issuance of common stock and warrants in connection with private placement	3,432,314	3,432	2,938,528	—	2,941,960
Contribution of note and interest payable to Vaporin to capital in connection with the Merger	—	—	354,029	—	354,029
Cancellation of common stock as a result of early termination of consulting agreement	(150,000)	(150)	150	—	—
Stock-based compensation expense	—	—	364,576	—	364,576
Net loss	—	—	—	(3,981,196)	(3,981,196)
Balance – March 31, 2015	33,635,758	$33,636	$36,699,041	$(19,213,099)	$17,519,578

See notes to condensed consolidated financial statements

F-3

VAPOR CORP.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	For The Three Months Ended March 31,
	2015	2014
OPERATING ACTIVITIES:
Net loss	$(3,981,196)	$(1,452,759)
Adjustments to reconcile net loss to net cash used in operating activities:
Change in allowances	-	(86,314)
Depreciation and amortization	85,013	3,888
Loss on disposal of assets	289,638	-
Amortization of deferred debt discount	317,702	-
Amortization of deferred financing cost	34,917	-
Write-down of obsolete and slow moving inventory	70,657	-
Stock-based compensation expense	364,576	610,414
Deferred income tax benefit	-	(754,249)
Change in fair value of derivative liabilities	37,965	-
Changes in operating assets and liabilities:
Due from merchant credit card processors	(35,083)	85,694
Accounts receivable	117,115	22,443
Inventories	423,635	(924,169)
Prepaid expenses and vendor deposits	164,917	(40,945)
Other assets	(771)	(25,000)
Accounts payable	(140,092)	293,700
Accrued expenses	191,384	131,280
Customer deposits	(89,882)	(27,396)
Income taxes	-	(1,701)
NET CASH USED IN OPERATING ACTIVITIES	(2,149,505)	(2,165,114)

INVESTING ACTIVITIES:
Cash received in connection with the Merger	136,468	-
Collection of loans receivable	467,095	-
Purchases of property and equipment	(67,492)	(4,795)
NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES:	536,071	(4,795)

FINANCING ACTIVITIES
Proceeds from private placement of common stock and warrants, net of offering costs	2,941,960	(109,104)
Principal payments on term loan payable	(226,273)	(181,731)
Principal payments of capital lease obligations	(12,248)	-
Proceeds from loan payable to Vaporin, Inc.	350,000	-
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	3,043,439	(290,835)

NET INCREASE (DECREASE) IN CASH	1,440,005	(2,460,744)

CASH — BEGINNING OF PERIOD	471,194	6,570,215

CASH — END OF PERIOD	$1,911,199	$4,109,471

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid for interest	$30,351	$29,077
Cash paid for income taxes	$2,791	$3,550

NON-CASH INVESTING AND FINANCING ACTIVITIES
Purchase Price Allocation in connection with the Merger:
Cash	$136,468	-
Accounts receivable	81,256	-
Merchant credit card processor receivable	201,141	-
Prepaid expense and other current assets	28,021	-
Inventory	981,558	-
Property and equipment	206,668	-
Accounts payable and accrued expenses	(779,782)	-
Derivative liabilities	(49,638)	-
Notes payable, net of debt discount of 54,623	(512,377)	-
Notes payable – related party	(1,000,000)	-
Net assets acquired	$(706,685)

Consideration:
Value of common stock issued	17,028,399	-
Excess liabilities over assets assumed	706,685
Total consideration	$17,735,084

Total excess consideration over net assets acquired	$17,735,084
Amount allocated to goodwill	15,654,484	-
Amount allocated to identifiable intangible assets	2,080,600	-
Remaining unallocated consideration	$-	-

See notes to unaudited condensed consolidated financial statements

F-4

VAPOR CORP.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

Note 1. ORGANIZATION, GOING CONCERN AND MANAGEMENT PLANS, AND BASIS OF PRESENTATION

Organization

Vapor Corp. (the “Company” or “Vapor”) is the holding company for its wholly owned subsidiaries The Vape Store, Inc. (“Vape Store”), Smoke Anywhere U.S.A., Inc. (“Smoke”), Emagine the Vape Store, LLC (“Emagine”) and IVGI Acquisition, Inc. The company operates 10-Florida based vape stores and a website where it sells vaporizers, liquids for vaporizers and electronic cigarettes. The Company designs, markets and distributes vaporizers, e-liquids, electronic cigarettes and accessories under the Vaporin, emagine vapor™, Krave®, VaporX®, Hookah Stix®, Fifty-One® (also known as Smoke 51) and Alternacig® EZ Smoker®, Green Puffer®, Americig®, Vaporin, FumaréTM, and Smoke Star® brands. “Vaporizers”, “Electronic cigarettes” or “e-cigarettes,” are battery-powered products that enable users to inhale nicotine vapor without smoke, tar, ash, or carbon monoxide.

Going Concern and Management Plans

The Company’s condensed consolidated financial statements for the quarter ended March 31, 2015 indicate there is substantial doubt about its ability to continue as a going concern as the Company requires additional equity and/or debt financing to continue its operations. The Company must ultimately generate sufficient cash flow to meet its obligations on a timely basis, attain profitability in its business operations, and be able to fund its long term business development and growth plans. The Company’s business will require significant amounts of capital to sustain operations and make the investments it needs to execute its longer-term business plan. The Company’s liquidity and capital resources have decreased as a result of the $3.98 million net loss that it incurred during the quarter ended March 31, 2015. At March 31, 2015, the Company’s accumulated deficit amounted to $19.21 million. At March 31, 2015, the Company had a working capital deficiency of $811,970 compared to a positive working capital of $127,874 at December 31, 2014, a decrease of $939,844.

The accompanying condensed consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”), which contemplate continuation of the Company as a going concern and realization of assets and satisfaction of liabilities in the normal course of business. The carrying amounts of assets and liabilities presented in the financial statements do not necessarily purport to represent realizable or settlement values. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The Company’s existing liquidity is not sufficient to fund its operations, anticipated capital expenditures, working capital deficiency and other financing requirements for the foreseeable future. The Company believes it will need to raise additional debt or equity financing to maintain and expand the business. Any equity financing or the issuance of equity equivalents could be dilutive to its shareholders. If either such additional capital is not available on terms acceptable to the Company or at all then the Company may need to curtail its operations and/or take additional measures to conserve and manage its liquidity and capital resources, any of which would have a material adverse effect on our business, results of operations and financial condition.

F-5

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with GAAP for interim financial information and with the rules and regulations of the U.S. Securities and Exchange Commission (“SEC”). Accordingly, these condensed consolidated financial statements do not include all of the information and footnotes required for audited annual financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary to make the condensed consolidated financial statements not misleading have been included. The condensed consolidated balance sheet at December 31, 2014 has been derived from the Company’s audited consolidated financial statements as of that date.

These unaudited condensed consolidated financial statements for the three months ended March 31, 2015 and 2014 should be read in conjunction with the audited consolidated financial statements and related notes thereto as of and for the year ended December 31, 2014 included elsewhere herein this filing. Operating results for the three months ended March 31, 2015 are not necessarily indicative of the results that may be expected for the full year ending December 31, 2015.

Merger with Vaporin, Inc.

As fully-disclosed in Note 3 to these condensed consolidated financial statements, on December 17, 2014, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Vaporin, Inc., a Delaware corporation (“Vaporin”) pursuant to which Vaporin was to merge with and into the Company with the Company being the surviving entity. On the same date, the Company also entered into a joint venture with Vaporin (the “Joint Venture”) through the execution of an operating agreement (the “Operating Agreement”) of Emagine, pursuant to which the Company and Vaporin were 50% members of Emagine.

On March 4, 2015, the acquisition of Vaporin by the Company (the “Merger”) was completed pursuant to the terms of the Merger Agreement. In connection with the Merger, Vape Store and Emagine became wholly-owned subsidiaries of the Company.

Note 2. SUMMARY OF CERTAIN SIGNIFICANT ACCOUNTING POLICIES

Principles of consolidation

The accompanying condensed consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All significant intercompany transactions and balances have been eliminated.

Use of estimates in the preparation of the financial statements

The preparation of condensed consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the condensed consolidated financial statements, and the reported amounts of net revenue and expenses during the reporting periods. Actual results could differ from those estimates. These estimates and assumptions include allowances, reserves and write-downs of receivables and inventory, valuing equity securities and hybrid instruments, share-based payment arrangements, deferred taxes and related valuation allowances, and the preliminary valuation of the net assets acquired in the Merger. Certain of our estimates could be affected by external conditions, including those unique to our industry, and general economic conditions. It is possible that these external factors could have an effect on our estimates that could cause actual results to differ from our estimates. The Company re-evaluates all of its accounting estimates at least quarterly based on these conditions and records adjustments when necessary.

F-6

Revenue recognition

The Company recognizes revenue from product sales or services rendered when the following four revenue recognition criteria are met: persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, the selling price is fixed or determinable, and collectability is reasonably assured.

Product sales and shipping revenues, net of promotional discounts, rebates, and return allowances, are recorded when the products are shipped, title passes to customers and collection is reasonably assured. Retail sales to customers are made pursuant to a sales contract that provides for transfer of both title and risk of loss upon the Company’s delivery to the carrier. Return allowances, which reduce product revenue, are estimated using historical experience. Revenue from product sales and services rendered is recorded net of sales and consumption taxes.

The Company periodically provides incentive offers to its customers to encourage purchases. Such offers include current discount offers, such as percentage discounts off current purchases, inducement offers, such as offers for future discounts subject to a minimum current purchase, and other similar offers. Current discount offers, when accepted by the Company’s customers, are treated as a reduction to the purchase price of the related transaction, while inducement offers, when accepted by its customers, are treated as a reduction to the purchase price of the related transaction based on estimated future redemption rates. Redemption rates are estimated using the Company’s historical experience for similar inducement offers. The Company reports sales, net of current discount offers and inducement offers on its condensed consolidated statements of operations.

Accounts Receivable

Accounts receivable, net is stated at the amount the Company expects to collect. The Company provides a provision for allowances that includes returns, allowances and doubtful accounts equal to the estimated uncollectible amounts. The Company estimates its provision for allowances based on historical collection experience and a review of the current status of trade accounts receivable. It is reasonably possible that the Company’s estimate of the provision for allowances will change.

At March 31, 2015 accounts receivable balances included a concentration from one customer of an amount greater than 10% of the total net accounts receivable balance. The amount was $54,993. At December 31, 2014 accounts receivable balances included concentrations from seven customers that had balances of an amount greater than 10%. The amounts ranged from $27,729 to $177,200. As to revenues, no customers accounted for revenues in excess of 10% of the net sales for the three-month periods ended March 31, 2015 and 2014.

Identifiable Intangible Assets and Goodwill

Identifiable intangible assets are recorded at cost, or when acquired as part of a business acquisition, at estimated fair value. Certain identifiable intangible assets are amortized over 5 and 10 years. Similar to tangible personal property and equipment, the Company periodically evaluates identifiable intangible assets for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. No impairment existed at March 31, 2015.

Indefinite-lived intangible assets, such as goodwill are not amortized. The Company tests the carrying amounts of goodwill for recoverability on an annual basis at December 31st or when events or changes in circumstances indicate evidence of potential impairment exists, using a fair value based test.

Inventories

Inventories are stated at the lower of cost (determined by the first-in, first-out method) or market. If the cost of the inventories exceeds their market value, provisions are recorded to write down excess inventory to its net realizable value. The Company’s inventories consist primarily of merchandise available for resale.

Warranty liability

The Company’s limited lifetime warranty policy generally allows its end users and retailers to return defective purchased rechargeable products in exchange for new products. The Company estimates a reserve for warranty liability and records that reserve amount as a reduction of revenues and as an accrued expense on the accompanying condensed consolidated balance sheets. The warranty claims and expense was not deemed material for the years ended December 31, 2014 and three months ended March 31, 2015.

F-7

Fair value measurements

The Company applies the provisions of Accounting Standards Codification (“ASC”) 820, “Fair Value Measurements” (“ASC 820”). The Company’s short term financial instruments include cash, due from merchant credit card processors, accounts receivable, accounts payable and accrued expenses, each of which approximate their fair values based upon their short term nature. The Company’s other financial instruments include notes payable obligations. The carrying value of these instruments approximate fair value, as they bear terms and conditions comparable to market, for obligations with similar terms and maturities.

ASC 820 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 describes three levels of inputs that may be used to measure fair value: Level 1 – quoted prices in active markets for identical assets or liabilities; Level 2 – quoted prices for similar assets and liabilities in active market or inputs that are observable; and Level 3 – inputs that are unobservable.

Stock-Based Compensation

The Company accounts for stock-based compensation under ASC Topic No. 718, “Compensation-Stock Compensation” (“ASC 718”). These standards define a fair value based method of accounting for stock-based compensation. In accordance with ASC 718, the cost of stock-based compensation is measured at the grant date based on the value of the award and is recognized over the vesting period. The value of the stock-based award is determined using the Black-Scholes-Merton valuation model, whereby compensation cost is the fair value of the award as determined by the valuation model at the grant date or other measurement date. The resulting amount is charged to expense on the straight-line basis over the period in which the Company expects to receive the benefit, which is generally the vesting period. The Company considers many factors when estimating expected forfeitures, including types of awards, employee class, and historical experience.

Derivative Instruments

The Company accounts for free-standing derivative instruments and hybrid instruments that contain embedded derivative features in accordance with ASC Topic No. 815, “Derivative Instruments and Hedging Activities,” (“ASC 815”) as well as related interpretations of this topic. In accordance with this topic, derivative instruments and hybrid instruments are recognized as either assets or liabilities in the balance sheet and are measured at fair values with gains or losses recognized in earnings. Embedded derivatives that are not clearly and closely related to the host contract are bifurcated and are recognized at fair value with changes in fair value recognized as either a gain or loss in earnings. The Company determines the fair value of derivative instruments and hybrid instruments based on available market data using appropriate valuation models, giving consideration to all of the rights and obligations of each instrument.

F-8

The Company estimates fair values of derivative instruments and hybrid instruments using various techniques (and combinations thereof) that are considered to be consistent with the objective of measuring fair values. In selecting the appropriate technique, the Company considers, among other factors, the nature of the instrument, the market risks that it embodies and the expected means of settlement. For less complex instruments, such as free-standing warrants, the Company generally uses the Black-Scholes-Merton valuation model, adjusted for the effect of dilution, because it embodies all of the requisite assumptions (including trading volatility, estimated terms, dilution and risk free rates) necessary to fair value these instruments. Estimating fair values of derivative financial instruments requires the development of significant and subjective estimates that may, and are likely to, change over the duration of the instrument with related changes in internal and external market factors. In addition, option-based techniques (such as the Black-Scholes-Merton valuation model) are highly volatile and sensitive to changes in the trading market price of the Company’s common stock. Since derivative financial instruments are initially and subsequently carried at fair values, the Company’s income (loss) going forward will reflect the volatility in these estimates and assumption changes. Under ASC 815, increases in the trading price of the Company’s common stock and increases in fair value during a given financial quarter result in the application of non-cash derivative expense. Conversely, decreases in the trading price of the Company’s common stock and decreases in trading fair value during a given financial quarter result in the application of non-cash derivative income.

Convertible Debt Instruments

The Company accounts for convertible debt instruments when the Company has determined that the embedded conversion options should not be bifurcated from their host instruments in accordance with ASC 470-20 “Debt with Conversion and Other Options”. The Company records, when necessary, discounts to convertible notes for the intrinsic value of conversion options embedded in debt instruments based upon the differences between the fair value of the underlying common stock at the commitment date of the note transaction and the effective conversion price embedded in the note. The Company amortizes the respective debt discount over the term of the notes, using the straight-line method, which approximates the effective interest method. The Company records, when necessary, induced conversion expense, at the time of conversion for the difference between the reduced conversion price per share and the original conversion price per share.

Lease Accounting

The Company evaluates each lease for classification as either a capital lease or an operating lease. If substantially all of the benefits and risks of ownership have been transferred to the Company as lessee, the Company records the lease as a capital lease at its inception. The Company performs this evaluation at the inception of the lease and when a modification is made to a lease. If the lease agreement calls for a scheduled rent increase during the lease term, the Company recognizes the lease expense on a straight-line basis over the lease term. The Company determines the straight-line rent impact of an operating lease upon inception of the lease.

Note 3. MERGER WITH VAPORIN, INC.

Merger with Vaporin, Inc.

On December 17, 2014, the Company entered into the Merger Agreement with Vaporin pursuant to which Vaporin was to merge with and into the Company with Vapor being the surviving and controlling entity (as a result of the current stockholders of the Company maintaining more than 50% ownership in the Company’s outstanding shares of common stock and the current Vapor directors comprising the majority of the board). The Merger closed on March 4, 2015 and the purchase price consideration paid by the Company consisted of the following:

1.

100% of the issued and outstanding shares of Vaporin common stock (including shares of common stock issued upon conversion of Vaporin preferred stock immediately prior to the consummation of the merger in accordance with the Merger Agreement) were converted into, and became 13,591,533 shares of the Company’s common stock such that the former Vaporin stockholders collectively hold approximately 45% of the issued and outstanding shares of the Company’s common stock following consummation of the Merger. The aggregate value of these shares issued was $14,949,328, or approximately $1.10 per share, and was based on the closing price of the Company’s common stock on March 4, 2015.

2.

100% of the issued shares of Vaporin restricted stock units were converted into the right to receive 1,890,237 shares of the Company’s common stock. The restricted stock units became fully-vested in connection with the Merger and as a result, were included as a part of the Company’s purchase price as no further services from the holders is required to be provided to the Company. The 1,890,237 restricted stock units remain outstanding as of March 31, 2015. The aggregate value of these shares issued was $2,079,071, or approximately $1.10 per share, and was based on the closing price of the Company’s common stock on March 4, 2015. Based on the terms of the Merger Agreement, the Company has agreed to issue these in twelve equal monthly instalments, with the first delivery date being the date of the closing of the Merger, however, all shares of common stock to be delivered on March 15, 2016 to the extent they are not previously delivered.

F-9

The Merger Agreement contained customary conditions that were satisfied prior to the closing of the merger, including the requirement for the Company to receive gross proceeds from a $3.5 million equity offering (See Note 5).

Additionally, as required by the Merger Agreement the Company received non-binding commitments from certain third parties for financing of up to $25 million to be used for the construction of retail stores and which is contingent on the achievement of certain performance metrics by the Company.

The fair value of the purchase consideration issued to the sellers of Vaporin was allocated to fair value of the net tangible assets acquired, with the resulting excess allocated to separately identifiable intangibles, and the remainder recorded as goodwill.  Goodwill recognized from the transactions mainly represented the expected operational synergies upon acquisition of the combined entity and intangibles not qualifying for separate recognition. Goodwill is not expected to be deductible for income tax purposes in the tax jurisdiction of the acquired business. The purchase price allocation was based, in part, on management’s knowledge of Vaporin’s business and the results of a preliminary third party appraisal commissioned by management. The fair value was based on a preliminary valuation.

Purchase Consideration
Value of consideration paid:	$17,735,084

Tangible assets acquired and liabilities assumed at fair value
Cash	$136,468
Due from merchant credit card processor	201,141
Accounts receivable	81,256
Inventories	981,558
Property and Equipment	206,668
Other Assets	28,021
Notes payable, net of debt discount of $54,623	(512,377)
Notes payable – related party	(1,000,000)
Accounts Payable and accrued expenses	(775,753)
Derivative Liabilities	(49,638)
Excess liabilities over assets assumed	$(706,685)

Consideration:
Value of common stock issued	17,028,399
Excess liabilities over assets assumed	706,685
Total purchase price	$17,735,084

Identifiable intangible assets
Trade names and technology	1,500,000
Customer relationships	488,274
Assembled workforce	92,326
Total Identifiable Intangible Assets	2,080,600
Goodwill	15,654,484
Total allocation to identifiable intangible assets and goodwill	$17,735,084

F-10

In addition, in connection with the Merger, an aggregate $354,029 of a note and interest payable by the Company to Vaporin was forgiven.

In connection with the Merger Agreement, the Company also issued 247,962 warrants to purchase the Company’s common stock to certain warrant holders of Vaporin as replacement for warrants issued in connection with previous Vaporin note payable issuances. In addition, the Company also issued 19,733 options to purchase common stock to certain holders of Vaporin as replacement for options issued for services. The Company determined that based on the remaining term of the warrants and options as well as the nature of the remaining services to be provided by the holders that the value of the warrants and options at the date of the Merger was not material.

The Company was unable to report the financial results of Vaporin for the period from the date the Merger closed on March 4, 2015 through March 31, 2015. The accounting and reporting operations of Vaporin were fully integrated into the Company at Merger and it is impracticable to separate. The following presents the unaudited pro-forma combined results of operations of the Company with Vaporin as if the acquisition occurred on January 1, 2014.

	For the three months Ended
	March 31,
	2015	2014

Revenues	$2,584,884	$4,975,337
Net Loss	$(5,378,927)	$(2,590,724)
Net Loss per share	$(0.17)	$(0.08)
Weighted Average number of shares outstanding	31,260,183	30,766,022

The unaudited pro-forma results of operations are presented for information purposes only. The unaudited pro-forma results of operations are not intended to present actual results that would have been attained had the acquisition been completed as of January 1, 2014 or to project potential operating results as of any future date or for any future periods.

In connection with the acquisition of Vaporin, the Company acquired net deferred tax assets consisting of net operating loss carryforwards offset by the difference between the book and tax basis of intangible assets acquired. At the acquisition date, this net deferred tax asset has been completely offset by a valuation allowance.

The Joint Venture

On December 17, 2014, the Company and Vaporin agreed to enter into the Joint Venture through Emagine, a Delaware limited liability company of which the Company and Vaporin are 50% members. The Operating Agreement provides that Vaporin will serve as the initial manager of Emagine and will manage the day-to-day operations of Emagine, subject to certain customary limitations on managerial actions that require the unanimous consent of the Company and Vaporin, including but not limited to making or guaranteeing loans, distributing cash or other property to the members of Emagine, entering into affiliate transactions, amending or modifying limited liability company organizational documents, and redeeming or repurchasing membership interests from any of the members. The results of operations of Emagine from January 1, 2015 through the date of the Merger were not material.

In connection with the completion of the Merger on March 4, 2015, Emagine became a wholly-owned subsidiary of the Company.

F-11

Note 4. Accrued Expenses

Accrued expenses are comprised of the following:

	March 31, 2015	December 31, 2014

Commissions payable	$179,000	$179,000
Retirement plan contributions	101,000	80,000
Accrued severance	160,000	82,000
Accrued customer returns	648,000	360,000
Other accrued liabilities	331,241	274,112
Total	$1,419,241	$975,112

Note 5. Notes Payable and Receivable

$567,000 Convertible Notes Payable

Between January 20, 2015 and January 23, 2015, Vaporin entered into a Securities Purchase Agreement with certain accredited investors providing for the sale of $567,000 of Vaporin’s Convertible Notes (the “Vaporin Notes”) and calculated a debt discount on the date of the Merger at $54,623.  The Vaporin Notes accrue interest on the outstanding principal at an annual rate of 10%. The principal and accrued interest on the Notes is due and payable between January 20, 2016 and January 23, 2016.  The Notes are convertible into the Company common stock at the lower of (i) $1.08 or (ii) a 15% discount to a 20-trading day VWAP following the closing of the merger, which was calculated at $0.95. Investors were provided with standard piggyback registration rights which were conditioned on the March 4, 2015 merger closing.

$350,000 Convertible Notes Payable

On January 29, 2015, the Company issued a $350,000 convertible promissory note (the “Note”) to Vaporin in consideration for a loan of $350,000 made by Vaporin to the Company. The Note accrued interest on the outstanding principal at an annual rate of 12%. In connection with the completion of the Merger on March 4, 2015, the $350,000 Note along with accrued interest of $4,029 was extinguished.

$1,000,000 Notes Payable Related Party

On December 8, 2014, Emagine entered into a Secured Line of Credit Agreement (the “Agreement”), effective as of December 1, 2014, with one affiliated shareholder of the Company and two unaffiliated investors (the “Lenders”). Under the Agreement, the Lenders agreed to advance up to $3,000,000 in three equal tranches in exchange for secured promissory notes which mature on March 31, 2016, bear interest at 12% per annum, and are secured by a first lien on the assets of Emagine. The Company drew on a first tranche of funding under the Agreement was on December 1, 2014.

The funds were used to purchase and/or open Vape Stores similar to those operated by the Company. In connection with the completion of the Merger on March 4, 2015, Emagine became a wholly-owned subsidiary of the Company, and the debt was assumed by the Company.

$467,095 Notes Receivable

On January 12, 2015, the Company entered into an agreement with International Vapor Group, Inc. (“IVG”) whereby the Company agreed to reduce the $500,000 principal amount of the loan receivable by $50,000 if IVG were to remit payment of all principal and interest accrued on the loan receivable within one day. The Company included the write-down of the loan receivable in selling, general and administrative expenses on the consolidated statement of operations for the year ended December 31, 2014. On January 13, 2015, IVG paid the Company in full.

F-12

Note 6. STOCKHOLDERS’ EQUITY

Issuance of Common Stock

On February 3, 2014, the Company entered into a consulting agreement (the “Consulting Agreement”) with Knight Global Services, LLC (“Knight Global”) pursuant to which the Company retained Knight Global to assist the Company with increasing awareness of its electronic cigarette brands as well as assisting the Company to expand and diversify its relationships with large retailers and national chains. Knight Global is a wholly owned subsidiary of Knight Global, LLC of which Ryan Kavanaugh is an investor and principal. Effective March 5, 2014, the Board of Directors of the Company elected Mr. Kavanaugh as a member of the Board of Directors in accordance with the Consulting Agreement. Knight Global serves as the family office for Mr. Kavanaugh.

Under the terms of the Consulting Agreement, the Company issued to Mr. Kavanaugh 400,000 shares of its common stock, of which 50,000 shares vested immediately while the remaining 350,000 shares vest in installments of 50,000 shares per quarterly period beginning on the 90th day following February 3, 2014 and each ensuing quarterly period thereafter so long as the Consulting Agreement has not been terminated and during each quarterly period Knight Global has presented the Company with a minimum of six (6) bona fide opportunities for activities specified in the Consulting Agreement that are intended to increase awareness of the Company’s electronic cigarettes. In addition, during the term of the Consulting Agreement, which is 2 years, and during an 18-month post-termination period, the Company has agreed to pay Knight Global commissions payable in cash equal to 6% of “net sales” (as defined in the Consulting Agreement) of its products to retailers introduced by Knight Global and to retailers with which the Company has existing relationships and with which Knight Global is able, based on its verifiable efforts, to increase net sales of the Company’s products.

The grant date fair value of the common shares issued on February 3, 2014 was $3,080,000 based on closing price per share of the Company’s common stock, as reported on the OTC Bulletin Board, on February 3, 2014. On January 24, 2015, the Company and Knight Global mutually agreed to terminate the Consulting Agreement as it was in the best interests of both parties to do so. As a result of such termination, the Company issued 50,000 shares of its common stock to Knight Global pursuant to the early termination provisions of the Consulting Agreement. The Company cancelled 150,000 shares that were not vested that had been previously issued to Mr. Kavanaugh. In addition, on January 24, 2015, the Company received notice from Ryan Kavanaugh, a director of the Company that he had resigned from the Company’s board of directors, effective immediately.

During the three months ended March 31, 2015 and 2014, the Company recognized stock-based compensation expense, for the Consulting Agreement, in the amount of $322,067 and $592,300, which is included as part of selling, general and administrative expense in the accompanying condensed consolidated statements of operations.

Private Placement of Common Stock

In connection with the Merger, on March 3, 2015, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain accredited investors providing for the sale of $3,500,960 in shares of the Company’s Common Stock, par value $0.001 per share, at a price of $1.02 per share. The Company also issued Warrants to purchasers of the shares to acquire an aggregate of 2,735,132 shares of the Company’s Common Stock with an exercise price of $1.28 per share. The shares and Warrants were issued and sold through an exempt private securities offering to certain accredited investors. The Company incurred aggregate offering costs of $559,000 in connection with the private placement, of which $350,000 was paid to Palladium Capital Advisors, the Company’s placement agent.

Under the Purchase Agreement, the Company made certain customary representations and warranties to the purchasers concerning the Company and its operations. The Company has also agreed to register the Common Stock and the Warrants for resale pursuant to an effective registration statement which must be filed within 45 days of March 3, 2015 and must be effective by the later of (i) the 90th day following March 3, 2015 (if no SEC review) or (ii) the 120th day following March 3, 2015 (if subject to SEC review). If the Form S-3 Registration Statement is not effective for resales for more than 10 consecutive days or more than 15 days in any 12 month period during the registration period (i.e., the earlier of the date on which the shares have been sold or are eligible for sale under SEC Rule 144 without restriction), the Company is required to pay the investors (other than its participating officers and directors) liquidated damages in cash equal to 1.5% of the aggregate purchase price paid by the investors for the shares for every 30 days or portion thereof until the default is cured. Such cash payments could be as much as $52,500 for every 30 days. The initial Form S-3 was filed on April 17, 2015.

F-13

Warrants

A summary of warrant activity for the three months ended March 31, 2015 is presented below:

	Number of Warrants	Weighted- Average Exercise Price	Weighted- Average Contractual Term	Aggregate Intrinsic Value
Outstanding at January 1, 2015	1,216,091	$2.01
Warrants granted	2,993,815	1.64
Warrants exercised	—	—
Warrants forfeited or expired	—	—

Outstanding at March 31, 2015	4,209,906	$1.75	5.0	$-

Exercisable at March 31, 2015	3,016,725	$1.65	5.0	$-

Stock-based Compensation

During the three months ended March 31, 2015 and 2014, the Company recognized stock-based compensation expense in connection with the amortization of stock option expense of $364,576 and $18,106, respectively, which is included as part of selling, general and administrative expense in the accompanying condensed consolidated statements of operations. No employee stock options were granted during the first quarter of 2015, with the exception of the 19,734 options granted in connection with the Merger, for which the grant date fair value was determined to be immaterial.

Stock option activity

Options outstanding at March 31, 2015 under the various plans are as follows:

Plan	Total Number of Options Outstanding under Plans
Equity compensation plans not approved by security holders	900,000
Equity Incentive Plan	342,834
1,242,834

F-14

A summary of activity under all option Plans at March 31, 2015 and changes during the three months ended March 31, 2015:

	Number of Shares	Weighted- Average Exercise Price	Weighted- Average Contractual Term	Aggregate Intrinsic Value
Outstanding at January 1, 2015	1,344,300	$3.08	6.53	$-
Options granted	19,734	5.61	-	-
Options exercised	-	-	-	-
Options forfeited or expired	(121,200)	7.32	-	-
Outstanding at March 31, 2015	1,242,834	$2.71	6.17	$-
Exercisable at March 31, 2015	1,049,233	$2.26	6.52	$-
Options available for grant at March 31, 2015	1,408,866

At March 31, 2015 the amount of unamortized stock-based compensation expense on unvested stock options granted to employees and consultants was $338,105 and will vest over 1.6 years.

Loss per share

Basic loss per share is computed by dividing the net loss available to common stockholders by the weighted average number of common shares outstanding during the period. Diluted loss per share is computed using the weighted average number of common shares and, if dilutive, potential common shares outstanding during the period. Potential common shares consist of the incremental common shares issuable upon the exercise of stock options (using the treasury stock method) and the conversion of the Company’s convertible debt and warrants (using the if-converted method). Diluted loss per share excludes the shares issuable upon the exercise of stock options from the calculation of net loss per share, as their effect is antidilutive. The following table summarizes the Company’s securities that have been excluded from the calculation of basic and dilutive loss per share as their effect would be anti-dilutive:

	March 31,
	2015	2014

Convertible debt	1,793,409	-
Stock options	1,223,100	1,174,500
Warrants	4,209,906	215,880
Total	7,226,415	1,390,380

F-15

Note 7. FAIR VALUE MEASUREMENTS

The fair value framework under the Financial Accounting Standards Board’s guidance requires the categorization of assets and liabilities into three levels based upon the assumptions used to measure the assets or liabilities.  Level 1 provides the most reliable measure of fair value, whereas Level 3, if applicable, would generally require significant management judgment.  The three levels for categorizing assets and liabilities under the fair value measurement requirements are as follows:

●	Level 1: Fair value measurement of the asset or liability using observable inputs such as quoted prices in active markets for identical assets or liabilities;

●

Level 2:  Fair value measurement of the asset or liability using inputs other than quoted prices that are observable for the applicable asset or liability, either directly or indirectly, such as quoted prices for similar (as opposed to identical) assets or liabilities in active markets and quoted prices for identical or similar assets or liabilities in markets that are not active; and

●	Level 3: Fair value measurement of the asset or liability using unobservable inputs that reflect the Company’s own assumptions regarding the applicable asset or liability.

The following table summarizes the liabilities measured at fair value on a recurring basis as of March 31, 2015:

	Level 1	Level 2	Level 3	Total
LIABILITIES:
Warrant liability			$87,603	$87,603
Total derivative liabilities	$-	$-	$87,603	$87,603

The following table summarizes the liabilities measured at fair value on a recurring basis as of December 31, 2014:

	Level 1	Level 2	Level 3	Total
LIABILITIES:
Warrant liability	$-	$-	$-	$-
Total derivative liability	$-	$-	$-	$-

Level 3 liabilities are valued using unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the liabilities. For fair value measurements categorized within Level 3 of the fair value hierarchy, the Company’s accounting and finance department, who report to the Chief Financial Officer, determine its valuation policies and procedures. The development and determination of the unobservable inputs for Level 3 fair value measurements and fair value calculations are the responsibility of the Company’s accounting and finance department and are approved by the Chief Financial Officer.

Level 3 Valuation Techniques

Level 3 financial liabilities consist of the derivative liabilities for which there is no current market for these securities such that the determination of fair value requires significant judgment or estimation. Changes in fair value measurements categorized within Level 3 of the fair value hierarchy are analyzed each period based on changes in estimates or assumptions and recorded as appropriate.

The Company deems financial instruments which do not have fixed settlement provisions to be derivative instruments. The common stock purchase warrants reissued by the Company in connection with the Merger do not have fixed settlement provisions because their exercise prices may be lowered if the Company issues securities at lower prices in the future. In accordance with Accounting Standards Codification (“ASC”) Topic 480, Distinguishing Liabilities from Equity, the fair value of these warrants is classified as a liability on the Company’s Condensed Consolidated Balance Sheets because, according to the terms of the warrants, a fundamental transaction could give rise to an obligation of the Company to pay cash to its warrant holders.  Corresponding changes in the fair value of the derivative liabilities are recognized in earnings on the Company’s Condensed Consolidated Statement of Operations in each subsequent period.

The Company’s warrant liabilities are carried at fair value and were classified as Level 3 in the fair value hierarchy due to the use of significant unobservable inputs. Although the Company determined the warrants include an implied downside protection feature, it performed a Monte-Carlo simulation and concluded that the value of the feature is de minimus and the use of the Black-Scholes valuation model is considered to be a reasonable method to value the warrants.

The following table summarizes the values of certain assumptions used by the Company’s custom model to estimate the fair value of the warrant liabilities as of March 31, 2015:

March 31, 2015
(Unaudited)
Stock price	$1.04
Weighted average strike price	$0.24
Remaining contractual term (years)	3.70
Volatility	124.0%
Risk-free rate	1.37%
Dividend yield	0.0%

The following table sets forth a summary of the changes in the fair value of our Level 3 financial liabilities that are measured at fair value on a recurring basis:

For the three months ended March 31, 2015
Beginning balance	$—
Fair value of warrant liabilities reissued in connection with the Merger	49,638
Change in fair value of derivative liabilities	37,965
Ending balance	$87,603

F-16

Note 8. COMMITMENTS AND CONTINGENCIES

Lease Commitments

The Company leases its Florida office and warehouse facilities under a twenty-four month lease agreement with an initial term through April 30, 2013 that the Company extended in March 2015 when it exercised the second of three successive one-year renewal options. The lease provides for annual rental payments of $144,000 per annum (including 45 days of total rent abatement) during the initial twenty-four month term and annual rental payments of $151,200, $158,760 and $174,636 during each of the three one-year renewal options. In October 2013, the Company amended the master lease to include an additional approximately 2,200 square feet for an additional annual rental payment of $18,000 subject to the same renewal options and other terms and conditions set forth in the master lease. During the year ended December 31, 2014, the Company entered into nine (9) real estate leases for eight (8) new retail kiosks and one (1) new retail store. The kiosks opened during the fourth quarter of 2014 and the store is scheduled to open during 2015. The kiosks are located in malls in Florida, Maryland, New Jersey and Texas. The retail store is located in Ft. Lauderdale, FL. Under these leases, the initial lease terms range from one to five years, the Company is required to pay base and percentage rents and the Company is required to pay for common area and maintenance charges and utilities. In addition through the merger which occurred on March 4, 2015 the Company acquired additional lease commitments which included one (1) Florida office space and ten (10) new retail stores. Future minimum lease payments under non-cancelable operating that have initial or remaining terms in excess of one year at March 31, 2015 are due as follows:

The remaining minimum annual rents for the years ending December 31 are:

2015	$630,256
2016	539,990
2017	429,628
2018	201,853
2019	153,386
2020	18,961
Total	$1,974,074

Rent expense for the three months ended March 31, 2015 and 2014 was $215,087 and $44,838, respectively, and is included in selling, general and administrative expenses in the accompanying condensed consolidated statement of operations.

Resignation of Chief Financial Officer

On March 27, 2015, Harlan Press notified the Company of his intention to resign from the Company, effective April 10, 2015. Mr. Press previously served as Chief Financial Officer of the Company. In connection with the Company’s previously disclosed merger with Vaporin, Inc. in March 2015, Mr. Press was appointed Vice-President of Finance of the Company. Mr. Press received severance compensation and accrued vacation in accordance with his employment agreement in the total amount of $159,810, which is divided into equal weekly payments that end on January 29, 2016 and has been included in accrued liabilities as of March 31, 2015.

Legal Proceedings

From time to time the Company may be involved in various claims and legal actions arising in the ordinary course of our business. There were no pending material claims or legal matters as of the date of this report other than two of the three following matters.

On June 22, 2012, Ruyan Investment (Holdings) Limited (“Ruyan”) filed a lawsuit against the Company alleging infringement of U.S. Patent No. 8,156,944 (the ‘944 Patent). Ruyan also filed separate cases for patent infringement against nine other defendants asserting infringement of the 944 Patent. Ruyan’s lawsuit against the Company known as Ruyan Investment (Holdings) Limited vs. Vapor Corp. CV-12-5466 is pending in the United States District Court for the Central District of California. All of these lawsuits have been consolidated for discovery and pre-trial purposes. The Company intends to vigorously defend against this lawsuit.

On February 25, 2013, Ruyan’s second patent infringement lawsuit against the Company as well as all of the other consolidated lawsuits were stayed as a result of the Court granting a stay in one of the consolidated lawsuits. The Court granted the motion to stay Ruyan’s separate lawsuits against the Company and the other defendants based on the filing of a request for inter partes reexamination of the ‘944 Patent at the United States Patent and Trademark Office.

F-17

All reexamination proceedings of the ‘944 Patent have been stayed by the United States Patent and Trademark Office Patent Trial and Appeal Board pending its approval of one or more of them.

On March 5, 2014, Fontem Ventures, B.V. and Fontem Holdings 1 B.V. (the successors to Ruyan) filed a complaint against the Company alleging infringement of U.S. Patent No. 8,365,742, entitled “Aerosol Electronic Cigarette”, U.S. Patent No. 8,375,957, entitled “Electronic Cigarette”, U.S. Patent No. 8,393,331, entitled “Aerosol Electronic Cigarette” and U.S. Patent No. 8,490,628, entitled “Electronic Atomization Cigarette. On April 8, 2014, plaintiffs amended their complaint to add U.S. Patent No. 8,689,805, entitled “Electronic Cigarette.” The products accused of infringement by the plaintiff are various Krave, Fifty-one and Hookah Stix products and parts. Eight other companies were also sued in separate lawsuits alleging infringement of one or more of the patents listed above. The Company filed its Answer and Counterclaims on May 1, 2014. The Company intends to vigorously defend against this lawsuit.

On October 21, 2014, Fontem Ventures B.V. and Fontem Holdings 1 B.V. filed a complaint against the Company in the U.S. District Court for the Central District of California, captioned Fontem Ventures B.V., et al. v. Vapor Corp., No. 14-cv-8155. The complaint alleges infringement of United States Patent No. 8,863,752, entitled “Electronic Cigarette”. The products accused of infringement by plaintiffs are various Krave and Fifty-One products and parts On January 15, 2015, the Company filed its Answer and Counterclaims. The Company will vigorously defend itself against such allegations.

On December 2, 2014, Fontem Ventures B.V. and Fontem Holdings 1 B.V. filed a complaint against the Company in the U.S. District Court for the Central District of California, captioned Fontem Ventures B.V., et al. v. Vapor Corp., No. 14-cv-09267. The Complaint alleges infringement by the plaintiffs against the Company relating to various Krave, Vapor X and Fifty-One products and parts. Fontem amended its compliant on December 16, 2014, to allege infringement of United States Patent No. 8,910,641, entitled “Electronic Cigarette” against the same products. On January 15, 2015, the Company filed its Answer and Counterclaims. The Company will vigorously defend itself against such allegations.

All of the above referenced cases filed by Fontem have been consolidated and are currently scheduled for trial in November 2015. The parties are currently in active fact discovery and claim construction.

Purchase Commitments

At March 31, 2015 and December 31, 2014, the Company has vendor deposits of $298,320 and $319,563, respectively, and vendor deposits are included as a component of prepaid expenses and vendor deposits on the condensed consolidated balance sheets included herewith.

NOTE 9. SUBSEQUENT EVENTS

The Company evaluates events that have occurred after the balance sheet date but before the condensed consolidated financial statements are issued. Based upon the evaluation, the Company did not identify any recognized or non-recognized subsequent events that would have required adjustment or disclosure in the accompanying condensed consolidated financial statements, except for the following:

During March and April 2015 the Company closed seven of their retail Kiosk locations. This comprised of three in Maryland, two in Texas one in New Jersey and one in Florida. In addition, the Company decided not to proceed with opening the retail store located in Ft, Lauderdale Florida. This was primarily due to the Company’s refocus of resources on management and expansion of the acquired Vape Store brand retail locations. The Company is negotiating early terminations of the lease commitments.

Effective as of May 7, 2015, the Company entered an Engagement Agreement with Dawson James Securities (“Dawson”). In accordance with the Engagement Agreement, Dawson has agreed to act as the lead or managing underwriter on a best-efforts basis in connection with a proposed offering of approximately $24 million of the Company’s equity securities. The Engagement Agreement provides for an underwriting discount of 8% and a $25,000 advance fee which has been paid to Dawson. The actual size of the offering and the offering price will be subject to negotiation and the Company can provide no assurance that any such offering will be successful.

On May 19, 2015, the Company received a deficiency letter from the Nasdaq Listing Qualifications department (the “Staff”) notifying the Company that for the last 30 consecutive business days the Company’s common stock had closed below the minimum $1.00 per share bid price requirement for continued inclusion on The Nasdaq Capital Market pursuant to Nasdaq Listing Rule 5550(a)(2). In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company has been provided an initial period of 180 calendar days, or until November 16, 2015, to regain compliance with the bid price requirement. If, at any time before November 16, 2015, the closing bid price for the Company’s common stock is $1.00 or more for a minimum of 10 consecutive business days, the Staff will provide written notification to the Company that it has regained compliance with the bid price requirement. If the Company does not regain compliance with the bid price requirement by November 16, 2015, the Company may be eligible for an additional 180 calendar day compliance period provided that it meets the continued listing requirement for the market value of publicly held shares and all other initial listing standards, with the exception of the bid price requirement, and provides the Staff with written notice of its intention to cure the deficiency. If the Company does not regain compliance by November 16, 2015 or the termination of any subsequent compliance period, if applicable, the Staff will provide written notification to the Company that its common stock may be delisted. In anticipation of receiving the Staff’s notice, on May 12, 2015, the Company filed a preliminary proxy statement on Schedule 14A with the Securities and Exchange Commission, followed by a definitive proxy statement filed May 22, 2015, in connection with the Company’s 2015 Annual Meeting of shareholders that included a proposal to approve an amendment to the Company’s Certificate of Incorporation to effect a reverse stock split. The Company’s Annual Meeting is scheduled for July 7, 2015. There can be no assurance that the Company’s shareholders will approve the amendment, or that a reverse stock split will prevent the Company’s stock price from falling below the bid price requirement in the future.

F-18

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Audit Committee of the

Board of Directors and Stockholders

of Vapor Corp.

We have audited the accompanying consolidated balance sheets of Vapor Corp. (the “Company”) as of December 31, 2014 and 2013, and the related consolidated statements of operations, changes in stockholders’ equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Vapor Corp. as of December 31, 2014 and 2013, and the consolidated results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As more fully discussed in Note 2, the Company has incurred net losses and needs to raise additional funds to meet its obligations and sustain its operations. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Marcum LLP
Marcum LLP
New York, NY March 31, 2015

F-19

VAPOR CORP.

CONSOLIDATED BALANCE SHEETS

	DECEMBER 31,
	2014	2013
ASSETS
CURRENT ASSETS:
Cash	$471,194	$6,570,215
Due from merchant credit card processors, net of reserve for charge-backs of $2,500 and $2,500, respectively	111,968	205,974
Accounts receivable, net of allowance of $369,731 and $256,833, respectively	239,652	1,802,781
Inventories	2,048,883	3,321,898
Prepaid expenses and vendor deposits	664,103	1,201,040
Loans receivable, net	467,095	-
Deferred financing costs, net	122,209	-
Deferred tax asset, net	-	766,498
TOTAL CURRENT ASSETS	4,125,104	13,868,406
Property and equipment, net of accumulated depreciation of $84,314 and $27,879, respectively	712,019	28,685
Other assets	91,360	65,284
TOTAL ASSETS	$4,928,483	$13,962,375

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$1,920,135	$1,123,508
Accrued expenses	975,112	420,363
Senior convertible notes payable – related parties, net of debt discount of $1,093,750 and $0, respectively	156,250	-
Current portion of capital lease	52,015	-
Term loan	750,000	478,847
Customer deposits	140,626	182,266
Income taxes payable	3,092	5,807
TOTAL CURRENT LIABILITIES	3,997,230	2,210,791

Capital lease, net of current portion	119,443	-
TOTAL LIABILITIES	4,116,673	2,210,791

COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY:
Preferred stock, $.001 par value, $1,000,000 shares authorized, none issued or outstanding	-	-
Common stock, $.001 par value, 50,000,000 shares authorized 16,761,911 and 16,214,528 shares issued and 16,761,911 and 16,214,528 shares outstanding, respectively	16,762	16,214
Additional paid-in capital	16,026,951	13,115,024
Accumulated deficit	(15,231,903)	(1,379,654)
TOTAL STOCKHOLDERS’ EQUITY	811,810	11,751,584
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$4,928,483	$13,962,375

See notes to consolidated financial statements

F-20

Vapor Corp.

CONSOLIDATED STATEMENTS OF OPERATIONS

	FOR THE YEARS ENDED DECEMBER 31,
	2014	2013
SALES NET	$15,279,859	$25,990,228
Cost of goods sold	14,497,254	16,300,333
Gross Profit	782,605	9,689,895

EXPENSES:
Selling, general and administrative	11,126,759	6,464,969
Advertising	2,374,329	2,264,807
Total operating expenses	13,501,088	8,729,776
Operating (loss) income	(12,718,483)	960,119

Other expense:
Induced conversion expense	-	299,577
Amortization of deferred financing costs	17,458	-
Interest expense	348,975	383,981
Total other expenses	366,433	683,558

(LOSS) INCOME BEFORE INCOME TAX (EXPENSE) BENEFIT	(13,084,916)	276,561
Income tax (expense) benefit	(767,333)	524,791

NET (LOSS) INCOME	$(13,852,249)	$801,352

BASIC (LOSS) EARNINGS PER COMMON SHARE	$(0.84)	$0.06

DILUTED (LOSS) EARNINGS PER COMMON SHARE	$(0.84)	$0.06

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING – BASIC	16,415,152	12,818,487

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING – DILUTED	16,415,152	13,186,365

See notes to consolidated financial statements

F-21

VAPOR CORP.

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2014 AND 2013

			Additional
	Common Stock		Paid-In	Accumulated
	Shares	Amount	Capital	Deficit	Total

Balance – January 1, 2013	12,038,163	$12,038	$1,685,524	$(2,181,006)	$(483,444)
Issuance of common stock for services	20,000	20	86,980	—	87,000
Issuance of common stock in connection with exercise of stock options	43,300	43	70,257	—	70,300
Discount on convertible notes to related parties	—	—	98,970	—	98,970
Stock-based compensation expense	—	—	48,239	—	48,239
Issuance of common stock for cash, net of offering costs	3,333,338	3,333	9,121,770	—	9,125,103
Issuance of common stock upon conversion of debt	779,727	780	1,703,707	—	1,704,487
Induced conversion expense	—	—	299,577	—	299,577
Net income	—	—	—	801,352	801,352
Balance – December 31, 2013	16,214,528	16,214	13,115,024	(1,379,654)	11,751,584
Offering costs incurred in 2014 pertaining to December 2013 offering	—	—	(109,104)	—	(109,104)
Issuance of common stock for services	400,000	400	1,602,533	—	1,602,933
Issuance of common stock in connection with exercise of stock options	5,000	5	4,995	—	5,000
Issuance of common stock in connection with cashless exercise of warrants	142,383	143	(143)	—	—
Discount on senior convertible notes	—	—	1,250,000	—	1,250,000
Stock-based compensation expense	—	—	163,646	—	163,646
Net loss	—	—	—	(13,852,249)	(13,852,249)
Balance – December 31, 2014	16,761,911	$16,762	$16,026,951	$(15,231,903)	$811,810

See notes to consolidated financial statements

F-22

VAPOR CORP.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	FOR THE YEARS ENDED DECEMBER 31,
	2014	2013
OPERATING ACTIVITIES:
Net (loss) income	$(13,852,249)	$801,352
Adjustments to reconcile net (loss) income to net cash used in operating activities:
Provision for doubtful accounts	112,898	183,333
Depreciation	56,435	11,284
Amortization of deferred debt discount	156,250	102,500
Amortization of deferred financing costs	17,458	-
Induced conversion expense	-	299,577
Write down of loan receivable to realizable value	50,000	-
Write down of obsolete and slow moving inventory	1,834,619	-
Stock-based compensation	1,766,579	135,239
Utilization of net operating loss carryforward	-	(346,783)
Deferred tax	766,498	(197,585)
Changes in operating assets and liabilities:
Due from merchant credit card processors	94,006	838,002
Accounts receivable	1,450,231	(1,250,034)
Prepaid expenses and vendor deposits	536,937	(735,180)
Inventories	(561,604)	(1,651,891)
Other assets	(26,076)	(53,284)
Accounts payable	796,627	(2,085,087)
Accrued expenses	554,749	70,212
Customer deposits	(41,640)	(295,429)
Income taxes	(2,715)	53,622
NET CASH USED IN OPERATING ACTIVITIES	(6,290,997)	(4,120,152)

INVESTING ACTIVITIES:
Loans receivable	(517,095)	-
Purchases of property and equipment	(560,410)	(14,779)
NET CASH USED IN INVESTING ACTIVITIES	(1,077,505)	(14,779)

FINANCING ACTIVITIES
Proceeds from sale of common stock, net of offering costs	(109,104)	9,125,103
Proceeds from senior convertible notes payable to related parties	1,250,000	425,000
Proceeds from senior convertible notes payable	-	500,000
Deferred financing costs	(139,667)	-
Principal repayments of senior note payable to stockholder	-	(70,513)
Proceeds from term loans payable	1,000,000	750,000
Principal repayments of term loans payable	(728,847)	(271,153)
Principal repayments of capital lease obligations	(7,901)	-
Proceeds from factoring facility	-	407,888
Principal repayments of factoring facility	-	(407,888)
Proceeds from exercise of stock options	5,000	70,300
NET CASH PROVIDED BY FINANCING ACTIVITIES	1,269,481	10,528,737
INCREASE (DECREASE) IN CASH	(6,009,021)	6,393,806
CASH — BEGINNING OF YEAR	6,570,215	176,409
CASH — END OF YEAR	$471,194	$6,570,215

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid for interest	$103,068	$297,508

Cash paid for income taxes	$3,550	$13,770

Noncash financing activities:
Issuance of common stock in connection with conversion of notes payable	$-	$1,704,487
Cashless exercise of common stock purchase warrants	$143	$-
Recognition of deferred debt discount on convertible notes payable	$1,250,000	$98,970
Purchase of equipment through capital lease obligation	$179,359	$-

See notes to consolidated financial statements

F-23

VAPOR COrp.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1. ORGANIZATION, BASIS OF PRESENTATION AND RECENT DEVELOPMENTS

Organization

Vapor Corp. (the “Company”) is the holding company for its wholly owned subsidiaries Smoke Anywhere U.S.A., Inc. (“Smoke”) and IVGI Acquisition, Inc. The Company designs, markets and distributes vaporizers, e-liquids, electronic cigarettes and accessories under the emagine vapor™, Krave®, VaporX®, Hookah Stix®, Fifty-One® (also known as Smoke 51) and Alternacig® brands. “Vaporizers”, “Electronic cigarettes” or “e-cigarettes,” are battery-powered products that enable users to inhale nicotine vapor without smoke, tar, ash, or carbon monoxide.

The Company was originally incorporated as Consolidated Mining International, Inc. in 1985 as a Nevada corporation, and the Company changed its name in 1987 to Miller Diversified Corporation whereupon the Company operated in the commercial cattle feeding business until October 31, 2003 when the Company sold substantially all of its assets and became a discontinued operation. On November 5, 2009, the Company acquired Smoke Anywhere USA, Inc., a distributor of electronic cigarettes, in a reverse triangular merger. As a result of the merger, Smoke Anywhere USA, Inc. became the sole operating business. On January 7, 2010, the Company changed its name to Vapor Corp. The Company reincorporated to the State of Delaware from the State of Nevada effective on December 31, 2013.

Basis of Presentation and Reverse Stock Split

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for financial information and with the rules and regulations of the U.S. Securities and Exchange Commission (“SEC”).

Effective on December 27, 2013, the Company effected a reverse stock split of its common stock at a ratio of 1-for-5. No fractional shares of common stock were issued, and no cash or other consideration were paid as a result of the reverse stock split. Instead, the Company issued one whole share of post-reverse stock split common stock in lieu of each fractional share of common stock. As a result of the reverse stock split, the Company’s share capital was reduced to 51,000,000 shares from 251,000,000 shares, of which 50,000,000 shares are common stock and 1,000,000 shares are “blank check” preferred stock.

All references in these notes and in the related consolidated financial statements to number of shares, price per share and weighted average number of shares outstanding of common stock prior to the reverse stock split (including the share capital decrease) have been adjusted to reflect the reverse stock split (including the share capital decrease) on a retroactive basis, unless otherwise noted.

Merger with Vaporin, Inc.

As fully-disclosed in Note 4 to these consolidated financial statements, on December 17, 2014, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Vaporin, Inc., a Delaware corporation (“Vaporin”) pursuant to which Vaporin was to merge with and into the Company with the Company being the surviving entity. On the same date, the Company also entered into a joint venture with Vaporin (the “Joint Venture”) through the execution of an operating agreement (the “Operating Agreement”) of Emagine the Vape Store, LLC, a Delaware limited liability company (“Emagine”), pursuant to which the Company and Vaporin were 50% members of Emagine.

On March 4, 2015, the acquisition of Vaporin by the Company (the “Merger”) was completed pursuant to the terms of the Merger Agreement. In connection with the Merger, Emagine became a wholly-owned subsidiary of the Company.

F-24

Note 2. GOING CONCERN AND MANAGEMENT PLANS

The Company’s financial statements for the year ended December 31, 2014 indicate there is substantial doubt about its ability to continue as a going concern as the Company requires additional equity and/or debt financing to continue its operations. The Company must ultimately generate sufficient cash flow to met its obligations on a timely basis, attain profitability in its business operations, and be able to fund its long term business development and growth plans. The Company’s business will require significant amounts of capital to sustain operations and make the investments it needs to execute its longer-term business plan. The Company’s liquidity and capital resources have decreased as a result of the net loss of $13,852,249 that it incurred during the year ended December 31, 2014. At December 31, 2014, the Company’s accumulated deficit amounted to $15,231,903. At December 31, 2014, the Company had working capital of $127,874 compared to $11,657,615 at December 31, 2013, a decrease of $11,529,741. As described in Note 12 (Subsequent Events), on March 4, 2015, the Company and institutional and individual accredited investors entered in a securities purchase agreement pursuant to which the Company issued and sold, in a $3.5 million private placement ($2.9 million in net proceeds), 3,432,314 shares of common stock and warrants to purchase up to 2,735,132 shares of the Company’s common stock. The Company will use the net proceeds from the private placement for working capital. In addition, the Merger with Vaporin also provides an additional financing transaction to occur subsequent to the closing of the Merger for up to $25 million in exchange for common stock and warrants of the Company subject to the Company complying with certain financial covenants and performance-based metrics still to be negotiated.

The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”), which contemplate continuation of the Company as a going concern and realization of assets and satisfaction of liabilities in the normal course of business. The carrying amounts of assets and liabilities presented in the financial statements do not necessarily purport to represent realizable or settlement values. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The Company’s existing liquidity is not sufficient to fund its operations, anticipated capital expenditures, working capital and other financing requirements for the foreseeable future. We believe we will need to raise additional debt or equity financing to maintain and expand the business. Any equity financing or the issuance of equity equivalents including convertible debt could be dilutive to our shareholders. If either such additional capital is not available on terms acceptable to the Company or at all then the Company may need to curtail its operations and/or take additional measures to conserve and manage its liquidity and capital resources, any of which would have a material adverse effect on our business, results of operations and financial condition.

Note 3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of consolidation

The accompanying consolidated financial statements include the accounts of the Company, its wholly owned subsidiary, Smoke Anywhere USA, Inc., and its 50% joint venture interest in Emagine the Vape Store, LLC. All significant intercompany transactions and balances were eliminated.

Use of estimates in the preparation of financial statements

The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of net revenue and expenses during the reporting periods. Actual results could differ from those estimates. These estimates and assumptions include allowances, reserves and write-downs of receivables and inventory, valuing equity securities and hybrid instruments, share-based payment arrangements, deferred taxes and related valuation allowances, and the preliminary valuation of the net assets acquired subsequent to December 31, 2014 in the Merger. Certain of our estimates could be affected by external conditions, including those unique to our industry, and general economic conditions. It is possible that these external factors could have an effect on our estimates that could cause actual results to differ from our estimates. The Company re-evaluates all of its accounting estimates at least quarterly based on these conditions and records adjustments when necessary.

F-25

Revenue recognition

The Company recognizes revenue from product sales or services rendered when the following four revenue recognition criteria are met: persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, the selling price is fixed or determinable, and collectability is reasonably assured.

Product sales and shipping revenues, net of promotional discounts, rebates, and return allowances, are recorded when the products are shipped, title passes to customers and collection is reasonably assured. Retail sales to customers are made pursuant to a sales contract that provides for transfer of both title and risk of loss upon the Company’s delivery to the carrier. Return allowances, which reduce product revenue, are estimated using historical experience. Revenue from product sales and services rendered is recorded net of sales and consumption taxes.

The Company periodically provides incentive offers to its customers to encourage purchases. Such offers include current discount offers, such as percentage discounts off current purchases, inducement offers, such as offers for future discounts subject to a minimum current purchase, and other similar offers. Current discount offers, when accepted by the Company’s customers, are treated as a reduction to the purchase price of the related transaction, while inducement offers, when accepted by its customers, are treated as a reduction to the purchase price of the related transaction based on estimated future redemption rates. Redemption rates are estimated using the Company’s historical experience for similar inducement offers. The Company reports sales, net of current discount offers and inducement offers on its consolidated statements of operations.

Shipping and Handling Costs

The Company policy is to provide free standard shipping and handling for most orders shipped during the year. Shipping and handling costs incurred are recognized in selling, general and administrative expenses. Such amounts aggregated $661,583 and $658,586 for the years ended December 31, 2014 and 2013 respectively.

In certain circumstances, shipping and handling costs are charged to the customer and recognized in sales, net. The amounts recognized for the years ended December 31, 2014 and 2013 were $71,225 and $129,761, respectively.

Cash and Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. For financial statement purposes, investments in money market funds are considered a cash equivalent and are included in cash and cash equivalents. The Company maintains its cash and cash equivalents at high credit quality federally insured financial institutions, with balances, at times, in excess of the Federal Deposit Insurance Corporation’s insurance coverage limit of $250,000 per federally insured financial institution. Management believes that the financial institutions that hold the Company’s deposits are financially sound and, therefore, pose a minimum credit risk. The Company has not experienced any losses in such accounts. At December 31, 2014 and 2013, the Company did not hold cash equivalents.

F-26

Accounts Receivable

Accounts receivable, net is stated at the amount the Company expects to collect. The Company provides a provision for allowances that includes returns, allowances and doubtful accounts equal to the estimated uncollectible amounts. The Company estimates its provision for allowances based on historical collection experience and a review of the current status of trade accounts receivable. It is reasonably possible that the Company’s estimate of the provision for allowances will change.

Due From Merchant Credit Card Processor

Due from merchant credit card processor represents monies held by the Company’s credit card processors. The funds are being held by the merchant credit card processors pending satisfaction of their hold requirements and expiration of charge backs/refunds from customers.

Inventories

Inventories are stated at the lower of cost (determined by the first-in, first-out method) or market. If the cost of the inventories exceeds their market value, provisions are recorded to write down excess inventory to its net realizable value. The Company’s inventories consist primarily of merchandise available for resale.

Property and equipment

Property and equipment is stated at cost less accumulated depreciation. Depreciation is calculated using the straight-line method over the expected useful life of the respective asset, after the asset is placed in service. The Company generally uses the following depreciable lives for its major classifications of property and equipment:

Description	Useful Lives
Warehouse fixtures	2 years
Warehouse equipment	5 years
Furniture and fixtures	5 years
Computer hardware	3 years

Impairment of Long-Lived Assets

The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying value of the asset may not be recoverable. In connection with this review, the Company also reevaluates the depreciable lives for these assets. The Company assesses recoverability by determining whether the net book value of the related asset will be recovered through the projected undiscounted future cash flows of the asset. If the Company determines that the carrying value of the asset may not be recoverable, it measures any impairment based on the projected future discounted cash flows as compared to the asset’s carrying value. Through December 31, 2014, the Company has not recorded any impairment charges on its long-lived assets.

Advertising

The Company expenses advertising cost as incurred.

Warranty liability

The Company’s limited lifetime warranty policy generally allows its end users and retailers to return defective purchased rechargeable products in exchange for new products. The Company estimates a reserve for warranty liability and records that reserve amount as a reduction of revenues and as an accrued expense on the accompanying consolidated balance sheets. The warranty claims and expense was not deemed material for the years ended December 31, 2014 and 2013.

F-27

Income taxes

The Company uses the asset and liability method of accounting for income taxes in accordance with ASC 740, “Income Taxes” (“ASC 740.”) Under this method, income tax expense is recognized as the amount of: (i) taxes payable or refundable for the current year and (ii) future tax consequences attributable to differences between financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date. A valuation allowance is provided to reduce the deferred tax assets reported if based on the weight of available evidence it is more likely than not that some portion or all of the deferred tax assets will not be realized.

Product Development

The Company includes product development expenses relating to the commercialization of new products which are expensed as incurred as part of operating expenses. Product development expenses for the years ended December 31, 2014 and 2013 were approximately $312,000 and $174,000, respectively.

Fair value measurements

The Company applies the provisions of Accounting Standards Codification (“ASC”) 820, “Fair Value Measurements and Disclosures,” (“ASC 820”). The Company’s short term financial instruments include cash, due from merchant credit card processors, accounts receivable, accounts payable and accrued expenses, each of which approximate their fair values based upon their short term nature. The Company’s other financial instruments include notes payable obligations. The carrying value of these instruments approximate fair value, as they bear terms and conditions comparable to market, for obligations with similar terms and maturities.

ASC 820 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 describes three levels of inputs that may be used to measure fair value: Level 1 – quoted prices in active markets for identical assets or liabilities; Level 2 – quoted prices for similar assets and liabilities in active market or inputs that are observable; and Level 3 – inputs that are unobservable.

Stock-Based Compensation

The Company accounts for stock-based compensation under ASC 718, “Compensation-Stock Compensation” (“ASC 718”). These standards define a fair value based method of accounting for stock-based compensation. In accordance with ASC Topic 718, the cost of stock-based compensation is measured at the grant date based on the value of the award and is recognized over the vesting period. The value of the stock-based award is determined using the Black-Scholes-Merton valuation model, whereby compensation cost is the fair value of the award as determined by the valuation model at the grant date or other measurement date. The resulting amount is charged to expense on the straight-line basis over the period in which the Company expects to receive the benefit, which is generally the vesting period. The Company considers many factors when estimating expected forfeitures, including types of awards, employee class, and historical experience.

F-28

Derivative Instruments

The Company accounts for free-standing derivative instruments and hybrid instruments that contain embedded derivative features in accordance with ASC Topic No. 815, “Accounting for Derivative Instruments and Hedging Activities,” (“ASC 815”) as well as related interpretations of this topic. In accordance with this topic, derivative instruments and hybrid instruments are recognized as either assets or liabilities in the balance sheet and are measured at fair values with gains or losses recognized in earnings. Embedded derivatives that are not clearly and closely related to the host contract are bifurcated and are recognized at fair value with changes in fair value recognized as either a gain or loss in earnings. The Company determines the fair value of derivative instruments and hybrid instruments based on available market data using appropriate valuation models, giving consideration to all of the rights and obligations of each instrument.

The Company estimates fair values of derivative instruments and hybrid instruments using various techniques (and combinations thereof) that are considered to be consistent with the objective of measuring fair values. In selecting the appropriate technique, the Company considers, among other factors, the nature of the instrument, the market risks that it embodies and the expected means of settlement. For less complex instruments, such as free-standing warrants, the Company generally uses the Black-Scholes-Merton valuation model, adjusted for the effect of dilution, because it embodies all of the requisite assumptions (including trading volatility, estimated terms, dilution and risk free rates) necessary to fair value these instruments. Estimating fair values of derivative financial instruments requires the development of significant and subjective estimates that may, and are likely to, change over the duration of the instrument with related changes in internal and external market factors. In addition, option-based techniques (such as the Black-Scholes-Merton valuation model) are highly volatile and sensitive to changes in the trading market price of the Company’s common stock. Since derivative financial instruments are initially and subsequently carried at fair values, the Company’s income (loss) going forward will reflect the volatility in these estimates and assumption changes. Under ASC 815, increases in the trading price of the Company’s common stock and increases in fair value during a given financial quarter result in the application of non-cash derivative expense. Conversely, decreases in the trading price of the Company’s common stock and decreases in trading fair value during a given financial quarter result in the application of non-cash derivative income.

Convertible Debt Instruments

The Company accounts for convertible debt instruments when the Company has determined that the embedded conversion options should not be bifurcated from their host instruments in accordance with ASC 470-20 “Debt with Conversion and Other Options”. The Company records, when necessary, discounts to convertible notes for the intrinsic value of conversion options embedded in debt instruments based upon the differences between the fair value of the underlying common stock at the commitment date of the note transaction and the effective conversion price embedded in the note. The Company amortizes the respective debt discount over the term of the notes, using the straight-line method, which approximates the effective interest method. The Company records, when necessary, induced conversion expense, at the time of conversion for the difference between the reduced conversion price per share and the original conversion price per share.

Lease Accounting

The Company evaluates each lease for classification as either a capital lease or an operating lease. If substantially all of the benefits and risks of ownership have been transferred to the Company as lessee, the Company records the lease as a capital lease at its inception. The Company performs this evaluation at the inception of the lease and when a modification is made to a lease. If the lease agreement calls for a scheduled rent increase during the lease term, the Company recognizes the lease expense on a straight-line basis over the lease term. The Company determines the straight-line rent impact of an operating lease upon inception of the lease.

F-29

Recent Accounting Pronouncements

The Financial Accounting Standards Board (“FASB”) has issued Accounting Standards Update (“ASU”) No. 2014-12, Compensation – Stock Compensation (Topic 718): Accounting for Share-Based Payments When the Terms of an Award Provide That a Performance Target Could Be Achieved after the Requisite Service Period. This ASU requires that a performance target that affects vesting, and that could be achieved after the requisite service period, be treated as a performance condition. As such, the performance target should not be reflected in estimating the grant date fair value of the award. This update further clarifies that compensation cost should be recognized in the period in which it becomes probable that the performance target will be achieved and should represent the compensation cost attributable to the period(s) for which the requisite service has already been rendered. The amendments in this ASU are effective for annual periods and interim periods within those annual periods beginning after December 15, 2015. Earlier adoption is permitted. The adoption of this standard is not expected to have a material impact on the Company’s consolidated financial position and results of operations.

The FASB has issued ASU No. 2014-09, Revenue from Contracts with Customers. This ASU supersedes the revenue recognition requirements in Accounting Standards Codification 605 - Revenue Recognition and most industry-specific guidance throughout the Codification. The standard requires that an entity recognizes revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. This ASU is effective on January 1, 2017 and should be applied retrospectively to each prior reporting period presented or retrospectively with the cumulative effect of initially applying the ASU recognized at the date of initial application. The Company is currently evaluating the potential impact, if any, the adoption of this standard will have on the Company’s consolidated financial position and results of operations.

The FASB has issued ASU No. 2014-15, Presentation of Financial Statements-Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern. The guidance, which is effective for annual reporting periods ending after December 15, 2016, extends the responsibility for performing the going-concern assessment to management and contains guidance on how to perform a going-concern assessment and when going-concern disclosures would be required under U.S. GAAP. The Company has elected to early adopt the provisions of ASU 2014-15 in connection with the issuance of these consolidated financial statements. Information regarding the substantial doubt relating to the Company’s ability to continue as a going concern has been disclosed in Note 2.

Note 4. MERGER WITH VAPORIN, INC.

Merger with Vaporin, Inc.

On December 17, 2014, the Company entered into the Merger Agreement with Vaporin pursuant to which Vaporin was to merge with and into the Company with Vapor being the surviving entity. The Merger closed on March 4, 2015 whereby 100% of the issued and outstanding shares of Vaporin common stock (including shares of common stock issued upon conversion of Vaporin preferred stock immediately prior to the consummation of the merger in accordance with the Merger Agreement) were converted into, and became 13,591,533 shares of the Company’s common stock such that the former Vaporin stockholders collectively hold approximately 45% of the issued and outstanding shares of the Company’s common stock following consummation of the Merger. The options and warrants to acquire Vaporin common stock that were issued and outstanding as of the effective time of the Merger, as well as 910,000 restricted stock units which were exchangeable for Vaporin common stock, were assumed by the Company in the merger and the number of shares issued under such securities were adjusted to give effect to the Per Share Merger Consideration (as defined in the Merger Agreement).

F-30

Pursuant to the terms of the Merger Agreement, the Company completed actions to cause its board of directors immediately following the consummation of the merger to be comprised of (x) three directors chosen by the Company’s Board of Directors (at least two of whom shall be independent for purposes of the Nasdaq listing rules) and (y) two directors chosen by the Vaporin Board or Directors (at least one of whom shall be independent for purposes of the Nasdaq listing rules), each to serve for a term expiring on the earlier of his or her death, resignation, removal or the Company’s next annual meeting of stockholders and, despite the expiration of his or her term, until his or her successor has been elected and qualified or there is a decrease in the size of the Company’s Board of Directors. If at any time prior to the effective time of the merger, any such board designee becomes unable or unwilling to serve as a director of the Company following consummation of the merger, then the party that designated such individual shall designate another individual to serve in such individual’s place.

The Merger Agreement contained customary representations and warranties of the Company and Vaporin relating to their respective businesses. The Company and Vaporin have agreed to use commercially reasonable efforts to preserve intact its business organization and that of its significant subsidiaries, as well as maintain its rights, franchises and existing relations with customers, suppliers and employees. The Merger Agreement also contains covenants by each party to furnish current information to the other party.

The Company has also agreed that, for a period of six years following the closing date of the merger, it will indemnify, defend and hold harmless each officer and director of Vaporin and its subsidiaries against losses arising from such person’s status as an officer or director of Vaporin or any of its subsidiaries prior to the effective time of the merger. The Company has also agreed to cover such directors and officers with its existing directors’ and officers’ insurance policy or obtain a six-year “tail” policy, in each case with coverages not less advantageous as Vaporin’s existing policy, provided, however, that the Company will not be required to pay more than 200% of Vaporin’s current premium for such insurance.

The Merger Agreement contained customary conditions that were satisfied prior to the closing of the merger, including the requirement for the Company to receive gross proceeds from a $3.5 million equity offering disclosed in Note 13. Additionally, the Company must have received commitments from certain third parties for financing of up to $25 million to be used for the construction of retail stores and which is contingent on the achievement of certain performance metrics by the Company.

The fair value of the purchase consideration issued to the sellers of Vaporin was allocated to fair value of the net tangible assets acquired, with the resulting excess allocated to separately identifiable intangibles, and the remainder recorded as goodwill. Goodwill recognized from the transactions mainly represented the expected operational synergies upon acquisition of the combined entity and intangibles not qualifying for separate recognition. Goodwill is not expected to be deductible for income tax purposes in the tax jurisdiction of the acquired business.

The Company has not completed its evaluation of the purchase price allocation as it is currently conducting a thorough analysis to identify the intangible assets acquired, including whether or not any goodwill is to be recorded, in the Merger and determine the proper allocation of the fair value of such assets with the assistance of a third-party appraiser.

The following table presents the unaudited pro-forma financial results, as if the acquisition of Vaporin had been completed as of January 1, 2013 and 2014:

	For the Years Ended December 31,
	2014	2013
Revenues	$20,253,052	$28,259,309
Net (loss) income	$(19,595,702)	$415,316
Loss per share - basic and diluted	$(0.59)	$0.01

F-31

The unaudited pro-forma results of operations are presented for information purposes only. The unaudited pro-forma results of operations are not intended to present actual results that would have been attained had the acquisition been completed as of January 1, 2013 or to project potential operating results as of any future date or for any future periods.

The Joint Venture

On December 17, 2014, the Company and Vaporin agreed to enter into the Joint Venture through Emagine, a Delaware limited liability company of which the Company and Vaporin are 50% members. The Operating Agreement provides that Vaporin will serve as the initial manager of Emagine and will manage the day-to-day operations of Emagine, subject to certain customary limitations on managerial actions that require the unanimous consent of the Company and Vaporin, including but not limited to making or guaranteeing loans, distributing cash or other property to the members of Emagine, entering into affiliate transactions, amending or modifying limited liability company organizational documents, and redeeming or repurchasing membership interests from any of the members.

The purpose of the Joint Venture was to obtain and build-out retail stores for the sale of the Company and Vaporin’s products under the “Emagine Vapor” name or “The Vape Store, Inc.” name or other brands of the respective parties. The parties originally planned to finance the retail stores through third party loan financing secured by a blanket lien on the assets of Emagine. In connection with the Joint Venture, Emagine entered into a Secured Line of Credit Agreement, pursuant to which certain third parties have agreed to provide debt financing of up to $3 million to Emagine to finance the Joint Venture. The Company has accounted for the joint venture under the equity method of accounting for investments. For the year ended December 31, 2014, the operations of the joint-venture were immaterial.

In connection with the completion of the Merger on March 4, 2015, Emagine became a wholly-owned subsidiary of the Company.

Note 5. PROPERTY AND EQUIPMENT

Property and equipment consists of the following:

	December 31,
	2014	2013
Computer hardware	$389,373	$12,471
Furniture and fixtures	347,612	19,821
Warehouse fixtures	7,564	7,564
Warehouse equipment	16,708	16,708
Leasehold improvements	35,076	-
	796,333	56,564
Less: accumulated depreciation and amortization	(84,314)	(27,879)
	$712,019	$28,685

During the year ended December 31, 2014 and 2013, the Company incurred $56,435 and $11,284, respectively, of depreciation expense.

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Note 6. NOTES PAYABLE

$1,250,000 Senior Convertible Notes Payable to Related Parties

On November 14, 2014, the Company entered into securities purchase agreements with certain accredited investors who are also stockholders of Vaporin providing for the sale of $1,250,000 in aggregate principal amount of the Company’s senior convertible notes (the “$1,250,000 Senior Convertible Notes”) and common stock purchase warrants to purchase up to an aggregate of 1,136,364 shares of the Company’s common stock, $0.001 par value per share with an exercise price of $2.00 per share. The $1,250,000 Senior Convertible Notes accrue interest on the outstanding principal at an annual rate of 7% per annum. The principal and accrued interest on the Notes are due and payable on November 14, 2015, the maturity date of the Notes. The terms of the $1,250,000 Senior Convertible Notes included customary anti-dilution protection and also included “piggy-back” registration rights with respect to the shares of common stock underlying the $1,250,000 Senior Convertible Notes and warrants. The terms of the Notes provide that the Company may prepay the outstanding principal amount of the Notes, in whole or in part, by paying to the holders thereof an amount in cash equal to 115% of the principal amount to be redeemed, together with accrued but unpaid interest thereon and any and all other sums due, accrued or payable to such holders through the date of such redemption payment. In connection with the completion of the securities purchase agreement for the $1,250,000 Senior Convertible Notes, the Company incurred financing costs of $139,667, which are being amortized on a straight-line basis, which approximates the interest rate method, over the one-year maturity period of the $1,250,000 Senior Convertible Notes. The Company incurred $17,458 in amortization expense of the deferred financing costs during the year ended December 31, 2014.

The Notes are convertible into shares of the Company’s Common Stock at any time, in whole or in part, at the option of the holder thereof at a conversion price of $1.10 per share (the “Conversion Price”). The Conversion Price is subject to customary adjustment upon the occurrence of certain events, including but not limited to stock dividends, stock splits, subsequent rights offerings of the Company, pro rata distributions of the Company, and in connection with a “Fundamental Transaction” (as such term is defined in the securities purchase agreement, which includes, without limitation, mergers, consolidations, a sale of all or substantially all of the assets of the Company, transactions effecting a change in control of the Company and other similar transactions).

In connection with the sale and issuance of the $1,250,000 Senior Convertible Notes, the Company also issued warrants to acquire an aggregate of 1,136,364 shares of the Company’s common stock. The Warrants are exercisable after 180 days from the date of issuance, or May 14, 2015, until the fifth anniversary of such date of issuance at an exercise price of $2.00 per share (subject to certain customary adjustments upon the occurrence of certain events, including but not limited to stock dividends, stock splits, subsequent rights offerings of the Company, pro rata distributions of the Company, and in connection with a Fundamental Transaction. Palladium Capital Advisors, LLC acted as the exclusive placement agent for the $1,250,000 Senior Convertible Notes and, as compensation therefor, the Company paid Palladium Capital Advisors, LLC a placement agent fee of $62,500, included as part of financing fees described above, and issued to them a common stock warrant to purchase up to 56,818 shares of our common stock at an initial exercise price of $2.00 per share. The warrant is immediately exercisable and expires on November 14, 2019. The exercise price and number of shares of common stock issuable under the warrant are subject to customary anti-dilutive adjustments for stock splits, stock dividends, recapitalizations and similar transactions. At any time the warrant may be exercised by means of a “cashless exercise” and the Company will not receive any proceeds at such time.

On the date of the issuance of the $1,250,000 Senior Convertible Notes, the Company recorded a debt discount of $1,250,000, of which $701,250 was allocated on a relative fair value basis to the warrants issued and the remaining $548,750 was allocated on a relative fair value basis to the conversion feature embedded within the $1,250,000 Senior Convertible Notes. The debt discount will be amortized using the effective interest method over the life of the $1,250,000 Senior Convertible Note, as applicable, or until such time that the $1,250,000 Senior Convertible Notes are converted, in full or in part, into shares of common stock of the Company with any unamortized debt discount continuing to be amortized in the event of any partial conversion thereof and any unamortized debt discount being expensed at such time of full conversion thereof. During the year ended December 31, 2014, the Company recorded an aggregate $156,250 in non-cash interest expense related to the amortization of the debt discount, which is included in interest expense in the accompanying consolidated statement of operations.

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$300,000 Senior Convertible Notes Payable to Related Parties

On June 19, 2012, the Company entered into securities purchase agreements with Kevin Frija, its former Chief Executive Officer, Harlan Press, its former Chief Financial Officer, and Doron Ziv, a then greater than 10% stockholder of the Company, pursuant to which Messrs. Frija, Press and Ziv purchased from the Company (i) $300,000 aggregate principal amount of the Company’s senior convertible notes (the “$300,000 Senior Convertible Notes”) and (ii) common stock purchase warrants to purchase up to an aggregate of 9,303 shares of the Company’s common stock.

The Company incurred interest expense of $48,674 during 2013 on the $300,000 Senior Convertible Notes until they were converted in full into 281,691 shares of the Company’s common stock and fully extinguished in conjunction with completion of the Private Placement (as defined in Note 9), on October 29, 2013.

$50,000 Senior Convertible Notes Payable to Related Parties

On September 28, 2012, the Company entered into a securities purchase agreement with Kevin Frija, its former Chief Executive Officer, pursuant to which Mr. Frija purchased from the Company (i) a $50,000 principal amount senior convertible note of the Company (the “$50,000 Senior Convertible Note”) and (ii) common stock purchase warrants to purchase up to an aggregate of 1,374 shares of the Company’s common stock.

The Company incurred interest expense of $8,113 during 2013 on the $50,000 Senior Convertible Notes until they were converted in full into 41,667 shares of the Company’s common stock and fully extinguished in conjunction with completion of the Private Placement (as defined in Note 9), on October 29, 2013. During the year ended December 31, 2013, the Company recorded $3,530 in amortization expense related to the debt discount, which is included in interest expense in the accompanying consolidated statements of operations.

$350,000 Senior Convertible Notes Payable to Related Parties

On July 9, 2013, the Company entered into securities purchase agreements with Ralph Frija, the father of the Company’s former Chief Executive Officer Kevin Frija and a less than 5% stockholder of the Company, Philip Holman, the father of the Company’s Chief Executive Officer Jeffrey Holman and a less than 5% stockholder of the Company, and Angela Vaccaro, the Company’s Controller, pursuant to which Messrs. Frija and Holman and Ms. Vaccaro (each, a “Purchaser”) purchased from the Company (i) $350,000 aggregate principal amount of the Company’s senior convertible notes (the “$350,000 Senior Convertible Notes”) and (ii) common stock purchase warrants to purchase up to an aggregate of 3,373 shares of the Company’s common stock (the “Warrants”) allocable among such Purchasers as follows:

●	Ralph Frija purchased a Convertible Note in the principal amount of $200,000 and a Warrant to purchase up to 1,927 shares of the Company’s common stock (which number of shares represents the quotient obtained by dividing (x) $10,000 (5% of the $200,000 principal amount of the Convertible Note) by (y) $5.19 (the 30-day weighted average closing price per share of the Company’s common stock, as reported on the OTC Bulletin Board, preceding July 9, 2013));

●	Philip Holman purchased a Convertible Note in the principal amount of $100,000 and a Warrant to purchase up to 964 shares of the Company’s common stock (which number of shares represents the quotient obtained by dividing (x) $5,000 (5% of the $100,000 principal amount of the Convertible Note) by (y) $5.19 (the 30-day weighted average closing price per share of the Company’s common stock, as reported on the OTC Bulletin Board, preceding July 9, 2013)); and

●	Ms. Vaccaro purchased a Convertible Note in the principal amount of $50,000 and a Warrant to purchase up to 482 shares of the Company’s common stock (which number of shares represents the quotient obtained by dividing (x) $2,500 (5% of the $50,000 principal amount of the Convertible Note) by (y) $5.19 (the 30-day weighted average closing price per share of the Company’s common stock, as reported on the OTC Bulletin Board, preceding July 9, 2013)).

F-34

The Convertible Notes issued on July 9, 2013 bear interest at 18% per annum, provide for cash interest payments on a monthly basis, mature on July 8, 2016, are redeemable at the option of the holders at any time after July 8, 2014, subject to certain limitations, are convertible into shares of the Company’s common stock at the option of the holders at an initial conversion price of $5.71 per share (which represents 110% of the 30-day weighted average closing price per share of the Company’s common stock, as reported on the OTC Bulletin Board, preceding July, 9, 2013) subject to certain anti-dilution protection and are senior unsecured obligations of the Company.

The Company incurred interest expense of $16,126 during 2013 on the $350,000 Senior Convertible Notes. In conjunction with completion of the Private Placement (as defined in Note 9), on October 29, 2013, the conversion price was reduced to $3.00 per share inducing the holders of $350,000 Senior Convertible Notes to fully convert all of these senior convertible notes into 116,668 shares of our common stock, whereupon all of these senior convertible notes were fully extinguished and cease to be outstanding. During the year ended December 31, 2013, the Company recorded $246,375 in induced conversion expense related to the reduction in the conversion price for the $350,000 Senior Convertible Notes. The induced conversion expense is included in other expense in the accompanying consolidated statements of operations.

The Company recorded $4,550 as debt discount on the principal amount of the $350,000 Senior Convertible Notes issued on July 9, 2013 due to the valuation of the Warrants issued in conjunction therewith. Additionally, as a result of issuing the Warrants with the $350,000 Senior Convertible Notes, a beneficial conversion option was recorded as a debt discount reflecting the incremental conversion option intrinsic value benefit of $3,937, at the time of issuance provided to the holders of the Notes. The debt discounts applicable to the $350,000 Senior Convertible Notes was amortized, using the straight-line method, over the life of the $350,000 Senior Convertible Notes, until October 29, 2013 when the $350,000 Senior Convertible Notes were converted in full into shares of common stock of the Company. The remaining unamortized debt discounts was expensed at the time of the conversion. During the year ended December 31, 2013, the Company recorded $4,550 and $3,937 in amortization expense related to the debt discounts and the beneficial conversion option, respectively. The amortization expense related to the debt discounts and the beneficial conversion option is included in interest expense in the accompanying consolidated statements of operations.

The Warrants issued on July 9, 2013 are exercisable at initial exercise prices of $5.71 per share (which represents 110% of the 30-day weighted average closing price per share of the Company’s common stock, as reported on the OTC Bulletin Board, preceding July 9, 2013) subject to certain anti-dilution protection and may be exercised at the option of the holders for cash or on a cashless basis until July 8, 2018.

$75,000 Senior Convertible Notes Payable to Related Parties

On July 11, 2013, the Company and Ms. Vaccaro entered into another Securities Purchase Agreement pursuant to which she purchased (i) a Convertible Note in the principal amount of $75,000 (the “$75,000 Senior Convertible Note”) and (ii) a Warrant to purchase up to 718 shares of the Company’s common stock (which number of shares represents the quotient obtained by dividing (x) $3,750 (5% of the $75,000 principal amount of the Convertible Note) by (y) $5.227 (the 30-day weighted average closing price per share of the Company’s common stock, as reported on the OTC Bulletin Board, preceding July 11, 2013)).

The Convertible Note issued on July 11, 2013 is the same as the Convertible Notes issued on July 9, 2013 except that it matures on July 10, 2016, it is redeemable on July 10, 2014 and its initial conversion price is $5.75 per share. The Warrant issued on July 11, 2013 is the same as the Warrants issued on July 9, 2013 except that its initial exercise price is $5.75 per share and it is exercisable until July 10, 2018.

The Company incurred interest expense of $3,957 during 2013 on the $75,000 Senior Convertible Notes. In conjunction with completion of the Private Placement (as defined in Note 9), on October 29, 2013, the conversion price was reduced to $3.00 per share inducing the holder of the $75,000 Senior Convertible Note to fully convert all of these senior convertible notes into 25,000 shares of our common stock, whereupon all of these senior convertible notes were fully extinguished and cease to be outstanding. During the year ended December 31, 2013, the Company recorded $53,202 in induced conversion expense related to the reduction in the conversion price for the $75,000 Senior Convertible Note. The induced conversion expense is included in other expense in the accompanying consolidated statements of operations.

F-35

The Company recorded $825 as debt discount on the principal amount of the $75,000 Senior Convertible Note issued on July 11, 2013 due to the valuation of the Warrant issued in conjunction therewith. The debt discount applicable to the $75,000 Senior Convertible Note was amortized, using the straight-line method, over the life of the $75,000 Senior Convertible Note, until October 29, 2013 when the $75,000 Senior Convertible Note was converted in full into shares of common stock of the Company. The remaining unamortized debt discounts was expensed at the time of the conversion. During the year ended December 31, 2013, the Company recorded $825 in amortization expense related to the debt discount, and is included in interest expense in the accompanying consolidated statements of operations.

The $300,000 Senior Convertible Notes, as amended, the $50,000 Senior Convertible Note, as amended, the $350,000 Senior Convertible Notes, and the $75,000 Senior Convertible Note did not restrict the Company’s ability to incur future indebtedness.

$500,000 Senior Convertible Note Payable to Stockholder

On July 9, 2012, the Company borrowed $500,000 from Ralph Frija, the father of the Company’s former Chief Executive Officer Kevin Frija and a less than 5% stockholder of the Company, pursuant to a senior note (the “Senior Note”). The Senior Note, as amended (as described below), bears interest at 24% per annum, provides for cash principal and interest payments on a monthly basis, is a senior unsecured obligation of the Company, matures on April 22, 2016, is convertible into shares of the Company’s common stock at the option of the holder at an initial conversion price of $2.577 per share (which represents 110% of the 30-day weighted average closing price per share of the Company’s common stock, as reported on the OTC Bulletin Board, preceding April 30, 2013) subject to certain anti-dilution protection and is a senior unsecured obligation of the Company.

Initially, this Senior Note provided for only cash interest payments on a monthly basis, matured at the discretion of the Company on the earlier of (x) the date on which the Company consummated a single or series of related financings from which it received net proceeds in excess of 125% of the initial principal amount of the Senior Note or (y) January 8, 2013 and was not convertible at the option of the holder into shares of the Company’s common stock. On November 13, 2012, the Company and the above named holder of the $500,000 Senior Note amended the Note to extend its maturity date for payment from January 8, 2013 to January 8, 2014. On April 30, 2013, the Company and the above named holder of the Senior Note further amended the Note to provide for cash principal and interest payments on a weekly basis, extend the maturity date for payment to April 22, 2016 and make the Note convertible into shares of the Company’s common stock at the option of the holder at an initial conversion price of $2.577 per share (which represents 110% of the 30-day weighted average closing price per share of the Company’s common stock, as reported on the OTC Bulletin Board, preceding April 30, 2013) subject to certain anti-dilution protection.

The Company incurred interest expense of $93,267 during 2013 on the $50,000 Senior Convertible Notes until they were converted in full into 166,662 shares of the Company’s common stock and fully extinguished in conjunction with completion of the Private Placement (as defined in Note 9), on October 29, 2013.

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$500,000 Senior Convertible Note Payable

On January 29, 2013, the Company entered into a securities purchase agreement (the “Securities Purchase Agreement”) with Robert John Sali, pursuant to which Mr. Sali purchased from the Company (i) a $500,000 principal amount senior convertible note of the Company (the “2013 Convertible Note”) and (ii) common stock purchase warrants to purchase up to an aggregate of 8,142 shares of the Company’s common stock (the “Warrant”) (which number of shares represents the quotient obtained by dividing (x) $25,000 (5% of the $500,000 principal amount of the 2013 Convertible Note) by (y) $3.07 (the 30-day weighted average closing price per share of the Company’s common stock, as reported on the OTC Bulletin Board, preceding January 29, 2013)). The Company generated aggregate proceeds of $500,000 from the sale of these securities pursuant to the Securities Purchase Agreement.

The 2013 Convertible Note bears interest at 18% per annum, provides for cash interest payments on a monthly basis, matures on January 28, 2016, is redeemable at the option of the holder at any time after January 28, 2014 subject to certain limitations, is convertible into shares of the Company’s common stock at the option of the holder at an initial conversion price of $3.3775 per share (which represents 110% of the 30-day weighted average closing price per share of the Company’s common stock, as reported on the OTC Bulletin Board, preceding January 29, 2013) subject to certain anti-dilution protection and is a senior unsecured obligation of the Company. The 2013 Convertible Note does not restrict the Company’s ability to incur future indebtedness.

The Company incurred interest expense of $66,329 during 2013 on the $50,000 Senior Convertible Notes until they were converted in full into 148,039 shares of the Company’s common stock and fully extinguished in conjunction with completion of the Private Placement (as defined in Note 9), on October 29, 2013.

The Warrant is exercisable at initial exercise price of $3.3775 per share (which represents 110% of the 30-day weighted average closing price per share of the Company’s common stock, as reported on the OTC Bulletin Board, preceding January 29, 2013) subject to certain anti-dilution protection and may be exercised at the option of the holder for cash or on a cashless basis until January 28, 2018.

The Company recorded $10,131 as debt discount on the principal amount of the 2013 Senior Convertible Note issued on January 29, 2013 due to the valuation of the Warrant issued in conjunction therewith. Additionally, as a result of issuing the Warrant with the 2013 Senior Convertible Note, a beneficial conversion option was recorded as a debt discount reflecting the incremental conversion option intrinsic value benefit of $79,527, at the time of issuance provided to the holder of the Note. The debt discounts applicable to the 2013 Convertible Note was amortized, using the straight-line method, over the life of the 2013 Convertible Note, until October 29, 2013 when the 2013 Convertible Note was converted in full into shares of common stock of the Company. The remaining unamortized debt discounts was expensed at the time of the conversion. During the year ended December 31, 2013, the Company recorded $10,131 and $79,527 in amortization expense related to the debt discounts and the beneficial conversion option, respectively. The amortization expense related to the debt discounts and the beneficial conversion option is included in interest expense in the accompanying consolidated statements of operations.

Note 7. FACTORING FACILITY AND TERM LOAN PAYABLE

Factoring Facility

On August 8, 2013, the Company and Smoke entered into an accounts receivable factoring facility (the “Factoring Facility”) with Entrepreneur Growth Capital, LLC (the “Lender”) pursuant to an Invoice Purchase and Sale Agreement, dated August 8, 2013, by and among them (the “Factoring Agreement”).

The Factoring Facility has an initial term of one year and automatically renews from month to month thereafter subject to the Company terminating it earlier upon at least 15 business days’ advance written notice provided that all obligations are paid (including a termination fee, if applicable, as specified in the Factoring Agreement). The Factoring Facility is secured by a security interest in substantially all of the Company’s assets. Under the terms of the Factoring Agreement, the Lender may, at its sole discretion, purchase certain of the Company’s eligible accounts receivable. Upon any acquisition of an account receivable, the Lender will advance to the Company up to 50% of the face amount of the account receivable. Each account receivable purchased by the Lender will be subject to a factoring fee of 1% of the gross face amount of such purchased account for each 30 day period (or part thereof) the purchased account remains unpaid. The Lender will generally have full recourse against the Company in the event of nonpayment of any such purchased account.

F-37

The Factoring Agreement contains covenants and provisions relating to events of default that are customary for agreements of this type. The failure to satisfy covenants under the Factoring Agreement or the occurrence of other specified events that constitute an event of default could result in the termination of the Factoring Facility and/or the acceleration of the repayment obligations of the Company.

During the year ended December 31, 2013 gross borrowings under the Factoring Facility were $407,888, all of which were repaid as of September 30, 2013. There were no borrowings during the year ended December 31, 2014.

2013 Term Loan

On August 16, 2013, the Company and Smoke entered into a $750,000 term loan (the “2013 Term Loan”) with the Lender pursuant to a Credit Card Receivables Advance Agreement, dated August 16, 2013, by and among them (the “Term Agreement”).

The Term Loan matured on August 15, 2014, was payable from the Company’s and Smoke’s merchant credit card receivables at the annual rate of 16% subject to the Lender retaining a daily fixed amount of $3,346 from the daily collection of the merchant credit card receivables and is secured by a security interest in substantially all of the Company’s assets. The Company used the proceeds of the Term Loan for general working capital purposes.

At December 31, 2013 the Company had $478,847 of borrowings outstanding under the 2013 Term Loan. During the year ended December 31, 2014 and 2013, the Company recorded $76,617 and $44,769, respectively, in interest expense for the 2013 Term Loan and this amount is included in interest expense in the accompanying consolidated statements of operations. The 2013 Term Loan was repaid in full during the year ended December 31, 2014.

2014 Term Loan

On September 23, 2014, the Company and Smoke entered into a $1,000,000 term loan (the “2014 Term Loan”) with the Lender pursuant to a secured promissory note entered into by the Company and Smoke in favor of the Lender (the “Secured Note”). Under the Secured Note, the 2014 Term Loan bears interest at 14% per annum and is secured by a security interest in substantially all of the Company’s assets. Under the Secured Note, the principal amount of the 2014 Term Loan is payable in twelve (12) successive monthly installments of $83,333 with the last payment due in September 2015. Interest on the 2014 Term Loan is payable in arrears. The Company used the proceeds of the 2014 Term Loan for general working capital purposes.

The Term Agreement contains covenants that are customary for agreements of this type. The failure to satisfy covenants under the Term Agreement or the occurrence of other specified events that constitute an event of default could result in the termination of the Term Agreement (as well as the Factoring Agreement) and/or the acceleration of the repayment of the Term Loan and the other obligations of the Company (including the Factoring Facility). The Term Agreement contains provisions relating to events of default that are customary for agreements of this type.

At December 31, 2014, the Company had $750,000 of borrowings outstanding under the 2014 Term Loan. During the year ended December 31, 2014, the Company recorded $24,086 in interest expense for the 2014 Term Loan and this amount is included in interest expense in the accompanying consolidated statements of operations.

The Company’s Chief Executive Officer and Former Chief Financial Officer have personally guaranteed performance of certain of the Company’s obligations under the Factoring Agreement and the Term Agreement. In consideration of the Company’s Former Chief Financial Officer providing the personal guarantee, the Company has agreed to amend his employment agreement as described in Note 9.

F-38

Note 8. CAPITAL LEASE OBLIGATIONS

On October 1, 2014, the Company entered into a capital lease obligation in connection with the acquisition of equipment for its retail locations in the principal amount of $179,359. Annual interest on the capital lease obligation is 15.8% and borrowings are to be repaid over 36 months maturing on October 17, 2017. During the year ended December 31, 2014, the Company incurred interest expense associated with the capital lease obligation of $4,679. Depreciation expense incurred during the year ended December 31, 2014 for equipment held under capital lease obligations was $9,964. The net book value of equipment held under capital lease obligations at December 31, 2014 is $169,395.

Future minimum lease payments under non-cancelable capital leases that have initial or remaining terms in excess of one year at December 31, 2014 are due as follows:

Capital Lease
2015	$75,485
2016	75,485
2017	62,904
Total	213,874
Amounts representing interest payments	(42,416)
Present value of future minimum payments	171,458
Current portion of capital lease obligations	(52,015)
Capital lease obligations, long term	$119,443

Note 9. STOCKHOLDERS’ EQUITY

Preferred Stock

The Company’s amended and restated articles of incorporation authorizes the Company’s Board of Directors to issue up to 1,000,000 shares of “blank check” preferred stock, having a $0.001 par value, in one or more series without stockholder approval. Each such series of preferred stock may have such number of shares, designations, preferences, voting powers, qualifications, and special or relative rights or privileges as determined by the Company’s Board of Directors. At December 31, 2014 and 2013, no shares of preferred stock were issued or outstanding.

Common Stock

The Company’s amended and restated articles of incorporation authorizes the Company’s Board of Directors to issue up to 50,000,000 shares of common stock having a par value of $0.001 per share. Each share entitles the holder to one vote.

Common Stock Issued for Services

On March 15 and June 15, 2013, the Company issued a total of 20,000 shares of common stock, pursuant to a consultancy agreement dated March 4, 2013. The Company terminated this consultancy agreement effective June 2013. Prior to termination of the agreement, the Company had agreed to issue on a quarterly basis common stock as compensation for services provided thereunder. The Company determined that the fair value of the common stock issued was more readily determinable than the fair value of the services provided. Accordingly, the Company recorded the fair market value of the stock as compensation expense. The Company valued the shares issued on March 15 and June 15, 2013 shares at $29,500 and $57,500, respectively, based on closing price per share of the Company’s common stock, as reported on the OTC Bulletin Board, on March 15 and June 15, 2013, respectively. During the year ended December 31, 2013, the Company recognized stock-based compensation expense in the amount of $87,000, which is included as part of selling, general and administrative expense in the accompanying consolidated statements of operations.

F-39

On February 3, 2014, the Company entered into a consulting agreement (the “Consulting Agreement”) with Knight Global Services, LLC (“Knight Global”) pursuant to which the Company retained Knight Global to assist the Company with increasing awareness of its electronic cigarette brands as well as assisting the Company to expand and diversify its relationships with large retailers and national chains. Knight Global is a wholly owned subsidiary of Knight Global, LLC of which Ryan Kavanaugh is an investor and principal. Effective March 5, 2014, the Board of Directors of the Company elected Mr. Kavanaugh as a member of the Board of Directors in accordance with the Consulting Agreement. Knight Global serves as the family office for Mr. Kavanaugh. Mr. Kavanaugh is the Founder and Chief Executive Officer of Relativity, a next-generation media company engaged in multiple aspects of entertainment, including film production; financing and distribution; television; sports management; music publishing; and digital media.

Under the terms of the Consulting Agreement, the Company has issued to Mr. Kavanaugh 400,000 shares of its common stock, of which 50,000 shares vested immediately upon execution of the Consulting Agreement, 50,000 shares vested on May 3, 2014, 50,000 shares vested on August 3, 2014, 50,000 shares vested on November 3, 2014 and 50,000 shares will vest in installments of 50,000 shares each quarterly period beginning on the 90th day following November 3, 2014 and each ensuing quarterly period thereafter so long as the Consulting Agreement has not been terminated and during each quarterly period Knight Global has presented the Company with a minimum of six (6) bona fide opportunities for activities specified in the Consulting Agreement that are intended to increase awareness of the Company’s electronic cigarettes. In addition, during the term of the Consulting Agreement, which is 2 years, and during an 18-month post-termination period, the Company has agreed to pay Knight Global commissions payable in cash equal to 6% of “net sales” (as defined in the Consulting Agreement) of its products to retailers introduced by Knight Global and to retailers with which the Company has existing relationships and with which Knight Global is able, based on its verifiable efforts, to increase net sales of the Company’s products. No commissions were paid under the consulting agreement during the year ended December 31, 2014.

The grant date fair value of the common shares issued on February 3, 2014 was $3,080,000 based on closing price per share of the Company’s common stock, as reported on the OTC Bulletin Board, on February 3, 2014. During the year ended December 31, 2014, the Company recognized stock-based compensation expense relating to the Consulting Agreement, in the amount of $1,602,933, which is included as part of selling, general and administrative expense in the accompanying consolidated statements of operations.

On January 24, 2015, the Company and Knight Global mutually agreed to terminate the Consulting Agreement as it was in the best interests of both parties to do so. As a result of such termination, the Company issued 50,000 shares of its common stock to Knight Global pursuant to the early termination provisions of the Consulting Agreement. The Company will incur $322,067 in connection with this final issuance during the first quarter of 2015. In addition, on January 24, 2015, the Company received notice from Ryan Kavanaugh, a director of the Company that he had resigned from the Company’s board of directors, effective immediately.

F-40

Private Placement of Common Stock

On October 22, 2013, the Company entered into a purchase agreement (the “Purchase Agreement”) with various institutional and individual accredited investors and certain of its officers and directors to raise gross proceeds of $10 million in a private placement of 3,333,338 shares of its common stock at a per share price of $3.00 (the “Private Placement”). On October 29, 2013, the Company completed the Private Placement. The Company received net proceeds from the Private Placement of approximately $9.0 million, after paying placement agent fees and estimated offering expenses, which the Company used to fund its growth initiatives and for working capital purposes. Of the approximate $1 million in offering costs, approximately $110,000 were incurred during the year ended December 31, 2014.

Pursuant to the Purchase Agreement, concomitantly with completion of the Private Placement, the Company entered into a registration rights agreement with the investors (other than its participating officers and directors), pursuant to which the Company filed with the SEC an initial registration statement to register for resale the 3,216,171 shares of the Company’s common stock purchased by the investors (other than the Company’s participating officers and directors). The initial registration statement was declared effective by the SEC on January 27, 2014. On March 5, 2014, the Company filed a post-effective amendment to the initial registration statement. The post-effective amendment to the initial registration statement was declared effective by the SEC on March 11, 2014. On June 20, 2014, the Company filed a second post-effective amendment to the initial registration statement. The second post-effective amendment to the initial registration statement was declared effective by the SEC on June 27, 2014. If the second post-effective amendment to the initial registration statement after being declared effective by the SEC is not effective for resales for more than 20 consecutive days or more than 45 days in any 12 month period during the registration period (i.e., the earlier of the date on which the shares have been sold or are eligible for sale under SEC Rule 144 without restriction), the Company is required to pay the investors (other than the Company’s participating officers and directors) liquidated damages in cash equal to 1.5% of the aggregate purchase price paid by the investors for the shares for every 30 days or portion thereof until the default is cured. These cash payments could be as much as $81,489 for every 30 days.

Under the terms of the Purchase Agreement, the Company:

●	Amended its existing equity incentive plan on November 20, 2013 to reduce the number of shares of its common stock reserved and available for issuance under the plan to 1.8 million from 8 million.

●	Effectuated a reverse stock split of its common stock at a ratio of 1-for-5, which became effective in the marketplace at the opening of business December 27, 2013 (as disclosed in Note 1 above).

●	Reincorporated to the State of Delaware effective on December 31, 2013 (as disclosed in Note 1).

●	Reconstituted its board of directors effective April 25, 2014 so that the board of directors consists of five members, a majority of whom each qualify as an “independent director” as defined in NASDAQ Marketplace Rule 5605(a)(2) and the related NASDAQ interpretative guidance; and

●	Listed its common stock on The NASDAQ Capital Market effective May 30, 2014.

In conjunction with completion of the Private Placement, on October 29, 2013, the holders of the Company’s approximately $1.7 million of outstanding senior convertible notes, some of whom were officers and directors of the Company, converted in full all of these senior convertible notes into approximately 780,000 shares of the Company’s common stock, whereupon all of these senior convertible notes were fully extinguished and cease to be outstanding. See Note 6.

All of the warrants issued in conjunction with the convertible notes described in Note 6 and the Private Placement were evaluated in accordance with ASC 815 and were determined to be equity instruments. The Company estimated the fair value of these Warrants using the Black-Scholes-Merton valuation model. The significant assumptions which the Company used to measure their respective fair values included stock prices ranging from $1.00 to $3.50 per share, expected terms of 5 years, volatility ranging from 30.3% to 51.4%, risk free interest rates ranging from 0.71% to 0.90%, and a dividend yield of 0.0%.

F-41

Warrants

A summary of warrant activity for the years ended December 31, 2014 and 2013 is presented below:

	Number of Warrants	Weighted- Average Exercise Price	Weighted- Average Contractual Term	Aggregate Intrinsic Value
Outstanding at January 1, 2013	10,677	$1.08
Warrants granted	205,203	3.34
Warrants exercised	—	—
Warrants forfeited or expired	—	—
Outstanding at December 31, 2013	215,880	$3.23
Warrants granted	1,193,181	2.00
Warrants exercised	(192,970)	3.30
Warrants forfeited or expired	—	—
Outstanding at December 31, 2014	1,216,091	$2.01	5.0	$—
Exercisable at December 31, 2014	215,620	$3.23	5.0	$—

During the year ended December 31, 2014, 192,970 warrants were exercised in a cashless manner into 142,383 shares of common stock.

Equity Incentive Plan

There are 1,800,000 shares of common stock reserved for issuance under the Company’s Equity Incentive Plan (after giving effect to the reduction of the number of shares reserved and available for issuance thereunder and the 1-for-5 reverse stock split, each as implemented in accordance with the Purchase Agreement governing the Private Placement), which was duly adopted by the stockholders on November 24, 2009. The Plan provides for the granting of incentive stock options to employees, the granting of non-qualified stock options to employees, non-employee directors and consultants, and the granting of restricted stock to employees, non-employee directors and consultants in connection with their retention and/or continued employment by the Company. Options issued under the Plan generally have a ten-year term and generally become exercisable over a four-year period. Shares subject to awards that expire unexercised or are forfeited or terminated will again become available for issuance under the Plan. No participant in the Equity Incentive Plan can receive option grants and/or restricted shares for more than 20% of the total shares subject to the Plan.

Stock-Based Compensation

On March 6, 2014, the Board granted to Ryan Kavanaugh a non-qualified Director’s stock option award under the Company’s Equity Incentive Plan to purchase up to 60,000 shares of the Company’s common stock at an exercise price per share equal to $8.30 (the closing share price of the Company’s common stock as reported on the OTC Bulletin Board at the close of trading on the grant date). On April 25, 2014, the Board granted to each of the three (3) other New Directors a non-qualified stock option award under the Company’s Equity Incentive Plan to purchase up to 60,000 shares of the Company’s common stock at an exercise price per share equal to $6.48 (the closing share price of the Company’s common stock as reported on the OTC Bulletin Board at the close of trading on the grant date). Each of the New Director’s stock options expire on the fifth anniversary of the grant date, vest in equal annual installments over a three-year period from the grant date subject to he/she serving as a member of the Board on each such vesting date and is to be evidenced by a non-qualified stock option agreement customarily utilized under the Equity Incentive Plan. The weighted average grant date fair value of the March 6 and April 25, 2014 awards were $149,160 and $315,720, respectively.

In addition, during the year ended December 31, 2014, the Company issued non-qualified stock option awards under the Company’s Equity Incentive Plan to purchase up to 12,000 shares of the Company’s common stock at an exercise price equal to $8.30 (the closing share price of the Company’s common stock as reported on the OTC Bulletin Board at the close of trading on the grant date). The options vest in 3 annual installments and had an aggregate grant date fair value of $29,832.

F-42

During the year ended December 31, 2013, the Company issued non-qualified stock option awards under the Company’s Equity Incentive Plan to purchase up to 10,000 shares of the Company’s common stock at an exercise price equal to $4.35 (the closing share price of the Company’s common stock as reported on the OTC Bulletin Board at the close of trading on the grant date) that vest in 3 annual installments and had an aggregate grant date fair value of $25,900 and up to 31,200 shares of the Company’s common stock at an exercise price equal to $4.35 (the closing share price of the Company’s common stock as reported on the OTC Bulletin Board at the close of trading on the grant date) that vest in 4 annual installments and had an aggregate grant date fair value of $80,808.

The fair value of employee stock options was estimated using the following weighted-average assumptions:

	For the Years Ended December 31,
	2014	2013
Expected term	5 - 7 years	6.3 - 10 years
Risk Free interest rate	1.57% - 1.72%	2.62%
Dividend yield	0.0%	0.0%
Volatility	27% - 31%	46.3%

Stock option activity

Options outstanding at December 31, 2014 under the various plans are as follows (in thousands):

Plan	Total Number of Options Outstanding in Plans
Equity compensation plans not approved by security holders	900
Equity Incentive Plan	444
1,344

A summary of activity under all option Plans for the years ended December 31, 2014 and 2013 is presented below (in thousands, except per share data):

	Number of Shares	Weighted- Average Exercise Price	Weighted- Average Contractual Term	Aggregate Intrinsic Value
Outstanding at January 1, 2013	1,132	$2.06
Options granted	41	4.35
Options exercised	(43)	1.57
Options forfeited or expired	(11)	1.27
Outstanding at December 31, 2013	1,119	2.17
Options granted	252	7.00
Options exercised	(5)	1.00
Options forfeited or expired	(22)	1.47
Outstanding at December 31, 2014	1,344	$3.08	6.53	$-
Exercisable at December 31, 2014	1,013	$2.17	6.45	$-
Options available for grants at December 31, 2014	1,301

For the years ended December 31, 2014 and 2013, the Company’s estimated forfeiture rate utilized ranged from 0.01% to 0.02%.

F-43

During the years ended December 31, 2014 and 2013, the Company recognized stock-based compensation expense, for the vesting of stock options, of $163,646 and $48,239, respectively. Stock-based compensation expense is included as part of selling, general and administrative expense in the accompanying consolidated statements of operations.

As of December 31, 2014, 1,012,745 common stock options that were granted had vested and 331,555 common stock options were unvested. At December 31, 2014 and 2013, the amount of unamortized stock-based compensation expense on unvested stock options granted to employees and consultants was and $476,828 and $150,037, respectively. The unamortized amounts will be amortized over the remaining vesting period through September 30, 2016.

The Company accounts for share-based awards exchanged for employee services at the estimated grant date fair value of the award. Compensation expense includes the impact of an estimate for forfeitures for all stock options. The Company estimated the fair value of employee stock options using the Black-Scholes-Merton option pricing model. The fair value of employee stock options is being amortized on a straight-line basis over the requisite service periods of the respective awards. The expected term of such stock options represents the average period the stock options are expected to remain outstanding and is based on the expected term calculated using the approach prescribed by SAB 107 for “plain vanilla” options. Through September 30, 2014, the expected stock price volatility for the Company’s stock options was determined by using an average of the historical volatilities of the Company and industry peers. Beginning in the fourth quarter of 2014, the Company began estimating its expected volatility using the weekly trading prices of its own common stock as the Company felt this was a more appropriate measure. The risk-free interest rate assumption is based on the U.S. Treasury instruments whose term was consistent with the expected term of the Company’s stock options. The expected dividend assumption is based on the Company’s history and expectation of dividend payouts.

(Loss) Earnings Per Share

The Company utilizes ASC 260, “Earnings per Share,” (“ASC 260”) to calculate earnings or loss per share. Basic earnings or loss per share is computed by dividing the net income or loss available to common stockholders by the weighted average number of common shares outstanding during the period. Diluted earnings or loss per share is computed using the weighted average number of common shares and, if dilutive, potential common shares outstanding during the period. Potential common shares consist of the incremental common shares issuable upon the exercise of stock options (using the treasury stock method) and the conversion of the Company’s convertible debt and warrants (using the if-converted method). Diluted loss per share excludes the shares issuable upon the exercise of stock options, convertible notes and common stock purchase warrants from the calculation of net loss per share, as their effect is antidilutive.

The following table reconciles the numerator and denominator for the calculation:

	For the years ended December 31,
	2014	2013
Net (loss) income - basic	$(13,852,249)	$801,352
Denominator – basic:
Weighted average number of common shares outstanding	16,415,152	12,818,487
Basic (loss) earnings per common share	$(0.84)	$0.06
Net (loss) earnings – diluted	$(13,852,249)	$801,352
Denominator – diluted:
Basic weighted average number of common shares outstanding	16,415,152	12,818,487
Weighted average effect of dilutive securities:
Common share equivalents of outstanding stock options	-	349,428
Common share equivalents of convertible debt	-	-
Common share equivalents of outstanding warrants	-	18,450
Diluted weighted average number of common shares outstanding	16,415,152	13,186,365
Diluted (loss) earnings per common share	$(0.84)	$0.06
Securities excluded from the weighted outstanding calculation because their inclusion would have been antidilutive:
Convertible debt	1,136,364	—
Stock options	1,344,300	6,434
Warrants	1,216,091	4,089

F-44

Note 10. INCOME TAXES

The income tax provision (benefit) consists of the following:

	For the Years ended December 31,
	2014	2013
Current:
Federal	$-	$337,016
State and local	-	29,344
Utilization of net operating loss carryforward	-	(346,783)
	-	19,577
Deferred:
Federal	(4,337,272)	202,531
State and local	(463,060)	34,178
	(4,800,332)	236,709
Change in valuation allowance	5,567,665	(781,077)
	767,333	(544,368)
Income tax provision (benefit)	$767,333	$(524,791)

The following is a reconciliation of the expected tax expense (benefit) on the U.S. statutory rate to the actual tax expense (benefit) reflected in the accompanying statement of operations:

	For the Years Ended December 31,
	2014	2013
U.S. federal statutory rate	(34.00)%	34.00%
State and local taxes, net of federal benefit	(2.98)%	3.63%
Amortization of debt discount	—	13.95%
Debt conversion inducement	—	40.76%
Net operating loss tax adjustment	—	(9.65)%
Other permanent differences	0.29%	3.00%
Alternative minimum tax	—	6.97%
Change in valuation allowance	42.55%	(282.42)%
Income tax provision (benefit)	5.86%	(189.76)%

F-45

As of December 31, 2014 and 2013, the Company’s deferred tax assets and liabilities consisted of the effects of temporary differences attributable to the following:

	Years Ended December 31,
	2014	2013
Current deferred tax assets:
Net operating loss carryforwards	$4,556,515	$169,404
Stock-based compensation expense	507,864	442,813
Alternative minimum tax credit carryforwards	15,336	19,283
Reserves and allowances	263,609	97,587
Inventory	269,865	59,320
Accrued expenses and deferred income	53,442	8,824
Severance	27,555	—
Charitable contributions	1,260	1,317
Total current deferred tax assets	5,695,446	798,548
Current deferred tax liabilities:
Section 481 (a) adjustment	—	(24,450)
Property and equipment	—	(7,600)
Total current deferred tax liabilities	—	(32,050)
Net current deferred tax assets	5,695,446	766,498
Valuation allowance	(5,695,446)	—

Net deferred tax assets	$—	$766,498

In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. After consideration of all of the positive and negative evidence available, management has determined that a valuation allowance of $5,695,446 and $0 are required at December 31, 2014 and 2013, respectively, to reduce the deferred tax assets to amounts that are more likely than not to be realized. Should the factors underlying management’s analysis change, future valuation adjustments to the Company’s net deferred tax assets may be necessary.

At December 31, 2014 the Company had U.S. federal and state net operating loss carryforwards (“NOLS”) of $12,214,479 and $12,812,444, respectively. At December 31, 2013 the Company had U.S. federal and state NOLS of $251,269 and $1,526,482, respectively. These NOLs expire beginning in 2032. Utilization of our NOLS may be subject to an annual limitation under section 382 and similar state provisions of the Internal Revenue Code due to changes of ownership that may have occurred or that could occur in the future, as defined under the regulations.

As required by the provisions of ASC 740, the Company recognizes the financial statement benefit of a tax position only after determining that the relevant tax authority would more likely than not sustain the position following an audit. For tax positions meeting the more likely than not threshold, the amount recognized in the consolidated financial statements is the largest benefit that has a greater than 50 percent likelihood of being realized upon ultimate settlement with the relevant tax authority. Differences between tax positions taken or expected to be taken in a tax return and the net benefit recognized and measured pursuant to the interpretation are referred to as “unrecognized benefits.” A liability is recognized (or amount of NOL or amount of tax refundable is reduced) for an unrecognized tax benefit because it represents an enterprise’s potential future obligation to the taxing authority for a tax position that was not recognized as a result of applying the provisions of ASC 740.

F-46

If applicable, interest costs and penalties related to unrecognized tax benefits are required to be calculated and would be classified as interest and penalties in general and administrative expense in the statement of operations. As of December 31, 2014 and 2013, no liability for unrecognized tax benefit was required to be reported. No interest or penalties were recorded during the years ended December 31, 2014 and 2013. The Company does not expect any significant changes in its unrecognized tax benefits in the next year. The Company files U.S. federal and Florida, Maryland, Texas, New Jersey and Wisconsin state income tax returns. As of December 31, 2014, the Company’s U.S. and state tax returns remain subject to examination by tax authorities beginning with the tax year ended December 31, 2011.

Note 11. COMMITMENTS AND CONTINGENCIES

Employment Agreements

On February 19, 2013, the Company entered into an employment agreement with Mr. Jeffrey Holman pursuant to which Mr. Holman will be employed as President of the Company for a term that shall begin on February 19, 2013, and, unless sooner terminated as provided therein, shall end on December 31, 2015; provided that such term of employment shall automatically extend for successive one-year periods unless either party gives at least six months’ advance written notice of its intention not to extend the term of employment. Mr. Holman will receive a base salary of $182,000 for the first two years of the employment agreement. Mr. Holman shall be eligible to participate in the Company’s annual performance based bonus program, as the same may be established from time to time by the Company’s Board of Directors in consultation with Mr. Holman for executive officers of the Company.

Resignation of Chief Executive Officer and Appointment of New Chief Executive Officer

Effective April 25, 2014, Kevin Frija resigned as the Company’s Chief Executive Officer and the Company’s Board of Directors appointed the Company’s President and incumbent member of the Board, Jeffrey Holman, as the Company’s new Chief Executive Officer. In connection with Mr. Frija’s resignation as Chief Executive Officer, the Board approved severance payments to Mr. Frija in an aggregate amount equal to one year of base salary at the rate of $159,000 per annum payable in installments in accordance with the Company’s normal payroll schedule conditioned upon his execution and delivery of a general release to the Company, which has become irrevocable in accordance with its terms and applicable law, and his compliance with the non-solicitation, confidentiality and non-competition covenants of his Employment Agreement dated February 27, 2012 with the Company until April 24, 2015 in certain respects and indefinitely in other respects. During the year ended December 31, 2014 the Company accrued severance expense in the amount of $167,003, which is included as part of the selling, general and administrative expenses in accompanying consolidated statements of operations in connection with Mr. Frija’s resignation. During the year ended December 31, 2014 $89,925 was paid and $77,028 is included in accrued expenses in accompanying consolidated balance sheets.

Termination of Asset Purchase Agreement With International Vapor Group, Inc.

On May 14, 2014, the Company and the Company’s wholly-owned subsidiary IVGI Acquisition, Inc., a Delaware corporation (the “Buyer”) entered into the Asset Purchase Agreement with International Vapor Group, Inc. (“IVG”) pursuant to which the Company was to purchase the business of IVG by acquiring substantially all of the assets and assuming certain of the liabilities of IVG in an asset purchase transaction. On July 25, 2014, the Company, the Buyer and the Owners David Epstein, David Herrera and Nicolas Molina, in their capacities as the representatives of the Sellers and Owners, entered into a First Amendment to Asset Purchase Agreement (the “First Amendment”). In connection with the First Amendment, the Company entered into a Secured Promissory Note whereby it loaned IVG $500,000 for working capital purposes. The secured promissory note accrued interest at a rate of 8% per year and was due at the earlier of (a) six months after the date of the termination of the Asset Purchase Agreement or the date the asset purchase closed. During the year ended December 31, 2014, the Company recognized interest income of $17,095 relating to this loan receivable.

F-47

On August 26, 2014, the Company, the Buyer, and the Sellers and David Epstein, David Herrera and Nicolas Molina, in their capacities as the representatives of the Sellers and the owners of International Vapor Group, Inc., entered into a Termination Letter, pursuant to which the parties mutually terminated their previously announced Asset Purchase Agreement entered into on May 14, 2014 and amended on July 25, 2014. The Company and the Sellers mutually terminated the Asset Purchase Agreement because the parties could not agree upon certain operational and financial matters pertaining to the post-closing integration of the Sellers’ business operations. There are no current disputes or disagreements between the Company and the Sellers and neither party is liable for any breakup fees or reimbursement of costs to the other party as a result of the termination of the Asset Purchase Agreement.

On January 12, 2015, the Company entered into an agreement with IVG whereby the Company agreed to reduce the principal amount of the loan receivable by $50,000 if IVG were to remit payment of all principal and interest accrued on the loan receivable within one day. The Company included the write-down of the loan receivable in selling, general and administrative expenses on the consolidated statement of operations for the year ended December 31, 2014. On January 13, 2015, IVG paid the Company in full.

Lease Commitments

The Company leases its Florida office and warehouse facilities under a twenty-four month lease agreement with an initial term through April 30, 2013 that the Company extended in March 2014 when it exercised the second of three successive one-year renewal options. The lease provides for annual rental payments of $144,000 per annum (including 45 days of total rent abatement) during the initial twenty-four month term and annual rental payments of $151,200, $158,760 and $174,636 during each of the three one-year renewal options. In October 2013, the Company amended the master lease to include an additional approximately 2,200 square feet for an additional annual rental payment of $18,000 subject to the same renewal options and other terms and conditions set forth in the master lease.

During the year ended December 31, 2014, the Company entered into nine (9) real estate leases for eight (8) new retail kiosks and one (1) new retail store. The kiosks opened during the fourth quarter of 2014 and the store is scheduled to open during 2015. The kiosks are located in malls in Florida, Maryland, New Jersey and Texas. The retail store is located in Ft. Lauderdale, FL. Under these leases, the initial lease terms range from one to five years, the Company is required to pay base and percentage rents and the Company is required to pay for common area and maintenance charges and utilities.

Future minimum lease payments under non-cancelable operating that have initial or remaining terms in excess of one year at December 31, 2014 are due as follows:

Operating Leases
2015	$572,798
2016	307,488
2017	300,279
2018	253,841
2019	203,964
Total	$1,638,370

Rent expense for the years ended December 31, 2014 and 2013 was $307,110 and $162,498, respectively.

Legal Proceedings

From time to time the Company may be involved in various claims and legal actions arising in the ordinary course of our business.

F-48

On May 15, 2011, the Company became aware that Ruyan Investment (Holdings) Limited (“Ruyan”) had named the Company, along with three other sellers of electronic cigarettes in a lawsuit filed in the U.S. District Court for the Central District of California alleging infringement of U.S. Patent No. 7,832,410, entitled “Electronic Atomization Cigarette” against the Company’s Fifty-One Trio products. In that lawsuit, which was initially filed on January 12, 2011, Ruyan was unsuccessful in bringing suit against the Company due to procedural rules of the court. Subsequent thereto, on July 29, 2011, Ruyan filed a new lawsuit in which it named the Company, along with seven other sellers of electronic cigarettes, alleging infringement of the same patent. On March 1, 2013, the Company and Ruyan settled this multi-defendant federal patent infringement lawsuit as to them pursuant to a settlement agreement by and between them. Under the terms of the settlement agreement:

●	The Company acknowledged the validity of Ruyan’s U.S. Patent No. 7,832,410 for “Electronic Atomization Cigarette” (the “410 Patent”), which had been the subject of Ruyan’s patent infringement claim against the Company;

●	The Company paid Ruyan a lump sum payment of $12,000 for the Company’s previous sales of electronic cigarettes based on the 410 Patent; and

●	On March 1, 2013, in conjunction with releasing one another (including their respective predecessors, successors, officers, directors and employees, among others) from claims related to the 410 Patent, the Company and Ruyan filed a Stipulated Judgment and Permanent Injunction with the above Court dismissing with prejudice all claims which have been or could have been asserted by them in the lawsuit.

On June 22, 2012, Ruyan filed a second lawsuit against the Company alleging infringement of U.S. Patent No. 8,156,944, entitled “Aerosol Electronic Cigarette” (the “944 Patent”). Ruyan also filed separate cases for patent infringement against nine other defendants asserting infringement of the ‘944 Patent. Ruyan’s second lawsuit against the Company known as Ruyan Investment (Holdings) Limited v. Vapor Corp., No. 12-cv-5466, is pending in the United States District Court for the Central District of California. All of these lawsuits have been consolidated for discovery and pre-trial purposes. The Company intends to vigorously defend against this lawsuit.

On February 25, 2013, Ruyan’s second patent infringement lawsuit against the Company as well as all of the other consolidated lawsuits were stayed as a result of the Court granting a stay in one of the consolidated lawsuits. The Court granted the motion to stay Ruyan’s separate lawsuits against the Company and the other defendants based on the filing of a request for inter partes reexamination of the 944 Patent at the U.S. Patent and Trademark Office. As a result of the stay, all of the consolidated lawsuits involving the 944 Patent have been stayed until the reexamination is completed. As a condition to granting the stay of all the lawsuits, the Court required any other defendant who desires to seek reexamination of the 944 Patent and potentially seek another stay (or an extension of the existing stay) based on any such reexamination to seek such reexamination no later than July 1, 2013. Two other defendants sought reexamination of the 944 Patent before expiration of such Court-imposed deadline of July 1, 2013. All reexamination proceedings of the 944 Patent have been stayed by the United States Patent and Trademark Office Patent Trial and Appeal Board pending its approval of one or more of them. On December 24, 2014, the Patent Trial and Appeal Board issued its ruling that all of the challenged claims in the reexamination proceedings of the ‘944 patent were invalid except for one claim. To the extent claim 11 is asserted against the Company, the Company will vigorously defend itself against such allegations. Currently, the case remains stayed.

On March 5, 2014, Fontem Ventures, B.V. and Fontem Holdings 1 B.V. (the successors to Ruyan) filed a complaint against the Company in the U.S. District Court for the Central District of California, captioned Fontem Ventures B.V., et al. v. Vapor Corp., No. 14-cv-1650. The complaint alleges infringement of U.S. Patent No. 8,365,742, entitled “Aerosol Electronic Cigarette”, U.S. Patent No. 8,375,957, entitled “Electronic Cigarette” (the “957 Patent”), U.S. Patent No. 8,393,331, entitled “Aerosol Electronic Cigarette” (the “331 Patent”) and U.S. Patent No. 8,490,628, entitled “Electronic Atomization Cigarette” (the “628 Patent”). On April 8, 2014, plaintiffs amended their complaint to add U.S. Patent No. 8,689,805, entitled “Electronic Cigarette” (the “805 Patent”). The products accused of infringement by plaintiffs are various Krave, Fifty-One and Hookah Stix products and parts. Nine other companies were also sued in separate lawsuits alleging infringement of one or more of the patents listed above. The Company filed its Answer and Counterclaims on May 1, 2014 and believes the claims are without merit. Other defendants have filed petitions for inter partes reexamination of the 331, 628 and 805 Patents at the U.S. Patent and Trademark Office, which petitions are pending.

F-49

On October 21, 2014, Fontem Ventures B.V. and Fontem Holdings 1 B.V. filed a complaint against the Company in the U.S. District Court for the Central District of California, captioned Fontem Ventures B.V., et al. v. Vapor Corp., No. 14-cv-8155. The complaint alleges infringement of United States Patent No. 8,863,752, entitled “Electronic Cigarette”. The products accused of infringement by plaintiffs are various Krave and Fifty-One products and parts. On January 15, 2015, the Company filed its Answer and Counterclaims. The Company will vigorously defend itself against such allegations.

On December 2, 2014, Fontem Ventures B.V. and Fontem Holdings 1 B.V. filed a complaint against the Company in the U.S. District Court for the Central District of California, captioned Fontem Ventures B.V., et al. v. Vapor Corp., No. 14-cv-09267. The Compliant alleges infringement by plaintiffs are various Krave, Vapor X and Fifty-One products and parts. Fontem amended its compliant on December 16, 2014, to allege infringement of United States Patent No. 8,910,641, entitled “Electronic Cigarette” against the same products. On January 15, 2015, the Company filed its Answer and Counterclaims. The Company will vigorously defend itself against such allegations.

All of the above referenced cases filed by Fontem have been consolidated and are currently scheduled for trail in November 2014. The parties are currently in active fact discovery and claim construction.

Purchase Commitments

At December 31, 2014 and 2013, the Company has vendor deposits of $319,563 and $782,363, respectively, and vendor deposits are included as a component of prepaid expenses and vendor deposits on the consolidated balance sheets included herewith.

Note 12. CONCENTRATION OF CREDIT RISK

At December 31, 2014 accounts receivable balances included concentrations from seven customers that had balances of an amount greater than 10%. The amounts ranged from $27,729 to $177,200. At December 31 2013, accounts receivable balances included a concentration from one customer in the amount of $268,768, which was an amount greater than 10% of the total net accounts receivable balance.

Beginning the first quarter of 2012, the Company began selling electronic cigarettes in the country of Canada exclusively through a Canadian distributor. For the years ended December 31, 2014 and 2013, the Company had sales in excess of 10% to this Canadian distributor of $2,912,525 and $3,847,310, respectively. For the year ended December 31, 2014 one other customer accounted for sales in excess of 10% with sales of $1,536,050. No other customer accounted for sales of 10% for the year ended December 31, 2013.

Note 13. SUBSEQUENT EVENTS

The Company evaluates events that have occurred after the balance sheet date but before the consolidated financial statements are issued. Based upon the evaluation, the Company did not identify any recognized or non-recognized subsequent events that would have required adjustment or disclosure in the consolidated financial statements other disclosed.

The merger closed on March 4, 2015. Prior to the closing of the Merger, Vapor and Vaporin entered into a Securities Purchase Agreement (“Securities Purchase Agreement”) with certain accredited investors providing for the sale of $350,000 of Vaporin’s Convertible Notes (the “Notes”). On January 29, 2015, the Company issued the notes. The Note accrues interest on the outstanding principal at an annual rate of 12%. The principal and accrued interest on the Note is due and payable on January 29, 2016 (the “Maturity Date”) The Note will not be convertible until such time as the Nasdaq Stock Market (“Nasdaq”) approves the listing of the shares to be issued upon conversion of the Note. In no event will the number of shares of the Company’s common stock issuable upon conversion of the Note exceed 19.99% of the Company’s issued and outstanding common stock, regardless of the conversion price.

In connection with the Merger, on March 3, 2015, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain accredited investors providing for the sale of $3,500,960 in shares of the Company’s Common Stock, par value $0.001 per share at a price of $1.02 per share. The Company also issued Warrants to purchasers of the shares to acquire an aggregate of 2,735,132 shares of the Company’s Common Stock with an exercise price of $1.28 per share. The shares and Warrants were issued and sold through an exempt private securities offering to certain accredited investors.

Under the Purchase Agreement, the Company made certain customary representations and warranties to the purchasers concerning the Company and its operations. The Company has also agreed to register the Common Stock and the Warrants for resale pursuant to an effective registration statement which must be filed within 45 days of March 3, 2015 and must be effective by the later of (i) the 90th day following March 3, 2015 (if no SEC review) or (ii) the 120th day following March 3, 2015 (if subject to SEC review). If the Form S-3 Registration Statement is not effective for resales for more than 10 consecutive days or more than 15 days in any 12 month period during the registration period (i.e., the earlier of the date on which the shares have been sold or are eligible for sale under SEC Rule 144 without restriction), we are required to pay the investors (other than our participating officers and directors) liquidated damages in cash equal to 1.5% of the aggregate purchase price paid by the investors for the shares for every 30 days or portion thereof until the default is cured. Such cash payments could be as much as $52,500 for every 30 days.

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PART II—INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth all expenses, other than the underwriting commissions, payable by the registrant in connection with the sale of the common stock being registered. All the amounts shown are estimates except the SEC registration fee and the FINRA filing fee.

Amount to be paid
SEC registration fee		$8,819.50
FINRA filing fee	$	*
NASDAQ listing fees	$	*
Blue sky qualification fees and expenses	$	*
Transfer agent and registrar fees	$	*
Accounting fees and expenses	$	*
Legal fees and expenses	$	*
Printing and engraving expenses	$	*
Miscellaneous	$	*
Total	$	*

* To be supplied by amendment.

Item 14. Indemnification of Directors and Officers

Section 145(a) of the Delaware General Corporation Law (the “DGCL”), which Vapor is subject to, provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. Section 145(b) of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 145(a) and (b) of the DGCL, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

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Any indemnification under Section 145(a) and (b) of the DGCL (unless ordered by a court) shall be made by Vapor only as authorized in the specific case upon a determination that indemnification of the present or director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in Section 145(a) and (b). Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the shareholders. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate. The indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

Section 145 of the DGCL also empowers a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under Section 145.

Article 10 of the Vapor’s Certificate of Incorporation and Article 7 of Vapor’s Bylaws provide that directors, officers, employees and agents shall be indemnified to the fullest extent permitted by the DGCL.

Vapor carries directors and officers liability coverages designed to insure its officers and directors and those of its subsidiaries against certain liabilities incurred by them in the performance of their duties, and also providing for reimbursement in certain cases to Vapor and its subsidiaries for sums paid to directors and officers as indemnification for similar liability. Vapor has entered into Indemnification Agreements with its executive officers and directors providing for advancement of expenses and indemnification to the fullest extent permissible under DGCL.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, Vapor has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

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Item 15. Recent Sales of Unregistered Securities

None

Item 16. Exhibits and Financial Statement Schedules

(a) Exhibits

See the Exhibit Index on the page immediately preceding the exhibits for a list of exhibits filed as part of this registration statement on Form S-1, which Exhibit Index is incorporated herein by reference.

(b) Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

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(4)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 14 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

In accordance with the requirements of the Securities Act of 1933, has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Dania Beach, State of Florida, on June 1, 2015.

Vapor Corp.

By:	/s/ Jeffrey Holman
Jeffrey Holman
Chief Executive Officer

In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jeffrey Holman	Principal Executive Officer and Director	June 1, 2015
Jeffrey Holman

/s/ James Martin	Chief Financial Officer	June 1, 2015
James Martin	(Principal Financial Officer) and Chief Accounting Officer (Principal Accounting Officer)

/s/ Gregory Brauser	Director	June 1, 2015
Gregory Brauser

Director
Angela Courtin

Director
Frank Jaumot

/s/ Daniel MacLachlan	Director	June 1, 2015
Daniel MacLachlan

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EXHIBIT INDEX

Exhibit Number	Description of Exhibit

1.1**	Form of Underwriting Agreement

2.1	Smoke Anywhere USA, Inc. Acquisition Agreement and Plan of Merger dated as of September 1, 2009 (1)

2.2††	Vaporin, Inc. Agreement and Plan of Merger, dated as of December 17, 2014 (19)

3.1	Certificate of Incorporation (3)

3.2	Bylaws (3)

3.3**	Certificate of Designation for Series A Convertible Preferred Stock

4.1	Specimen Common Stock Certificate (3)

4.2**	Form of Series A Warrant to be issued in connection with this Offering

4.3**	Form of Warrant Agent Agreement in connection with this Offering

4.4**	Form of Unit Purchase Option to be issued in connection with this Offering

4.5**	Form of Unit Certificate

5.1**	Opinion Regarding Legality

10.1†	2009 Equity Incentive Plan (2)

10.2	Lease Agreement dated March 21, 2011 - 3001 Griffin Partners, LLC (5)

10.3†	Kevin Frija Employment Agreement, dated February 27, 2012 (6)

10.4†	Harlan Press Employment Agreement, dated February 27, 2012 (6)

10.5†	Christopher Santi Employment Agreement, dated December 12, 2012 (7)

10.6†	Jeffrey Holman Employment Agreement, dated February 19, 2013 (8)

10.7	Spike Marks Inc./Casa Cubana Private Label Production and Supply Agreement (9)

10.8	Form of Warrant, dated as of June 19, 2012 (10)

10.9	Entrepreneur Growth Capital, LLC Invoice Purchase and Sale Agreement made as of August 8, 2013 (11)

10.10†	Form of Letter Amendment to Harlan Press Employment Agreement (11)

10.11	Entrepreneur Growth Capital, LLC Credit Card Receivables Advance Agreement dated as of August 16, 2013 (12)

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10.12	Entrepreneur Growth Capital LLC Secured Promissory Note dated September 23, 2014 (13)

10.13	Purchase Agreement, dated as of October 22, 2013 (4)

10.14	Registration Rights Agreement, dated as of October 29, 2013 (4)

10.15	Form of Warrant issued to Roth Capital Partners, LLC (16)

10.16	Securities Purchase Agreement, dated as of November 14, 2014 (18)

10.18	Form of Convertible Note Due November 14, 2015 (18)

10.19	Form of Warrant, dated as of November 14, 2014 (18)

10.20†	Form of 2009 Equity Incentive Plan Stock Option Agreement (14)

10.21†	Form of Non-Equity Incentive Plan Stock Option Agreement (14)

10.22†	Amendment to 2009 Equity Incentive Plan (15)

10.23	Knight Global Services Consulting Agreement dated as of February 3, 2014 (17)

10.24	Operating Agreement of Emagine the Vape Store, LLC (19)

10.25	Convertible Promissory Note, dated January 29, 2015 (20)

10.26	Securities Purchase Agreement, dated as of January 20, 2015 (21)

10.27	Form of Note, dated as of January 20, 2015 (21)

10.28*†	2015 Equity Incentive Plan

10.29	Securities Purchase Agreement, dated as of March 3, 2015 (22)

10.30	Form of Warrant, dated as of March 3, 2015 (22)

21.1*	Subsidiaries

23.1*	Consent of Marcum LLP

23.2	Consent of Nason, Yeager, Gerson, White & Lioce, P.A. (contained in Exhibit 5.1)

101.INS*	XBRL Instance Document^
101.SCH*	XBRL Taxonomy Extension Schema Document^
101.CAL*	XBRL Taxonomy Extension Calculation Linkbase Document^
101.LAB*	XBRL Taxonomy Extension Label Linkbase Document^
101.PRE*	XBRL Taxonomy Extension Presentation Linkbase Document^
101.DEF*	XBRL Taxonomy Definition Linkbase Document^

* Filed herewith.

** To be filed by amendment.

^ XBRL (Extensible Business Reporting Language) information is furnished and not filed or a part of a registration statement or prospectus for purposes of Sections 11 or 12 of the Securities Act of 193, is deemed not filed for purposes of Section 18 of the Securities Exchange Act of 1934, and otherwise is not subject to liability under these sections.

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† Represents management contract or compensatory plan.

†† A schedule to the agreement has been omitted pursuant to Item 601(b)(2) of Regulation S-K; a copy of the schedule will be furnished supplementary to the SEC upon request.

(1)	Incorporated by reference to the Registrant’s Current Report on Form 8-K dated November 11, 2009, as filed with the Securities and Exchange Commission (“SEC”) on November 13, 2009.

(2)	Incorporated by reference to the Registrant’s Definitive Information Statement on Schedule 14C dated November 24, 2009, as filed with the SEC on December 10, 2009.

(3)	Incorporated by reference to the Registrant’s Current Report on Form 8-K dated December 31, 2013, as filed with the SEC on December 31, 2013.

(4)	Incorporated by reference to the Registrant’s Current Report on Form 8-K dated October 22, 2013, as filed with the SEC on October 23, 2013.

(5)	Incorporated by reference to the Registrant’s Current Report on Form 8-K dated March 21, 2011, as filed with the SEC on April 7, 2011.

(6)	Incorporated by reference to the Registrant’s Current Report on Form 8-K dated February 27, 2012, as filed with the SEC on February 28, 2012.

(7)	Incorporated by reference to the Registrant’s Current Report on Form 8-K dated December 12, 2012, as filed with the SEC on December 13, 2012.

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(8)	Incorporated by reference to the Registrant’s Current Report on Form 8-K dated February 19, 2013, as filed with the SEC on February 26, 2013.

(9)	Incorporated by reference to the Registrant’s Current Report on Form 8-K dated December 6, 2011, as filed with the SEC on April 25, 2012.

(10)	Incorporated by reference to the Registrant’s Current Report on Form 8-K dated June 19, 2012, as filed with the SEC on June 22, 2012.

(11)	Incorporated by reference to the Registrant’s Current Report on Form 8-K dated August 8, 2013, as filed with the SEC on August 13, 2013.

(12)	Incorporated by reference to the Registrant’s Current Report on Form 8-K dated August 16, 2013, as filed with the SEC on August 19, 2013.

(13)	Incorporated by reference to the Registrant’s Current Report on Form 8-K dated August 16, 2013, as filed with the SEC on September 23, 2014.

(14)	Incorporated by reference to the Registrant’s Form S-8 Registration Statement (No. 333-188888), as filed with the SEC on May 28, 2013.

(15)	Incorporated by reference to the Registrant’s Current Report on Form 8-K dated November 20, 2013, as filed with the SEC on November 20, 2013.

(16)	Incorporated by reference to the Registrant’s Form S-1 Registration Statement (No. 333-192391), as filed with the SEC on November 18, 2013 and declared effective on January 27, 2014.
(17)	Incorporated by reference to the Registrant’s Current Report on Form 8-K dated February 3, 2014, as filed with the SEC on February 6, 2014.

(18)	Incorporated by reference to the Registrant’s Current Report on Form 8-K dated November 14, 2014, as filed with the SEC on November 17, 2014

(19)	Incorporated by reference to the Registrant’s Current Report on Form 8-K dated December 17, 2014, as filed with the SEC on December 18, 2014.

(20)	Incorporated by reference to the Registrant’s Current Report on Form 8-K dated January 29, 2015, as filed with the SEC on February 3, 2015.

(21)	Incorporated by reference to the Registrant’s Current Report on Form 8-K dated January 20, 2015, as filed with the SEC on January 26, 2015.

(22)	Incorporated by reference to the Registrant’s Current Report on Form 8-K dated March 3, 2015, as filed with the SEC on March 5, 2015.

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